AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 2014

INVESTMENT COMPANY ACT FILE NO. 811-22941

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-2

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☐
AMENDMENT NO. 1	☒

PMF FUND, L.P.

(Exact name of Registrant as specified in charter)

4265 San Felipe

Suite 800

Houston, Texas 77027

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (713) 993-4675

John A. Blaisdell

PMF Fund, L.P.

4265 San Felipe

Suite 800

Houston, Texas 77027

(Name and address of agent for service)

PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

George J. Zornada

K & L Gates LLP

One Lincoln Street

Boston, Massachusetts 02111

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”). However, securities issued by the Registrant have not been and are not being registered under the Securities Act of 1933, as amended (“Securities Act”). The Registrant intends that such securities will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act and the regulations thereunder. Investments in the Registrant’s securities may be made only by U.S. and foreign investment companies or other investment vehicles that are “accredited investors” within the meaning of Regulation D under the Securities Act or that the Registrant determines are eligible to invest in accordance with Regulation D under the Securities Act. The Registrant may decline to accept any investment in its discretion. This Registration Statement does not by itself constitute an offer to sell, or the solicitation of an offer to buy, any securities of or other interest in the Registrant.

PMF FUND, L.P.

CROSS REFERENCE SHEET

PARTS A AND B

ITEM NUMBER	CAPTION	LOCATION IN PROSPECTUS

1.	Outside Front Cover	Outside Front Cover Page

2.	Inside Front and Outside Back Cover Page	Inside Front and Outside Back Cover Page

3.	Fee Table and Synopsis	Summary; Summary of Fees and Expenses

4.	Financial Highlights	Not Applicable

5.	Plan of Distribution	Not Applicable

6.	Selling Shareholders	Not Applicable

7.	Use of Proceeds	Not Applicable

8.	General Description of the Registrant	Outside Front Cover Page; Investment Objective; Investment Portfolio; Additional Investment Policies; General Risks; Special Risks of the Fund of Funds Structure; Investment Related Risks

9.	Management	Management of the Funds; Investment Management Fee; Administration; Outstanding Securities

10.	Capital Stock, Long-Term Debt, and Other Securities	Capital Accounts and Allocations; Outstanding Securities; Additional Information and Summary of the LP Agreement

11.	Defaults and Arrears on Senior Securities	Not Applicable

12.	Legal Proceedings	Not Applicable

13.	Table of Contents of the Statement of Additional Information (“SAI”)	Not Applicable

14.	Cover Page of SAI	Not Applicable

15.	Table of Contents of SAI	Not Applicable

16.	General Information and History	Investment Objective; Investment Portfolio; Management of the Funds

17.	Investment Objective and Policies	Investment Objective; Investment Portfolio; Additional Investment Portfolios

18.	Management	Management of the Funds; Codes of Ethics

19.	Control Persons and Principal Holders of Securities	Outstanding Securities

20.	Investment Advisory and Other Services	Management of the Funds; Investment Management Fee; Fund Expenses; Administration; Custodian; Accountants and Legal Counsel

21.	Portfolio Managers	Portfolio Manager Compensation; Securities Ownership by Portfolio Managers

22.	Brokerage Allocation and Other Practices	Portfolio Transactions

23.	Tax Status	Certain Tax Considerations

24.	Financial Statements	Financial Statements

PART C

The information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C of the Registration Statement.

PMF FUND, L.P.

PMF TEI FUND, L.P.

PRIVATE PLACEMENT MEMORANDUM

SHARES OF LIMITED PARTNERSHIP INTEREST

February 20, 2014

This private placement memorandum describes two separate funds (each, a “Fund” and collectively the “Funds”): PMF Fund, L.P. (the “PMF Fund”) and PMF TEI Fund, L.P. (the “TEI Fund”). Each Fund is a limited partnership registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.

The PMF Fund invests substantially all of its investable assets into The Endowment PMF Master Fund, L.P., a Delaware limited partnership (the “Master Fund”), which holds investments in a wide range of investment vehicles (“Investment Funds”) managed by third party investment managers (“Investment Managers”). The TEI Fund invests substantially all of its investable assets in PMF TEI (Offshore) Fund, Ltd. (the “Offshore Fund”) a Cayman Islands exempted company limited by shares that has the same investment objective as the TEI Fund. The Offshore Fund in turn invests substantially all of its investable assets in the Master Fund.

Each Fund and the Master Fund at the date of this private placement Memorandum (“Memorandum”) is a wholly-owned subsidiary of The Endowment Master Fund, L.P. (the “Legacy Master Fund”), as described below.

The Funds’ investment objective is to manage a portfolio of Investment Funds and cash to preserve value while prioritizing liquidity to investors over active management, until such time as the Master Fund’s portfolio has been liquidated. The Master Fund will hold assets reflecting an approximately pro rata division of the portfolio of the Legacy Master Fund. The Funds, through investment in the Master Fund, thus will hold a portfolio of Investment Funds managed in a broad range of investment strategies and asset categories. The Funds intend to distribute capital as the Master Fund portfolio liquidates, subject to certain thresholds discussed herein. It is not expected that the Funds will make additional investments other than fulfilling capital commitments to certain Investment Funds, and investments for cash and liquidity management purposes. SEE “GENERAL RISKS,” “RISKS OF THE TEI FUND,” “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE” AND “INVESTMENT RELATED RISKS.”

Each Fund and the Master Fund is governed by its Board of Directors (each individually a “Director” and collectively the “Board”). Endowment Advisers, L.P., a Delaware limited partnership, serves as each Fund’s and the Master Fund’s investment adviser (the “Adviser”).

Investments in the Funds may be made only by “Eligible Investors” as defined herein. See “ELIGIBLE INVESTORS.” Eligible Investors who acquire shares of limited liability interest of a Fund (“Shares”) and are admitted to a Fund will become limited partners in the Fund (“Partners”). In addition, the TEI Fund is designed solely for investment by tax-exempt and tax-deferred investors (“Tax-Exempt Investors”) and investment in the TEI Fund is limited only to Tax-Exempt Investors that are Eligible Investors. The above structure, as discussed further below, should enable Tax-Exempt Investors to invest in the TEI Fund without receiving certain income in a form that would otherwise be taxable to such investors regardless of their tax-exempt or tax-deferred status.

Shares of the PMF Fund and the TEI Fund are generally available only to those participating investors who receive Shares as in-kind repurchase proceeds for their tendered interests in one of the feeder funds to the Legacy Master Fund (collectively, the “Legacy Feeder Funds”). Each Legacy Feeder Fund invests, directly or indirectly, substantially all of its assets in the Legacy Master Fund (collectively with the Legacy Feeder Funds, the “Legacy Funds”). Shares of the Funds will generally not otherwise be offered or sold. No person who is admitted as a Partner has the right to require the Funds to redeem such Partner’s Shares. The Shares are not listed on any securities exchange and it is not anticipated that a secondary market for the Shares will develop. The Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the agreement of limited partnership of each Fund (each, an “LP Agreement”). Shares are not redeemable at a Partner’s option nor are they exchangeable for Shares or shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares. The Shares are appropriate only for those investors who do not require a liquid investment and who are aware of the risks involved in investing in the Funds including the potentially substantial time frame needed for Master Fund liquidation.

This Memorandum applies to the private placement of Shares of each Fund. This Memorandum provides information that you should know about the Funds. You are advised to read this Memorandum carefully and to retain it for future reference. The information in this Memorandum may be changed. If you choose Shares of a Fund, you will become bound by the terms and conditions of the LP Agreement, which shall be in substantially the form attached as Appendix B to this Memorandum.

The Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. The Funds issue Shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Memorandum is not an offer to sell, or a solicitation of an offer to buy, any security to or from the public within the meaning of the Securities Act. This Memorandum is not an offer to sell the Shares and is not soliciting an offer to buy the Shares in any state or jurisdiction where such offer or sale is not permitted. This Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Memorandum is prohibited.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

You should not construe the contents of this Memorandum as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Funds.

You should rely only on the information contained in this Memorandum. The Funds have not authorized anyone to provide you with different information. You should not assume that the information provided by this Memorandum is accurate as of any date other than the date on the front of this Memorandum.

The date of this Memorandum is February 20, 2014.

SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in the Funds. Before investing in a Fund, you should carefully read the more detailed information appearing elsewhere in this Memorandum and the LP Agreement.

THE FUNDS

The Funds are Delaware limited partnerships that are registered under the Investment Company Act as non-diversified closed-end management investment companies. The PMF Fund invests substantially all of its investable assets directly in the Master Fund and the TEI Fund invests substantially all of its investable assets in the Offshore Fund, which in turn invests substantially all of its investable assets in the Master Fund. The Master Fund is organized as a Delaware limited partnership and is registered under the Investment Company Act as a non-diversified closed-end management investment company. The Master Fund currently has other investors that are feeder funds advised by the Adviser (as defined below) or one or more affiliates of the Adviser, and it may have additional investors in the future. The Master Fund has the same investment objective as the Funds, and the Funds and the Master Fund are each managed by Endowment Advisers, L.P. (the “Adviser”), a Delaware limited partnership registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The address of the Funds, the Master Fund and Adviser is 4265 San Felipe, Suite 800, Houston, Texas 77027 and the telephone number at such address is: (800) 725 9456.

For convenience, reference to the TEI Fund may include the Master Fund and the Offshore Fund as the context requires. Reference to the PMF Fund may include the Master Fund as the context requires. Also, the Master Fund’s investments may be referred to as investments with Investment Managers or Investment Funds.

The Offshore Fund is interposed between the TEI Fund and the Master Fund and serves as an intermediate entity so that any unrelated business taxable income (“UBTI”), generated by certain investment activities of the Master Fund and through the Investment Funds, should not be ultimately incurred by a Partner. UBTI therefore should not flow through the Offshore Fund to Partners of the TEI Fund. Eligible Investors therefore should not receive UBTI that would otherwise be taxable income to them despite their tax-deferred or tax-exempt status. Income received by the Offshore Fund, including income from its investment in the Master Fund, will be subject to U.S. withholding or income tax to the extent that any of such income is U.S. source income of a type subject to withholding or is effectively connected to a U.S. trade or business. To the extent that legislative or regulatory changes are made to the taxation regime for tax-deferred or tax-exempt partners regarding UBTI, or to the taxation of widely-held partnerships, there is a risk that the Offshore Fund could no longer be able to fulfill its intended function. See “RISK FACTORS – Legal, Taxation and Regulatory Risks” and “– Special Risks of the TEI Fund” and “CERTAIN TAX CONSIDERATIONS.”

Each Fund and the Master Fund as of the date of this Memorandum is a wholly-owned subsidiary of the Legacy Master Fund. As discussed herein, the Funds will be held by Eligible Investors who participate in the in-kind repurchase of tendered interests of the Legacy Feeder Funds. The Investment Funds may hold a wide variety of investments, including but not limited to, equities, bonds, bank loans, real estate, commodities, warrants, debenture, money market funds, commercial paper, certificates of deposit, governmental obligations (or the obligations of any instrumentality thereof), whether publicly offered or pursuant to private placement, options, futures contracts, forward contracts, swaps (including credit default swaps), and other over-the-counter (“OTC”) derivatives of any kind.

MANAGEMENT

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the general partner of the Funds and the Master Fund (in each case, the “General Partner”) and may in the future serve as general partner of other registered investment companies and/or unregistered investment funds. The General Partner is an affiliate of the Adviser. The General Partner retains all rights, duties and powers to manage the affairs of the Funds that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board or contractually assumed by the Adviser. The General Partner is responsible for, among other things, acting as Tax Matters Partner (as defined below in “CERTAIN TAX CONSIDERATIONS”).

The General Partner, to the fullest extent permitted by applicable law, has irrevocably delegated to the Board its rights and powers to monitor and oversee the business affairs of the Funds, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Funds’ business. Accordingly, the Board has the overall responsibility for the management and supervision of the business operations of the Funds. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Funds, the Adviser or any committee of the Board. The Board exercises the same powers, authority and responsibilities on behalf of the Funds as are customarily exercised by the directors of an investment company organized as a corporation and registered under the Investment Company Act. The Directors, in their capacities as such, are not general partners of, or investment advisers to, the Funds.

Under the supervision of the Board and pursuant to investment management agreements (each an “Investment Management Agreement”), Endowment Advisers, L.P., an investment adviser registered under the Advisers Act, serves as the Funds’ Adviser. The Adviser also serves as investment adviser to the Master Fund pursuant to an investment management agreement.

The Adviser is owned by Salient Partners, L.P. (“Salient” or the “Principal”). Messrs. Lee G. Partridge, Jeremy L. Radcliffe, William K. Enszer, William B. Hunt and William R. Guinn are the members of the Adviser’s Investment Committee (the “Investment Committee”). The Adviser is an affiliate of Salient, a Texas-based investment firm that advises or consults on approximately $19.07 billion in assets as of October 31, 2013. Mr. William K. Enszer is the portfolio manager for each Fund.

See “MANAGEMENT OF THE FUNDS—The Adviser.”

INVESTMENT OBJECTIVE

The Funds’ investment objective is to manage a portfolio of Investment Funds and cash to preserve value while prioritizing liquidity to investors over active management, until such time as the Master Fund’s portfolio has been liquidated.

The Funds’ portfolio will initially reflect an approximately pro rata division of the Legacy Master Fund’s portfolio. The Adviser will manage the Master Fund portfolio primarily in a passive manner whereby the Master Fund will hold to self-liquidation private equity and other similarly illiquid interests in Investment Funds and oversee the liquidation of other Investment Funds that provide for redemption while managing the Master Fund’s cash to ensure the Master Fund’s ability to satisfy outstanding capital commitments relating to such portfolio holdings. The Adviser may also consider secondary sales of hedge fund interests held by the Master Fund to enhance liquidity. Any secondary sale of the Master Fund’s assets prior to the relevant Liquidation Period (as defined below) must be unanimously approved by the Master Fund’s board of directors. Withdrawal requests have been, or will be, submitted to each Investment Fund that permits such requests. It is not expected that the Funds will make additional investments other than fulfilling capital commitments to certain Investment Funds, and investments for cash and liquidity management purposes.

The Funds, indirectly through the Master Fund, will hold interests in various Investment Funds, including private partnerships, limited liability companies, and other investment vehicles, which are managed by a group of Investment Managers previously identified by the Adviser within the Legacy Master Fund. As stated above, the Master Fund’s anticipated portfolio holdings will reflect an approximately pro rata division of the Legacy Master Fund’s portfolio. The Legacy Master Fund’s portfolio holdings as of December 31, 2013 are listed in Appendix A to this Memorandum. The approximately pro rata division of the Legacy Master Fund’s portfolio and transfer of such assets to the Master Fund is referred to in this Memorandum as the “Legacy Master Fund Division.” To the extent that an Investment Fund held by the Legacy Master Fund does not consent to the division and transfer of the Legacy Master Fund’s interest in the Investment Fund but the Legacy Master Fund is nevertheless able to transfer an approximately pro rata division of its portfolio, the Master Fund will receive an amount in cash equal to the net asset value of the relevant portion of the Legacy Master Fund’s interest in any such Investment Fund proposed but unable to be acquired by the Master Fund.

The term “private partnerships,” as used throughout this Memorandum, refers to limited partnerships, limited liability companies or other funds and investment vehicles that are private and issue interests to investors that meet certain suitability standards. In general, these interests are not freely tradable and/or have substantial transfer restrictions and no active trading market, but may have certain rights as to redemption.

There can be no assurance that the investment objectives of the Investment Managers or Investment Funds will be achieved.

LIQUIDATING PORTFOLIO; LIMITATIONS ON LIQUIDITY

Certain asset classes and/or Investment Funds have limitations on liquidity (e.g., private equity, private energy, private real estate and certain other Investment Funds with limitations on the ability of an investor to withdraw capital, such as long lock-up periods). Accordingly, the Investment Funds have limitations on withdrawals, such as quarterly withdrawals with notice provisions or often more limited withdrawal rights or none at all (such as in the case of self-liquidating funds, where the investor typically only receives liquidity as the fund liquidates underlying investments).

The Funds’ portfolio is not subject to any minimum liquidity requirement imposed by regulation. The Funds’ anticipated portfolio, as of the date hereof, will consist primarily of Investment Funds that are largely illiquid. The remaining portion of the Funds’ investment portfolio is invested in liquid assets and Investment Funds that have withdrawal rights more frequent than annually, for example, quarterly, and not more than a one-year lock-up remaining. These percentages will change over time as investments liquidate; however, due to the long-term, illiquid nature of many of the Investment Funds, it is expected that the percentage of such assets will increase over time as the Master Fund receives withdrawal and/or liquidation proceeds from the more liquid investments and as self-liquidating Investment Funds make distributions.

THE SHARES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE AND IT IS NOT ANTICIPATED THAT A SECONDARY MARKET FOR THE SHARES WILL DEVELOP. THE SHARES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE APPROPRIATE FUND’S LIMITED PARTNERSHIP AGREEMENT. THE FUNDS DO NOT ANTICIPATE TO REPURCHASE SHARES FROM INVESTORS EXCEPT IN LIMITED CIRCUMSTANCES, AND SHARES WILL NOT BE REDEEMABLE AT A PARTNER’S OPTION NOR WILL THEY BE EXCHANGEABLE FOR SHARES OR SHARES OF ANY OTHER FUND. AS A RESULT, AN INVESTOR MAY NOT BE ABLE TO SELL OR OTHERWISE LIQUIDATE HIS OR HER SHARES. THE SHARES ARE APPROPRIATE ONLY FOR THOSE INVESTORS WHO DO NOT REQUIRE A LIQUID INVESTMENT AND WHO ARE AWARE OF THE RISKS INVOLVED IN INVESTING IN THE FUNDS. IN ADDITION, THE FUNDS MAY HAVE A LENGTHY EXISTENCE BASED ON THE LIQUIDATION OF THE INVESTMENT FUNDS. SEE “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE – INVESTMENT FUNDS’ SECURITIES ARE GENERALLY ILLIQUID.”

In light of the Funds’ objective and portfolio, the Funds will liquidate over time and have a limited lifespan. It is currently anticipated that after five years following the effective date of the Legacy Master Fund Division, the Master Fund will seek to liquidate any remaining Hedge Fund Assets. Furthermore, after ten years following the effective date of the Legacy Master Fund Division, the Master Fund will enter a formal dissolution process and will seek to liquidate all remaining assets (the period beginning five years after the effective date of the Legacy Master Fund Division with respect to Hedge Fund Assets, and the period beginning ten years after the effective date of the Legacy Master Fund Division with respect to all other assets, each a “Liquidation Period”). It is expected that the Master Fund will terminate upon the complete liquidation of the its investment portfolio or as otherwise terminated under the terms of the LP Agreement.

RISK FACTORS

An investment in the Funds involves certain risks and special considerations. Listed below are summaries of several of such risks and considerations.

•	Investment Funds may be illiquid. The Master Fund may make withdrawals from certain Investment Funds only at certain specified times, which may affect the ability to make distributions to Partners. In the case of long-term illiquid assets, the Master Fund may not be permitted to make withdrawals at all, and instead must wait until the investment liquidates in the ordinary course. It is anticipated that the Master Fund will have significant holdings in long-term, illiquid assets, and the Master Fund may be unable to liquidate such holdings for extended periods of time. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Investment Funds’ Securities Are Generally Illiquid.”

•	Shares are not listed for trading on any national securities exchange, are subject to substantial restrictions on transfer, and have limited liquidity. Due to the illiquid nature of the Funds’ portfolio and the objective of the Funds to liquidate their holdings, the Adviser does not anticipate recommending to the Board that the Funds conduct regular repurchase offers. See “Repurchases of Shares” below and “GENERAL RISKS—Shares Not Listed; Repurchases of Shares.”

•	The performance of the Funds depends upon the success of the Investment Managers in managing the assets of the Investment Funds. See “GENERAL RISKS—Dependence on the Investment Managers.”

•

Certain governance standards of the Master Fund and provisions of the Master Fund’s limited partnership agreement may only be changed by Minimum Limited Partner Approval (as defined below). To the extent that a feeder fund’s investment in the Master Fund is sufficiently large so as to satisfy Minimum Limited Partner Approval, such a feeder fund would have the ability effectively to veto actions requiring a vote or unilaterally determine the outcome of a Master Fund vote. To the extent that the such a large feeder fund’s interests conflict with those of the Fund or Partners, the feeder fund’s ability to determine the outcome of certain Master Fund votes may adversely affect the Fund and Partners. The Master Fund may have other investors (including other feeder funds) in addition to the Funds. Because each feeder fund has its own feeder-specific expenses, and other conditions, one feeder fund could offer access to the Master Fund on more attractive terms, or could experience better performance, than another feeder fund. See “GENERAL RISKS—Master/Feeder Structure.”

•	The Master Fund may agree to indemnify certain of the Investment Funds and the Investment Managers and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions relating to the offer or sale of Interests. To obtain consents, the Legacy Master Fund and the Master Fund may be required to agree to jointly and severally indemnify Investment Funds and Investment Managers in connection with the division of the Legacy Master Fund’s portfolio or any related transfers of Investment Fund interests to the Master Fund, which could expose the Master Fund, and thus the Fund, to additional liabilities. The Legacy Master Fund may bear expenses of transfers imposed by Investment Funds, including fees and expenses of counsel to the Investment Funds, as well as accounting fees and expenses that the Investment Funds may incur in the future in connection with the Investment Fund’s compliance with any U.S. federal tax requirements or elections as a result of the transfers. To the extent the Legacy Master Fund does not or is unable to pay such expenses, the Master Fund may be liable for such expenses. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Indemnification of Investment Funds and Investment Managers.”

•	After five years following the effective date of the Legacy Master Fund Division, the Master Fund will seek to liquidate any remaining Hedge Fund Assets (as defined herein). After ten years following the effective date of the Legacy Master Fund Division, the Master Fund will enter a formal dissolution process and will seek to liquidate all remaining assets. Such liquidation of Investment Funds will require the sale of such assets on a secondary basis. Any such secondary sales of assets would likely be at a discount to the net asset value of the relevant Investment Fund interests, which would reduce the amounts realized by the Master Fund and distributed to investors. See “GENERAL RISKS—Portfolio Liquidation Risk.”

•	Certain Investment Funds may use investment strategies and techniques that involve greater risks than the strategies typically used by open-end registered investment companies (i.e., mutual funds). Although Investment Funds invest in equity and debt securities, certain of them may invest in and trade equity-related instruments, debt-related instruments, currencies, financial futures, swap agreements, and other types of instruments. In addition, the Investment Funds may sell securities short and use a wide range of other investment techniques, including leverage and derivative instruments used for both hedging and non-hedging purposes. The use of such instruments and techniques may be an integral part of an Investment Fund’s investment strategy, and may increase the risk to which the Funds’ portfolios are subject. See “INVESTMENT RELATED RISKS.”

•	The Investment Managers, on behalf of Investment Funds, may consider it appropriate, subject to applicable regulations, to utilize forward and futures contracts, options, swaps, other derivative instruments, short sales, margin and other forms of leverage in their investment programs. Such investment techniques can substantially increase the adverse impact of investment risks to which the Funds’ investment portfolio may be subject. See “INVESTMENT RELATED RISKS—Leverage” and “Risks Associated with Derivative Instruments.”

•	Certain of the Investment Funds may invest in private securities for which there is no readily available market and that are generally illiquid. In addition, certain of these investments carry a high degree of risk. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Investment Funds’ Securities are Generally Illiquid.”

•	The Investment Funds may invest a substantial portion of their assets in securities of non-U.S. issuers and the governments of non-U.S. countries. These investments involve special risks not usually associated with investing in securities of U.S. companies or the U.S. government, including, but not limited to, political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments. See “INVESTMENT RELATED RISKS—Non-U.S. Investments” and “Investment in Emerging Markets.”

•	Certain of the Investment Funds may have limited operating histories. See “GENERAL RISKS—Limited Operating History of Certain Investments Funds and/or Investment Strategies.”

•	Legal, tax and regulatory changes may occur which may materially adversely affect the Funds. See “GENERAL RISKS—Legal, Tax and Regulatory Risks” and “CERTAIN TAX CONSIDERATIONS.”

Additionally, there are certain tax risks associated with an investment in the Funds, including without limitation with respect to tax positions taken by and tax estimates made by the Funds and the Investment Funds held by the Master Fund, as well as the potential for legislative or regulatory change that could impact the Funds. There can be no assurance that positions taken or estimates made by the Funds or the Investment Funds will be accepted by tax authorities. See “CERTAIN TAX CONSIDERATIONS.”

•	Certain Investment Funds may purchase and sell futures contracts and options on futures contracts. Last year, the Commodity Futures Trading Commission (“CFTC”) amended certain regulations governing commodity pools that could require the Funds to be deemed commodity pools under the Commodity Exchange Act (“CEA”) and to be subject to additional regulatory and compliance burdens. However, the Adviser has claimed no-action relief from CFTC registration available to funds-of-funds with respect to its operation of the Funds. As a result of such claim, the Adviser will not be required to act as a registered CPO with respect to the Funds until six months after the CFTC issues new guidance with respect to the CFTC registration obligations of CPOs of funds-of-funds. Such new guidance may dictate the appropriate course of action for the Funds with respect to their CFTC compliance obligations. Changes in the Funds’ CFTC compliance obligations, when determined, may increase costs for the Funds. Such regulatory aspects, when determined, may increase costs for the Funds. See “GENERAL RISKS—Uncertain Commodities Regulation.”

•	Investment Managers charge the Master Fund asset-based fees, and most are also entitled to receive performance-based fees or allocations. Such fees and performance-based compensation are in addition to the fees charged to the Master Fund and the Funds by the Adviser. Moreover, an investor in a Fund bears a proportionate share of the expenses of the Master Fund, the Fund, in the case of the TEI Fund, the Offshore Fund and, indirectly, similar expenses of the Investment Funds. Investors could avoid the additional level of fees and expenses at the Master Fund and Fund level by investing directly with the Investment Funds, although access to many Investment Funds may be limited or unavailable. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Multiple Levels of Fees and Expenses.”

•	Performance-based allocations may create incentives for Investment Managers to make risky investments, and may be payable by the Master Fund to an Investment Manager based on an Investment Fund’s positive returns even if the Master Fund’s overall returns are negative. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Multiple Levels of Fees and Expenses.”

•	Investment Funds generally are not registered as investment companies under the Investment Company Act and, therefore, the Master Fund as an investor in Investment Funds does not have the benefit of the protections afforded by the Investment Company Act. Investment Managers may not be registered as investment advisers under the Advisers Act, in which case the Master Fund as an investor in Investment Funds managed by such Investment Managers will not have the benefit of certain of the protections afforded by the Advisers Act. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Investment Funds Generally Not Registered.”

•	Pursuant to Board approval, to the extent the Master Fund holds non-voting interests of, or contractually has foregone the right to vote its interests in, an Investment Fund, it will not be able to vote on matters that require the approval of the investors of the Investment Fund, including matters that could adversely affect the Master Fund’s investment in such Investment Fund. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Inability to Vote.”

•

The valuation of the Master Fund’s investments in Investment Funds is ordinarily calculated by Citi Fund Services, Inc., the Funds’ independent administrator (the “Independent Administrator”) in consultation with the Adviser. The Board has formed a valuation committee (the “Board Valuation Committee”) that is responsible for overseeing the Master Fund’s valuation policies, making recommendations to the Board on valuation-related matters, and overseeing implementation by the Adviser’s Valuation Committee (as defined below) of the Master Fund’s valuation policies that the Board of the Master Fund has approved for purposes of determining the value of securities held by the Master Fund, including the fair value of the Master Fund’s investments in Investment Funds. The Board has also authorized the establishment of a valuation committee of the Adviser (the “Adviser’s Valuation Committee”). The Adviser’s Valuation Committee’s function, subject to the oversight of the Board Valuation Committee and the Board, is generally to review the Investment Funds’ valuation methodologies, valuation determinations, and any information provided to the Adviser’s Valuation Committee by the Adviser or the Independent Administrator. The Master Fund’s investments are ordinarily based upon valuations provided to it by the Investment Managers of such Investment Funds or, in many cases, the administrators of those Investment Funds. Certain securities in which the Investment Funds invest may not

v

have a readily ascertainable market price and are fair valued by the Investment Managers and/or their administrators. An Investment Manager may face a conflict of interest in valuing such securities since their values affect the Investment Manager’s compensation. The Adviser’s Valuation Committee reviews the valuation procedures used by each Investment Manager and monitors the returns provided by the Investment Funds, including performing ongoing due diligence. However, none of the Adviser’s Valuation Committee, the Adviser, the Independent Administrator, the Board or the Board Valuation Committee is able to confirm or review the accuracy of valuations provided by Investment Managers or their administrators. Inaccurate valuations provided by Investment Funds could materially adversely affect the value of Shares. Illiquid investments may be harder to value, potentially increasing risks regarding valuation. “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Valuation of Investments in Investment Funds,” and “CALCULATION OF NET ASSET VALUE; VALUATION.”

•	For cash management purposes, the Master Fund may invest in money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Adviser deems appropriate under the circumstances. Money market instruments are short-term fixed income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit, bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements. Such instruments may be adversely affected by market and economic events, such as a sharp rise in prevailing short-term interest rates; adverse developments in the banking industry, which issues or guarantees many money market securities; adverse economic, political or other developments affecting domestic issuers of money market securities; changes in the credit quality of issuers; and default by a counterparty. See “INVESTMENT RELATED RISKS—Money Market and Other Liquid Investments.”

•	Although the Funds will not use investment leverage, the Master Fund may borrow money (currently limited, as a fundamental policy, to 5% of net asset value (“NAV”) determined as of the time of borrowing and after taking into account such borrowings and the use of proceeds therefrom) (i) for cash management purposes in order to manage timing issues relating to capital calls, returns of capital and self-liquidations, (ii) to pay operating expenses and (iii) for certain other operational purposes. Each Fund also may borrow to the extent permitted by its fundamental policy on borrowing, although such borrowings are not anticipated. In addition, certain Investment Funds may utilize leverage in their investment programs. The utilization of leverage could increase the volatility of the Master Fund’s investments. In addition, certain of the Investment Funds may buy and sell securities on margin and otherwise utilize leverage, further increasing the volatility of the Master Fund’s investments. Use of leverage by the Investment Funds can substantially increase the adverse impact of risks to which an investment in the Funds may be subject. See “GENERAL RISKS—Ability to Borrow” and “INVESTMENT RELATED RISKS—Leverage.”

No guarantee or representation is made that the investment program of the Funds or any Investment Fund will be successful, that the various Investment Funds selected will produce positive returns or that the Funds will achieve their investment objective.

A more detailed discussion of the risks associated with an investment in the Funds can be found under “GENERAL RISKS,” “RISKS OF THE TEI FUND,” “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE,” and “INVESTMENT RELATED RISKS.”

RISKS IN RELATION TO THE TEI FUND AND THE OFFSHORE FUND

The Offshore Fund is not registered under the Investment Company Act, and is not subject to the investor protections offered by that Act. The TEI Fund, by investing in the Offshore Fund, does not have the protections offered to investors in registered investment companies. The TEI Fund, however, controls the Offshore Fund, making it unlikely that the Offshore Fund will take action contrary to the interests of investors in the TEI Fund.

There are certain tax risk factors associated with an investment in the TEI Fund. There can be no assurance that the positions of the TEI Fund relating to the tax consequences of its investment transactions will be accepted by the tax authorities. In addition, the regulatory environment for leveraged investors, Tax-Exempt Investors and for hedge funds generally is evolving. To the extent that legislative or regulatory changes are made to the taxation regime for tax-deferred or tax-exempt partners regarding UBTI, or to the taxation of widely-held partnerships, there is a risk that the Offshore Fund could no longer be able to fulfill its intended function. In such circumstances, the Board would be required to assess what steps to take, including potentially eliminating the Offshore Fund. To the extent that changes occur in the direct or indirect regulation of leveraged investors, Tax-Exempt Investors or hedge funds, including tax regulation applicable thereto, there may be material adverse effects on the ability of the TEI Fund to pursue its investment objective or strategies which could force the TEI Fund to change, or even cease, its operations. Under recent legislation, known as FATCA, beginning in 2014 a 30% U.S. withholding tax may apply to “withholdable payments” made to the Offshore Fund unless the Offshore Fund registers with the IRS and collects and provides to the IRS or the Cayman Tax Information Authority annually substantial information regarding shares owned by “specified United States persons” or “United States owned foreign entities.” The term “withholdable payment” includes any payment of interest, dividends, and the gross proceeds of a disposition of stock (including a liquidating distribution from a corporation) or debt instruments, in each case with respect to any U.S. investment. The withholding tax is scheduled to begin in 2014 with respect to U.S.-source income and in 2017 with respect to U.S.-source investment sale proceeds. Under recently adopted regulations, the Offshore Fund will need to register with the IRS by April 25, 2014 to insure that it will be identified as FATCA-compliant in sufficient time to allow the Offshore Fund to avoid such withholding on its U.S.-source income beginning on July 1, 2014. The Offshore Fund intends to register with the IRS. See “CERTAIN TAX CONSIDERATIONS – The TEI Fund” In view of the risks noted above, an investment in both Funds is suitable only for investors who can bear the risks associated with limited liquidity of the Shares and should be viewed as a long-term investment.

BORROWING BY THE FUNDS AND THE MASTER FUND

The Master Fund and, although not anticipated, the Funds and the Offshore Fund, may borrow money for cash management purposes, to pay operating expenses including, without limitation, investment management fees, or to meet capital calls of Investment Funds, including but not limited to investments in private equity, real estate, natural resources and energy; provided, however, that, as a fundamental policy, the Master Fund may not borrow more than 5% of its NAV (determined as of the time of investment and after taking into account such borrowings and the use of proceeds therefrom). The Master Fund from time to time may have a line of credit under which the Master Fund may borrow money for the purposes described above. To any extent that the Master Fund may utilize such line of credit, there can be no assurance that such line of credit would continue to be available in the future and the loss by the Master Fund of any such line of credit could create adverse consequences.

FUND ADMINISTRATION

The Adviser also acts as servicing agent to the Funds (“Servicing Agent”), whereby it provides or procures certain investor servicing and administrative assistance. Investor servicing entails the provision of personal, continuing services to investors in the Funds. The Servicing Agent may, in turn, retain certain parties to act as sub-servicing agents to assist with investor servicing and administrative assistance. The Funds compensate the Servicing Agent for providing or procuring these services and, when the Servicing Agent employs sub-servicing agents, the Servicing Agent compensates such sub-servicing agents out of its own resources.

Citi Fund Services, Inc. serves as the Independent Administrator of the Funds, the Offshore Fund, and the Master Fund. The Master Fund compensates the Independent Administrator for providing administrative services. See “ADMINISTRATION.”

FEES AND EXPENSES

Each Fund bears its own operating expenses, and a pro rata portion of the operating expenses of the Master Fund and, in the case of the TEI Fund, the Offshore Fund. A more detailed discussion of the Funds’ expenses can be found under “FUND EXPENSES.” As required by the Master Fund’s limited partnership agreement, the Adviser has contractually agreed to waive and/or reimburse the Master Fund for its management fees and other expenses to the extent necessary to limit the total annualized expenses (excluding fees and expenses directly charged by Investment Funds and Investment Managers, borrowing and other trading and execution costs and fees, taxes, litigation and indemnification expenses, judgments and other extraordinary expenses not incurred in the ordinary course of the Master Fund’s business) of the Master Fund to 1.25% of the net asset value of the Master Fund (the “Master Fund Expense Limitation Agreement”). The Master Fund Expense Limitation Agreement will be applied on an annualized basis such that total expenses incurred by the Master Fund through the end of any fiscal quarter are limited to the pro-rated portion of 1.25% based on the relevant quarter end during the fiscal year (e.g. as of September 30, the limitation would be 3/4 of 1.25%).

Investment Management Fee.

The Master Fund pays the Adviser an investment management fee out of its average month-end net assets, accrued monthly and payable monthly in arrears equal to 0.70% (on an annualized basis) for the six quarters following the date of the Legacy Master Fund Division (as defined herein) and 0.40% (on an annualized basis) for periods thereafter until the period ending ten years after the date of the Legacy Master Fund Division, when the Adviser will no longer receive an investment management fee. In addition, following the period ending five years after the date of the Legacy Master Fund Division, no fee will be charged on Hedge Fund Assets (as defined below), with any such Hedge Fund Assets remaining at that time being excluded from the calculation of net assets for purposes of determining the management fee (the “Investment Management Fee”). “Hedge Fund Assets” include Investment Funds held by the Master Fund that are designated as Hedge Fund Assets in the Master Fund’s limited partnership agreement. So long as each Fund invests all of its investable assets in the Master Fund (directly or through the Offshore Fund), the Funds do not directly pay the Adviser an investment management fee. See “INVESTMENT MANAGEMENT FEE.”

Servicing and Administration Fees.

In consideration for investor services and administrative assistance, each Fund pays Endowment Advisers, L.P., as Servicing Agent, a quarterly servicing fee (“Servicing Fee”) based on its average month-end net assets over the course of the applicable quarter, payable quarterly in arrears equal to 0.50% (on an annualized basis) for the six quarters following the date of the Legacy Master Fund Division (as defined herein) and 0.40% (on an annualized basis) for periods thereafter until the period ending ten years after the date of the Legacy Master Fund Division, when the Servicing Agent will no longer receive a Servicing Fee. The Servicing Agent may engage one or more sub-servicing agents (each, a “Sub- Servicing Agent”) to provide some or all of the services. Compensation to any Sub-Servicing Agent is paid by the Servicing Agent. The Adviser or its affiliates also may pay a fee out of their own resources to Sub-Servicing Agents.

In consideration for administrative services, the Master Fund pays the Independent Administrator a monthly administration fee (the “Administration Fee”) based on the month-end net assets of the Master Fund. The Administration Fee is determined, on an annualized basis, on a base rate of a percentage of the Master Fund’s month-end net assets for the first $2 billion of net assets. In addition, the Independent Administrator charges fees for legal, transfer agency, compliance, and certain other services. See “ADMINISTRATION.”

ALLOCATION OF PROFIT AND LOSS

The net profits or net losses of the Funds (including, without limitation, net realized gain or loss and the net change in unrealized appreciation or depreciation of investments) are credited to or debited against the capital accounts represented by Shares held by the Partners at the end of each accounting period (as defined in “CAPITAL ACCOUNTS AND ALLOCATIONS”) in accordance with their respective share ownership as of the start of such period. See “CAPITAL ACCOUNTS AND ALLOCATIONS.”

DISTRIBUTIONS

Beginning with the second quarter of 2014, as a fundamental policy, the Master Fund anticipates making a quarterly distribution pro rata to all investors in an amount equal to the Master Fund’s excess cash, which is the amount of cash on hand over and above Required Cash and cash required to repay any outstanding borrowings (“Excess Cash”). “Required Cash” is defined as the amount determined by the Adviser, with oversight by the Board, to be necessary or prudent for operational and regulatory purposes, including to meet capital commitments to certain Investment Funds and/or other compliance purposes. Required Cash is expected to generally be no more than 5% of the Master Fund’s NAV but may exceed such an amount in certain circumstances. Quarterly distributions will generally be made subject to the Master Fund having a minimum of $10 million of Excess Cash as of the end of a calendar quarter, otherwise, such Excess Cash will generally be distributed in the subsequent quarter or quarters where the aggregate of Excess Cash from such subsequent quarter(s) and prior quarters exceeds $10 million. The Master Fund will also make intra-quarter distributions if the Master Fund has Excess Cash of $25 million or more as of the 45th day after the end of any quarter. The Funds will distribute to Partners, subject to the above discussion, all distributions received from the Master Fund except as necessary to fund operating expenses. The Funds may make in-kind distributions of portfolio securities to Partners, although such distributions are unlikely in the judgment of the Adviser.

CONFLICTS OF INTEREST

The investment activities of the Adviser, the Investment Managers, and their respective affiliates (including the Principals), and their directors, trustees, managers, members, partners, officers, and employees (collectively, the “Related Parties”), for their own accounts and other accounts they manage, may give rise to conflicts of interest that potentially could disadvantage each Fund and its Partners. The Adviser and other Related Parties are involved with a broad spectrum of financial services and asset management activities, and may, for example, engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Funds or the Partners. The trading activities of the Adviser’s affiliates are carried out without references to positions held directly or indirectly by the Funds. In addition and more significantly, the Related Parties may be involved with other investment programs, investment partnerships or separate accounts that use Investment Managers or Investment Funds that are a part of the Master Fund’s portfolio. The Master Fund’s and the Funds’ operations may give rise to other conflicts of interest that could disadvantage the Funds and the Partners. See “CONFLICTS OF INTEREST” AND “CONFLICTS OF INTEREST RELATING TO THE INVESTMENT MANAGERS.”

ELIGIBLE INVESTORS

Shares are generally only available to participating Legacy Feeder Fund investors that have tendered their Legacy Feeder Fund interests for repurchase in-kind. Each prospective investor is required to complete the correct subscription agreement signature pages (“Subscription Agreement Signature Pages”) to the Funds’ subscription agreement, and satisfy the investor eligibility standards set forth therein in order to be permitted to invest in that Fund. The Subscription Agreement Signature Pages and the Funds’ subscription agreement are referred to collectively as the “Subscription Agreement,” a form of which is set forth in Appendix B to this Memorandum. The qualifications required to invest in each Fund will appear in the Subscription Agreement. See “ELIGIBLE INVESTORS.”

An investment in either Fund involves risks and it is possible that an investor may lose some of its investment. In addition, an investment in the Funds is not liquid and investors should provide for adequate liquidity outside of their investment in the Funds to meet their foreseeable liquidity needs. Before making an investment decision, an investor and/or its adviser should (i) consider the suitability of this investment with respect to its investment objectives and personal situation and (ii) consider factors such as its personal net worth, income, age, risk tolerance, and liquidity needs. See “RISK FACTORS.” Short-term investors and investors who cannot bear the loss of some of their investment and/or the risks associated with a lack of liquidity should not invest in the Funds.

Generally, the Subscription Agreement requires that an investor certify that it is an “accredited investor” for purposes of Regulation D under the Securities Act. In addition, Shares are being offered only to investors that are U.S. persons for U.S. federal income tax purposes. Investors who meet the qualifications set forth in the Subscription Agreement are referred to in this Memorandum as “Eligible Investors.” Only certain categories of Eligible Investors may be able to invest in a particular Fund. See “ELIGIBLE INVESTORS.”

REPURCHASES OF SHARES

No Partner has the right to require a Fund to redeem its Shares (or any portion thereof) in the Funds. The Funds do not anticipate offering to repurchase Shares on a regular basis. Repurchase offers may be made at such times and on such terms as may be determined by the Board from time to time in its sole discretion. The Funds may also entertain offers by third-parties to purchase Master Fund interests, potentially below net asset value, and under such circumstances may conduct a corresponding offer to repurchase Fund Shares, potentially at a discount to the net asset value of the Shares. There is no guarantee that the Funds will conduct any repurchase offers in the future.

In the event of an offer to repurchase, the Funds may elect to repurchase less than the full amount that a Partner requests to be repurchased. If a repurchase offer is oversubscribed and not amended to increase the offer, the Funds will repurchase only a pro rata portion of the amount tendered by each Partner. In determining whether the Funds should offer to repurchase Shares from Partners, the Board may consider, among other things, the terms of any proposed third-party agreement aimed at providing liquidity, the recommendation of the Adviser as well as a variety of other operational, business, legal and economic factors.

The Board may under certain circumstances elect to postpone, suspend or terminate any offer to repurchase Shares. See “REPURCHASES OF SHARES.”

TRANSFER RESTRICTIONS

A Partner may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) its Shares only (1) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Partner; or (2) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). Unless counsel to the Funds confirms that the transfer will not cause a Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of Shares unless the transfer is: (1) one in which the tax basis of the Shares in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Partner (e.g., certain transfers to affiliates, gifts and contributions to family entities); (2) to members of the transferring Partner’s immediate family (siblings, spouse, parents or children); or (3) a distribution from a qualified retirement plan or an individual retirement account. In connection with any request to transfer Shares, the Funds may require the Partner requesting the transfer to obtain, at the Partner’s expense, an opinion of counsel selected by the Funds as to such matters as the Funds may reasonably request. Each transferring Partner and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the relevant Fund in connection with the transfer. See “TRANSFERS OF SHARES.”

TAXES

The Funds believe that they are treated as partnerships for U.S. federal income tax purposes, and, as a result, each Partner is required to include in income its allocable share of the relevant Fund’s taxable income each year, regardless of whether such Fund makes a distribution to such Partner in such year. In addition, for a variety of reasons, a Partner’s allocation of taxable income of a Fund in any year may be more or less than the amount of net profits or net losses allocated to the Partner’s capital account for that year.

For a discussion of certain tax risks and considerations relating to an investment in the Funds, see “CERTAIN TAX CONSIDERATIONS.”

Investors should consult their own tax advisers with respect to the specific federal, state, local, U.S. and non-U.S. tax consequences of the purchase and ownership of Shares of a Fund and/or the filing requirements, if any, associated with the purchase and ownership of Shares of a Fund.

ERISA PLANS AND OTHER TAX-EXEMPT ENTITIES

Prospective investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts and Keogh Plans, may purchase Shares of the Funds. The Funds’ assets should not be considered to be “plan assets” for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules or similar provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or the “Code”).

PMF Fund

Because many of the Investment Funds incur debt in connection with the purchase of securities, futures and other investments, the PMF Fund may generate income that is taxable to tax-exempt Partners as unrelated business taxable income (“UBTI”). In addition, a tax-exempt Partner will likely recognize UBTI if it incurs indebtedness to finance its investment in the PMF Fund, and it is possible that certain investments by the PMF Fund could result in UBTI, even if such investments are not debt financed. Due to these considerations, an investment in the PMF Fund is not appropriate for certain types of tax-exempt entities, including charitable remainder trusts. See “CERTAIN TAX CONSIDERATIONS.”

An investment in the PMF Fund by tax-exempt entities may not be appropriate. Trustees or administrators of such entities are urged to review carefully the matters discussed in this Memorandum and to consult with their tax advisers prior to making an investment in the PMF Fund. See “ERISA CONSIDERATIONS.”

TEI Fund

The TEI Fund, because of its structure, should not pass UBTI on to its investors and is designed as an investment for Tax-Exempt Investors that are Eligible Investors. See “CERTAIN TAX CONSIDERATIONS.” Trustees or administrators of tax-exempt entities are urged to review carefully the matters discussed in this Memorandum and to consult with their tax advisers prior to making an investment in the TEI Fund. See “ERISA CONSIDERATIONS.”

TERM

In light of the Funds’ objective and portfolio, the Funds will liquidate over time and have a limited lifespan. It is currently anticipated that after five years following the effective date of the Legacy Master Fund Division, the Master Fund will seek to liquidate any remaining Hedge Fund Assets. Furthermore, after ten years following the effective date of the Legacy Master Fund Division, the Master Fund will enter a formal dissolution process and will seek to liquidate all remaining assets. It is expected that the Funds will terminate upon the complete liquidation of the Master Fund’s investment portfolio or as otherwise terminated under the terms of the LP Agreement. See “ADDITIONAL INFORMATION AND SUMMARY OF THE LP AGREEMENT—Term, Dissolution and Liquidation.”

REPORTS TO PARTNERS

The Funds intend to send the Partners annual tax information necessary for completion of U.S. federal, state and local tax returns. The Funds intend to furnish to Partners such information as soon as practicable after receipt of the necessary information from the Investment Funds. However, such annual tax information will be provided by the Funds after April 15 of each year and, accordingly, Partners will need to file for extensions for the completion of their tax returns.

The Funds anticipate sending Partners an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made. Partners also may be sent additional reports regarding the Funds’ operations each quarter, at the discretion of the Adviser. See “REPORTS TO PARTNERS.”

The Funds also anticipate sending quarterly statements reporting the net asset value of Partners’ Shares.

In the event that the Investment Company Act or the SEC in the future requires more frequent reporting, the Funds will comply with such additional reporting requirements.

x

FISCAL YEAR

For accounting purposes, each Fund’s fiscal year is the period ending on December 31. Each Fund’s taxable year is the period ending December 31.

SUMMARY OF FUND EXPENSES

PMF Fund

The following table illustrates the approximate expenses and fees that Partners in the PMF Fund are expected to bear directly or indirectly. The information below and specifically the Acquired Fund Fees and Expenses (as described below in footnote 2) are a required disclosure for investment companies that are registered under the Investment Company Act. Since the Master Fund and the Funds are registered under such act, they are required to include these disclosures in their Memorandum. Unregistered funds that may resemble the Master Fund in that they invest in underlying funds also incur expenses from the underlying funds in which they invest. However, unlike the Master Fund, these unregistered funds of funds are not required to disclose Acquired Fund Fees and Expense information to investors because they are not registered under the Investment Company Act.

PARTNER TRANSACTION EXPENSES
Maximum Placement Fee (as a percentage of purchase amount)	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)	None
ANNUAL EXPENSES (as a percentage of average net assets)
Management Fees (1)	0.70%
Other Expenses (2)	1.30%
Acquired Fund Fees and Expenses (3)	5.87%
TOTAL ANNUAL EXPENSES	7.87%

(1)	As a contractual matter, so long as the PMF Fund invests all of its investable assets in the Master Fund, the PMF Fund does not directly pay the Adviser an investment management fee. However, as reflected in the preceding line item in the Fee Table, the PMF Fund’s Partners bear an indirect share of the Master Fund’s annualized investment management fee of 0.70% (on an annualized basis) for the six quarters following the date of the Legacy Master Fund Division (as defined herein) and 0.40% (on an annualized basis) for periods thereafter until the period ending ten years after the date of the Legacy Master Fund Division, when the Adviser will no longer receive an investment management fee. In addition, following the period ending five years after the date of the Legacy Master Fund Division, no fee will be charged on Hedge Fund Assets (as defined below), with any such Hedge Fund Assets remaining at that time being excluded from the calculation of net assets for purposes of determining the management fee. If the PMF Fund invested directly, it would pay the Adviser the same investment management fee directly.
(2)	Other Expenses are based on estimated PMF Fund assets of $493,852,954 and anticipated expenses for the first year of the PMF Fund’s operations, the Servicing Fee of 0.50% on an annualized basis out of the Fund’s assets, the PMF Fund’s direct operating expenses (including professional fees, transfer agency fees and other operating expenses) and the PMF Fund’s pro rata share of the operating expenses borne directly at the Master Fund level (these expenses include administration fees, custodial fees, professional fees, interest expense (if any) and other operating expenses). Other costs may be allocated amongst the Master Fund, the PMF Fund and the TEI Fund. As discussed above, the PMF Fund pays a Servicing Fee based on its average month-end net assets over the course of the applicable quarter, payable quarterly in arrears equal to 0.50% (on an annualized basis) for the six quarters following the date of the Legacy Master Fund Division (as defined herein) and 0.40% (on an annualized basis) for periods thereafter until the period ending ten years after the date of the Legacy Master Fund Division, when the Servicing Agent will no longer receive a Servicing Fee. The Adviser or its affiliates also may pay a fee out of their own resources to sub-servicing agents.
(3)

The Acquired Fund Fees and Expenses include the PMF Fund’s share of operating expenses and performance-based incentive fees of the underlying Investment Funds. The Acquired Fund Fees and Expenses are based on assumptions as to the specific Investment Funds to be held by the PMF Fund. The costs incurred at the underlying Investment Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses. In addition the underlying Investment Funds also incur trading expenses, which may include interest and dividend expenses, which are the byproduct of leveraging or hedging activities employed by the Investment Managers in order to seek to enhance or preserve the Investment Funds’ returns. Of the approximately 5.87% representing costs incurred at the underlying Investment Fund level, such costs consists of approximately 1.64% in management fees, approximately 3.07% in other expenses (trading, etc.) and approximately 1.16% in incentive fee allocations.

The Acquired Fund Fees and Expenses were calculated in good faith by the Adviser. There are several components that go into the calculation and for some Investment Funds, complete, updated information was not available. Generally the calculation is based on responses received from the underlying Investment Funds, the most recent shareholder reports, the most recent investor communication (which in some cases may be the Investment Funds offering documents) or other materials/communications from/with the underlying Investment Funds. The fees and expenses disclosed above are based on historic earnings of the Investment Funds, which may (and which should be expected to) change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. In addition, the Investment Funds to be held by the Master Fund will change as liquidations occur, which further impacts the calculation of the Acquired Fund Fees and Expenses. Generally, fees payable to Investment Managers of the Investment Funds will range from 1% to 2.5% (annualized) of the average NAV of the Master Fund’s investment in such Investment Funds. In addition, certain Investment Managers charge an incentive allocation or fee generally ranging from 15% to 20% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain Investment Managers. The expenses charged by the underlying Investment Funds are not paid to the Fund or the Adviser and represent the costs incurred to invest in the underlying Investment Funds.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Partners bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see “INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “FUND EXPENSES,” “REPURCHASES OF SHARES,” and “PURCHASING SHARES.”

The following example is intended to help you compare the cost of investing in the PMF Fund with the cost of investing in other funds. The assumed 5% annual return, which is required by the SEC, is not a prediction of, and does not represent, the projected or actual performance of the PMF Fund.

Example

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$78	$226	$366	$682

The example is based on the anticipated fees and expenses incurred by the PMF Fund, including the Acquired Fund Fees and Expenses, as set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The rate of return of the PMF Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the investment advisory fee paid by the PMF Fund.

TEI Fund

The following table illustrates the approximate expenses and fees that Partners in the TEI Fund are expected to bear directly or indirectly. The information below and specifically the Acquired Fund Fees and Expenses (as described below in footnote 2) are a required disclosure for investment companies that are registered under the Investment Company Act. Since the Master Fund and the Funds are registered under such Act, they are required to include these disclosures in their Memorandum. Unregistered funds that may resemble the Master Fund in that they invest in underlying funds also incur expenses from the underlying funds in which they invest. However, unlike the Master Fund, these unregistered funds of funds are not required to disclose Acquired Fund Fees and Expense information to investors because they are not registered under the Investment Company Act.

PARTNER TRANSACTION EXPENSES
Maximum Placement Fee (as a percentage of purchase amount)	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)	None
ANNUAL EXPENSES (as a percentage of average net assets)
Management Fees (1)	0.70%
Other Expenses (2)	1.30%
TOTAL ANNUAL FUND OPERATING EXPENSES	2.00%
Acquired Fund Fees and Expenses (3)	5.87%
TOTAL ANNUAL EXPENSES	7.87%

(1)	As a contractual matter, so long as the TEI Fund invests all of its investable assets in the Offshore Fund, which in turn invests all of its investable assets in the Master Fund, the TEI Fund does not directly pay the Adviser an investment management fee. However, as reflected in the preceding line item in the Fee Table, the TEI Fund’s Partners bear an indirect share of the Master Fund’s annualized investment management fee of 0.70% (on an annualized basis) for the six quarters following the date of the Legacy Master Fund Division (as defined herein) and 0.40% (on an annualized basis) for periods thereafter until the period ending ten years after the date of the Legacy Master Fund Division, when the Adviser will no longer receive an investment management fee. In addition, following the period ending five years after the date of the Legacy Master Fund Division, no fee will be charged on Hedge Fund Assets (as defined herein), with any such Hedge Fund Assets remaining at that time being excluded from the calculation of net assets for purposes of determining the management fee. If the TEI Fund invested directly, it would pay the Adviser the same investment management fee directly.
(2)	Other Expenses are based on estimated TEI Fund assets of $497,114,265 and anticipated expenses for the first year of the TEI Fund’s operations, the Servicing Fee of 0.50% on an annualized basis out of the TEI Fund’s assets, the TEI Fund’s direct operating expenses (including professional fees, transfer agency fees and other operating expenses) and the TEI Fund’s pro rata share of the operating expenses borne directly at the Offshore Fund level and at the Master Fund level (these expenses include administration fees, custodial fees, professional fees, interest expense (if any), withholding tax and other operating expenses). Other costs may be allocated amongst the Master Fund, the PMF Fund and the TEI Fund. As discussed above, the TEI Fund pays a Servicing Fee based on its average month-end net assets over the course of the applicable quarter, payable quarterly in arrears equal to 0.50% (on an annualized basis) for the six quarters following the date of the Legacy Master Fund Division (as defined herein) and 0.40% (on an annualized basis) for periods thereafter until the period ending ten years after the date of the Legacy Master Fund Division, when the Servicing Agent will no longer receive a Servicing Fee. Any compensation to a sub-servicing agent is paid by the Servicing Agent. The Adviser or its affiliates also may pay a fee out of their own resources to sub-servicing agents.

(3)	The Acquired Fund Fees and Expenses include the TEI Fund’s share of operating expenses and performance-based incentive fees of the underlying Investment Funds. The Acquired Fund Fees and Expenses are based on assumptions as to the specific Investment Funds to be held by the TEI Fund. The costs incurred at the underlying Investment Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses. In addition the underlying Investment Funds also incur trading expenses, which may include interest and dividend expenses, which are the byproduct of leveraging or hedging activities employed by the Investment Managers in order to seek to enhance or preserve the Investment Funds’ returns. Of the approximately 5.87% representing costs incurred at the underlying Investment Fund level, such costs consists of approximately 1.64% in management fees, approximately 3.07% in other expenses (trading, etc.) and approximately 1.16% in incentive fee allocations.

The Acquired Fund Fees and Expenses were calculated in good faith by the Adviser. There are several components that go into the calculation and for some Investment Funds, complete, updated information was not available. Generally the calculation is based on responses received from the underlying Investment Funds, the most recent shareholder reports, the most recent investor communication (which in some cases may be the Investment Funds offering documents) or other materials/communications from/with the underlying Investment Funds. The fees and expenses disclosed above are based on historic earnings of the Investment Funds, which may (and which should be expected to) change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. In addition, the Investment Funds to be held by the Master Fund will change as liquidations occurs, which further impacts the calculation of the Acquired Fund Fees and Expenses. Generally, fees payable to Investment Managers of the Investment Funds will range from 1% to 2.25% (annualized) of the average NAV of the Master Fund’s investment in such Investment Funds. In addition, certain Investment Managers charge an incentive allocation or fee generally ranging from 15% to 25% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain Investment Managers. The expenses charged by the underlying Investment Funds are not paid to the Fund or the Adviser and represent the costs incurred to invest in the underlying Investment Funds.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Partners bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see “INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “FUND EXPENSES,” and “REPURCHASES OF SHARES.”

The following example is intended to help you compare the cost of investing in the TEI Fund with the cost of investing in other funds. The assumed 5% annual return, which is required by the SEC, is not a prediction of, and does not represent, the projected or actual performance of the TEI Fund.

Example

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$78	$226	$366	$683

The example is based on the anticipated fees and expenses incurred by the TEI Fund, including the Acquired Fund Fees and Expenses, as set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The rate of return of the TEI Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the investment advisory fee paid by the TEI Fund.

INVESTMENT OBJECTIVE

The Funds’ investment objective is to manage a portfolio of Investment Funds and cash to preserve value while prioritizing liquidity to investors over active management, until such time as the Master Fund’s portfolio has been liquidated.

Both Funds invest substantially all of their investable assets in the securities of the Master Fund (via the Offshore Fund in the case of the TEI Fund), through which the Funds pursue their investment objective. Although substantially all of the Funds’ investments are made through the Master Fund, this Memorandum generally refers to the Funds’ investments as if they were made directly by the Funds, in order to make the Funds’ and Master Fund’s investment programs easier to understand. Accordingly, references in this Memorandum to the Funds’ investment activities actually describe the Master Fund’s investment activities, unless the context requires otherwise.

The Funds’ portfolio will initially reflect an approximately pro rata division of the Legacy Master Fund’s portfolio. The Adviser will manage the Master Fund portfolio primarily in a passive manner whereby the Master Fund will hold to self-liquidation private equity and other similarly illiquid interests in Investment Funds and oversee the liquidation of other Investment Funds that provide for redemption while managing the Master Fund’s cash to ensure the Master Fund’s ability to satisfy outstanding capital commitments relating to such portfolio holdings. The Adviser may also consider secondary sales of hedge fund interests held by the Master Fund to enhance liquidity. Any secondary sale of the Master Fund’s assets prior to the relevant Liquidation Period (as defined below) must be unanimously approved by the Master Fund’s board of directors. Withdrawal requests have been, or will be, submitted to each Investment Fund that permits such requests. It is not expected that the Funds will make additional investments other than fulfilling capital commitments to certain Investment Funds, and investments for cash and liquidity management purposes.

The Master Fund’s investment objective is fundamental and may not be changed by the Board without the approval of the limited partners of the Master Fund. Except as otherwise stated in this Memorandum or the LP Agreement, the investment policies, strategies and restrictions of the Funds are not fundamental and may be changed by the Board without the approval of the Partners.

INVESTMENT PORTFOLIO

The Funds’ investment portfolio will initially reflect an approximately pro rata division of the Legacy Master Fund’s portfolio. The Legacy Master Fund’s portfolio holdings as of December 31, 2013 are listed in Appendix A to this Memorandum. To the extent that an Investment Fund held by the Legacy Master Fund does not consent to the division and transfer of the Legacy Master Fund’s interest in the Investment Fund but the Legacy Master Fund is nevertheless able to transfer an approximately pro rata division of its portfolio, the Master Fund will receive an amount in cash equal to the net asset value of the relevant portion of the Legacy Master Fund’s interest in any such Investment Fund proposed but unable to be acquired by the Master Fund.

BORROWING BY THE FUNDS AND THE MASTER FUND

Although the Funds will not use investment leverage, the Master Fund and, although not anticipated, the Funds and the Offshore Fund, may borrow money for cash management purposes, to pay operating expenses, including, without limitation, investment management fees or to meet capital calls of Investment Funds, including but not limited to investments in private equity, real estate, natural resources and energy; provided, however, that, as a fundamental policy, the Master Fund may not borrow more than 5% of its NAV (determined as of the time of investment and after taking into account such borrowings and the use of proceeds therefrom). The Master Fund from time to time may have a line of credit under which the Master Fund may borrow money for the purposes described above. To any extent that the Master Fund may utilize such line of credit, there can be no assurance that such line of credit would continue to be available in the future and the loss by the Master Fund of any such line of credit could create adverse consequences.

Under the Investment Company Act, each of the Funds and the Master Fund are not permitted to borrow for any purposes if, immediately after such borrowing, such Fund would have an asset coverage ratio (as defined in the Investment Company Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock. The Investment Company Act also provides that each of the Funds and the Master Fund may not declare distributions, or purchase its Shares (including through repurchase offers) if, immediately after doing so, it will have an asset coverage ratio of less than 300% or 200%, as applicable. Under the Investment Company Act, certain short-term borrowings (such as for the purpose of meeting repurchases, for bridge financing of investments in Investment Funds or for cash management purposes) if (i) repaid within 60 days, (ii) not extended or renewed, and (iii) which are not in excess of 5% of the total assets of a Fund are not considered the use of investment leverage. Borrowing requirements generally do not apply to Investment Funds that are not registered under the Investment Company Act.

To the extent permitted by the Funds’ and the Master Fund’s fundamental policy on borrowing (described below) and the Investment Company Act, the Board may modify the Funds’ borrowing policies. The rights of any lenders to the Funds or the Master Fund to receive payments of interest or repayments of principal may be senior to those of the Partners, and the terms of any borrowings may contain provisions that limit certain activities of the Funds or the Master Fund.

ADDITIONAL INVESTMENT POLICIES

Applicability of Investment Company Act Limitations

For purposes of determining compliance with the Funds’ investment restrictions and certain investment limitations under the Investment Company Act, including for example, the Funds’ leverage limitations, the Funds do not “look through” Investment Funds in which the Funds invest, except for (i) Investment Funds managed or distributed by the Funds’ investment manager or placement agent, respectively, or their affiliates, and (ii) any subsidiary vehicles established to pursue the Funds’ investment program. Investment Funds are not subject to the Funds’ investment restrictions and, unless registered under the Investment Company Act, are generally not subject to any investment limitations under the Investment Company Act or the Internal Revenue Code.

Futures Transactions

Certain Investment Funds’ use of derivatives that are subject to regulation by the CFTC and National Futures Association (“NFA”) could cause the Funds to be deemed a commodity pool or the Adviser a commodity pool operator (“CPO”), which would require the Funds and the Adviser to comply with certain rules which could result in additional costs to the Funds. Although the Funds are not expected to use futures investments ordinarily, pursuant to regulations and/or published positions of the SEC, the Funds may be required to segregate cash or liquid securities in connection with any futures transactions. Certain Investment Funds, may purchase and sell futures contracts and options on futures contracts. Last year, the CFTC amended certain regulations governing commodity pools that could require the Funds to be deemed commodity pools under the CEA and to be subject to additional regulatory and compliance burdens. However, the Adviser has claimed no-action relief from CFTC registration available to funds-of-funds with respect to its operation of the Funds. As a result of such claim, the Adviser will not be required to act as a registered CPO with respect to the Funds until six months after the CFTC issues new guidance with respect to the CFTC registration obligations of CPOs of funds-of-funds. Such new guidance may dictate the appropriate course of action for the Funds with respect to their CFTC compliance obligations. Changes in the Funds’ CFTC compliance obligations, when determined, may increase costs for the Funds.

Fundamental Policies

The Funds’ fundamental policies listed below may not be changed without an affirmative vote of a majority of the Funds’ voting securities, which means the lesser of: (i) 67% of the Shares (by value) present at a meeting at which holders of more than 50% of the Shares (by value) are present in person or by proxy; or (ii) more than 50% of the Shares (by value). The Master Fund has also adopted each of the fundamental policies listed below; such policies cannot be changed without the approval of (A) both of (i) a majority (as such majority vote is defined in the following sentence) of the outstanding voting securities of the Master Fund, and (ii) Minimum Limited Partner Approval; and (B) as required by the Master Fund’s limited partnership agreement with respect to certain of the fundamental policies, the unanimous approval of the board of directors of the Master Fund. No other policy is a fundamental policy of the Funds Within the limits of the Funds’ and Master Fund’s fundamental policies, each of the Funds’ and the Master Fund’s management has reserved freedom of action. To the extent permitted by the Investment Company Act, the rules and regulations thereunder, or interpretations, orders, or other guidance provided by the SEC or its staff, each of the Funds and the Master Fund may:

1)	Borrow money or issue any senior security, to the extent permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time for purposes of cash management or to pay operating expenses, including, without limitation, investment management fees or to meet capital calls of Investment Funds, including but not limited to investments in private equity, real estate, natural resources and energy; provided however, that in no event shall the Master Fund be entitled to borrow money in an amount greater than 5% of its NAV (determined as of the time of borrowing and after taking into account such borrowings and the use of proceeds therefrom).

2)	Not invest 25% or more of the value of its total assets in the securities of issuers in any single industry or group of industries, except that securities issued by the U.S. Government, its agencies or instrumentalities and repurchase agreements collateralized by securities issued by the U.S. Government, its agencies or instrumentalities may be purchased without limitation, and each of the Funds and the Master Fund may invest substantially all of its investable assets in one or more registered investment companies. For purposes of this investment restriction, the Investment Funds are not considered part of any industry or group of industries. Each of the Funds and the Master Fund may invest in Investment Funds that may concentrate their assets in one or more industries. None of the Funds will invest 25% or more of the value of its total assets in Investment Funds that focus on investing in any single industry or group of related industries.

3)	Not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

4)	Not purchase real estate, nor sell real estate except insofar as such transaction is made through a vehicle whereby the risk of loss is not greater than the investment therein, although it may sell securities secured by real estate or interests therein, or securities issued by companies which invest in real estate or interests therein.

5)	Not make loans.

6)	Not make a purchase of physical commodities and commodity contracts; nor make a direct sale of physical commodities and commodity contracts, except (a) insofar as such transaction is made through a vehicle whereby the risk of loss is not greater than the investment therein, and (b) it may sell physical commodities if acquired as a result of ownership or other instruments. The Master Fund will not consider stock index, currency and other financial futures contracts, swaps, or hybrid instruments to be commodities for purposes of this investment policy.

As an additional fundamental policy, each Fund may pursue its investment program through one or more subsidiary vehicles and the establishment of such vehicles and the Funds’ utilization thereof is wholly within the discretion of the Board.

In addition, the Master Fund has adopted the following fundamental investment policies, which may only be changed with the approval of (A) both of (i) a majority (as such majority vote is defined above) of the outstanding voting securities of the Master Fund, and (ii) Minimum Limit Partner Approval (as defined below); and (B) as required by the Master Fund’s limited partnership agreement with respect to certain of the fundamental policies, the unanimous approval of the Master Fund’s board of directors:

1) the Master Fund’s investment objective is to manage a portfolio of Investment Funds and cash to preserve value while prioritizing liquidity to investors over active management, until such time as the Master Fund’s portfolio has been liquidated;

2) the Master Fund will not make additional investments other than fulfilling capital commitments to certain Investment Funds, and investments for cash and liquidity management purposes; and

3) beginning in the second quarter 2014, the Master Fund will pay a quarterly distribution in an amount equal to the amount of the Master Fund’s Excess Cash (as defined below), but only to the extent that Excess Cash as of the end of such quarter exceeds $10 million; provided however, that upon dissolution of the Master Fund as set forth in the Master Fund’s limited partnership agreement, Excess Cash will distributed on a quarterly basis without regard to any minimum Excess Cash threshold amount.

“Minimum Limited Partner Approval” requires the affirmative vote of the partners of the Master Fund holding the greater of (i) (A) 100% of the outstanding Master Fund interests less (B) the Repurchase Participation Percentage (as defined in the Master Fund’s limited partnership agreement) minus 1%, or (ii) a majority of all outstanding Master Fund interests. However, in the event that the aggregate dollar amount of the feeder fund interests repurchased as of the date of the Legacy Master Fund Division represents less than 20% of the net asset value of the Legacy Master Fund immediately prior to the Legacy Master Fund Division, “Minimum Limited Partner Approval” means the affirmative vote of the Limited Partners holding a majority of all outstanding Master Fund interests.

The Master Fund’s “Excess Cash” is the amount of cash on hand over and above Required Cash and cash required to repay any outstanding borrowings. “Required Cash” is defined as the amount determined by the Adviser, with oversight by the Board, to be necessary or prudent for operational and regulatory purposes, including to meet capital commitments to certain Investment Funds and/or other compliance purposes. Required Cash is expected to generally be no more than 5% of the Master Fund’s NAV but may exceed such an amount in certain circumstances. Quarterly distributions will generally be made subject to the Master Fund having a minimum of $10 million of Excess Cash as of the end of a calendar quarter, otherwise, such Excess Cash will be distributed in the subsequent quarter or quarters where the aggregate of Excess Cash from such subsequent quarter(s) and prior quarters exceeds $10 million. The Master Fund will also make intra-quarter distributions if the Master Fund has Excess Cash of $25 million or more as of the 45th day after the end of any quarter.

With respect to these policies and other policies and investment restrictions described in this Memorandum (except the Funds’ and the Master Fund’s fundamental policies on borrowings and the issuance of senior securities), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from liquidation of other positions or, a change in the values of investments or the value of the Funds’ or the Master Fund’s total assets, unless otherwise stated, will not constitute a violation of such policy or restriction. The Funds’ and the Master Fund’s investment policies and restrictions do not apply to the activities and transactions of Investment Funds in which assets of the Master Fund are invested, but will apply to investments made by the Funds and the Master Fund directly (or any account consisting solely of the Funds’ or the Master Fund’s assets). The Investment Funds may have different or contrary investment policies.

GENERAL RISKS

The Master Fund’s investment program entails certain risks to which the Funds are subject through their investment in the Master Fund. As the Funds liquidate, there can be no assurance that the investment objective of the Funds or the Master Fund will produce positive returns or those of the Investments Funds in which the Funds invest will be achieved or that their investment programs will be successful. Because the Funds invest substantially all of their investable assets in the Master Fund (in the case of the TEI Fund, via the Offshore Fund), the risks associated with an investment in the Funds are substantially the same as the risks associated with an investment in the Master Fund. Certain risks associated with an investment in the Funds are set forth below.

Master/Feeder Structure

Certain governance standards of the Master Fund and provisions of the Master Fund’s limited partnership agreement may only be changed by Minimum Limited Partner Approval (as defined below). To the extent that a feeder fund’s investment in the Master Fund is sufficiently large so as to satisfy Minimum Limited Partner Approval, such a feeder fund would have the ability effectively to veto actions requiring a vote or unilaterally determine the outcome of a Master Fund vote. To the extent that the such a large feeder fund’s interests conflict with those of the Fund or Partners, the feeder fund’s ability to determine the outcome of certain Master Fund votes may adversely affect the Fund and Partners. The Master Fund may have other investors (including other feeder funds) in addition to the Funds. Because each feeder fund has its own feeder-specific expenses, and other conditions, one feeder fund could offer access to the Master Fund on more attractive terms, or could experience better performance, than another feeder fund.

Portfolio Liquidation Risk

After five years following the effective date of the Legacy Master Fund Division, the Master Fund will seek to liquidate any remaining Hedge Fund Assets (as defined herein). After ten years following the effective date of the Legacy Master Fund Division, the Master Fund will enter a formal dissolution process and will seek to liquidate all remaining assets. Such liquidation of Investment Funds will require the sale of such assets on a secondary basis. Any such secondary sales of assets would likely be at a discount to the net asset value of the relevant Investment Fund interests, which would reduce the amounts realized by the Master Fund and distributed to investors.

Declining Assets Risk

As the Funds liquidate, the asset value of each Fund will decline. All other things being equal, each fund’s expense ratios may increase as costs are spread over a smaller asset base.

Closed-End Fund; Limited Liquidity

The Funds are non-diversified, closed-end management investment companies designed primarily for long-term investors, and are not intended to be trading vehicles. You should not invest in the Funds if you need a liquid investment. The Funds will over time hold substantially all their assets in illiquid investments. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities, while a closed-end fund, such as the Funds, may invest all or substantially all of its assets in illiquid investments (as is the Funds’ investment practice).

An investment in the Funds provides limited liquidity since the Shares are not freely transferable and Partners may not cause the Funds to redeem their Shares. As described below, the Funds do not anticipate routinely offering to repurchase Shares from the Partners. While the Funds liquidate, the Funds may offer to repurchase Shares in certain circumstances, and may offer to repurchase Shares at less than the current net asset value of the Shares. In the event the Funds do offer to repurchase Shares, distributions of proceeds upon the repurchase of a Partner’s Shares may be subject to restrictions imposed upon withdrawals under the terms of the Investment Funds or, in the event that the Funds and/or the Adviser has engaged one or more sub-advisers, restrictions imposed by investment advisory agreements pursuant to which the Funds’ assets are invested. An investment in the Funds is suitable only for certain sophisticated investors that do not need liquidity.

If the Funds conduct repurchase offers, and if a significant number of Partners sought to have their Shares repurchased at the same time, the illiquidity that results from the Master Fund’s significant investment in long-term investments, which ordinarily cannot be liquidated without significant discount, if at all, may prevent the Master Fund from repurchasing more than a specified amount of Shares.

Payment for repurchased Shares of the Funds may require the Master Fund to liquidate its investments in Investment Funds earlier than the Adviser would otherwise liquidate these holdings in due course, potentially resulting in losses. In addition, to the extent that the Funds ever were to repurchase significant amounts of Shares, the illiquidity of the remaining portfolio would increase, a factor that the Board would consider when determining the amount of Shares to repurchase. The Adviser intends to take measures (subject to such policies as may be established by the Investment Committee) to attempt to avoid or minimize potential losses resulting from the repurchase of Shares. The Funds intend to distribute capital as the Master Fund portfolio liquidates, subject to certain thresholds, as described in this Memorandum.

Shares Not Listed; Repurchases of Shares

The Funds do not intend to list their Shares for trading on any national securities exchange. There is no secondary trading market for the Shares, and none is expected to develop. The Shares are, therefore, not readily marketable. Because the Funds are closed-end investment companies, their Shares are not redeemable at the option of Partners and they are not exchangeable for interests of any other fund. Although the Board may, in its sole discretion, cause the Funds to offer to repurchase outstanding Shares, including possibly at less than NAV, the Shares are considerably less liquid than shares of funds that trade on a stock exchange, or shares of open-end registered investment companies.

If the Funds conduct repurchase offers, there will be a substantial period of time between the date as of which Partners must accept the Funds’ offer to repurchase their Shares and the date they can expect to receive payment for their Shares from the Funds. Partners whose Shares are accepted for repurchase bear the risk that the Funds’ NAV may fluctuate significantly between the time that they accept the Funds’ offer to repurchase their Shares and the date as of which such Shares are valued for purposes of such repurchase. Partners will have to decide whether to accept the Funds’ offer to repurchase their Shares without the benefit of having current information regarding the value of Shares on a date proximate to the date on which Shares are valued by the Funds for purposes of effecting such repurchases. See “REPURCHASES OF SHARES.”

Further, repurchases of Shares, if any, may be suspended, postponed or terminated by the Board under certain circumstances. See “REPURCHASES OF SHARES—Periodic Repurchases.” An investment in the Funds is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares and the underlying investments of the Funds. Also, because the Shares are not listed on any securities exchange, the Funds are not required, and do not intend, to hold annual meetings of their Partners.

Non-Diversified Status

The Funds are “non-diversified” investment companies. Thus, there are no percentage limitations imposed by the Investment Company Act on the percentage of the Funds’ assets that may be invested in the securities of any one issuer. Although the Adviser followed a general policy of seeking to diversify the Legacy Master Fund’s capital among multiple Investment Funds, as the Funds liquidate one or more Investment Funds may represent a relatively large percentage of the Funds’ assets. As a consequence of a large position in a particular Investment Fund, losses suffered by such an Investment Fund could result in a higher reduction in the Funds’ capital than if such capital had been more proportionately allocated among a larger number of Investment Funds.

Limited Operating History of Certain Investment Funds and/or Investment Strategies

Certain of the Investment Funds may have limited operating histories, and certain investment strategies, such as quantitative and/or model-based strategies, pursued by Investment Funds may have limited histories.

Ability to Borrow

Although the Master Fund will not utilize borrowings for leverage purposes, to the extent the Master Fund became unable to borrow, or lost its line of credit, such inability to borrow could adversely impact the Master Fund’s operations to the extent the Master Fund needed to access borrowed funds. Investment Funds may utilize leverage in their investment programs. The utilization of leverage will increase the volatility of the Master Fund’s investments. The use of leverage by the Master Fund or the Investment Funds can substantially increase the adverse impact of risks to which an investment in the Funds may be subject. The level of interest rates generally, and the rates at which the Master Fund and the Investment Funds can borrow in particular, can affect the operating results of the Funds. In addition, although not direct borrowing, use of futures contracts, forward contracts, swaps and certain other Instruments has the economic effect of financial leverage based on inherent, or implicit, leverage in such instruments. See “Investment Related Risks—Leverage” for discussion of leverage risks related to such investments.

Dependence on the Investment Managers

The Master Fund is dependent upon the ability of the Investment Managers to develop and implement strategies that achieve their investment objectives. Partners have no right or power to participate in the management or control of the Funds, the Master Fund or the Investment Funds, and will not have an opportunity to evaluate the specific investments made by the Investment Funds or the Investment Managers, or the terms of any such investments.

Governmental, Legal, Tax and Regulatory Risks

The global financial markets continue to be subject to pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis with little or no notice, with the consequence that some market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions has been suddenly and/or substantially eliminated or otherwise negatively implicated. Given the complexities of the global financial markets and the limited time frame within which governments have been able to take action, these interventions have sometimes been unclear in scope and application, resulting in confusion and uncertainty, which in itself has been materially detrimental to the efficient functioning of such markets as well as previously successful investment strategies.

Legal, tax and regulatory changes could occur that may materially adversely affect the Funds. For example, the regulatory and tax environment for Investment Funds and for derivative instruments in which Investment Managers may participate is changing rapidly, and changes in the regulation or taxation of derivative instruments may materially adversely affect the value of derivative instruments held by the Investment Funds or the Funds and the ability of the Investment Managers or the Adviser to pursue their trading strategies. Similarly, the regulatory environment for leveraged investors and for hedge funds generally is changing rapidly, and changes in the direct or indirect regulation of leveraged investors or hedge funds, including tax regulation applicable thereto, may materially adversely affect the ability of the Funds to pursue investment objectives or strategies. In particular, Congress has enacted sweeping legislation regarding the operations of banks, private fund managers and other financial institutions. Congress also has held hearings regarding taxation policy as it relates to leveraged investors, tax-exempt investors and hedge funds, and the SEC has engaged in a general investigation of hedge funds, which has resulted in increased regulatory oversight and other legislation and regulation relating to hedge fund managers, hedge funds and funds of hedge funds. Due to events in the markets over the past several years, and recent legislation, additional regulatory change may be more likely than not and should be expected to occur.

It is impossible to predict with certainty what additional interim or permanent governmental restrictions may be imposed on the markets and/or the effect of such restrictions on the Adviser’s ability to fulfill the Funds’ investment objective. Legislation or regulation, which could be substantial and is unpredictable, could pose additional risks and result in material adverse consequences to the Investment Funds or the Funds and/or limit potential investment strategies that would have otherwise been used by the Investment Managers or the Funds in order to seek to obtain higher returns. The Adviser believes that there is a high likelihood of significantly increased regulation of the global financial markets, and that such increased regulation could be materially detrimental to the performance of the Funds. Certain tax risks associated with an investment in the Funds are discussed in “CERTAIN TAX CONSIDERATIONS.”

Uncertain Impact of Legislation and Follow-On Regulation

The financial services industry generally, and the activities of private investment funds and their managers in particular, have been subject to intense and increasing regulatory scrutiny. Such scrutiny may increase the Funds’, the Master Fund’s, the Adviser’s, the Investment Managers’ or the Investment Funds’ exposure to potential liabilities and to legal, compliance and other related costs. Increased regulatory oversight also can impose administrative burdens on the Investment Manager, including, without limitation, responding to investigations and implementing new policies and procedures. Such burdens may divert the Investment Manager’s time, attention and resources from portfolio management activities. In addition, it is anticipated that, in the normal course of business, the Investment Manager’s officers will have contact with governmental authorities, and/or be subjected to responding to questionnaires or examinations. The Funds and/or the Investment Funds also may be subject to regulatory inquiries concerning its positions and trading.

On July 21, 2010, the President signed into law major financial services reform legislation in the form of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, grants regulatory authorities, such as the CFTC and SEC, broad rulemaking authority to implement various provisions of the Dodd-Frank Act, including comprehensive regulation of the over-the-counter derivatives and swaps markets. It is unclear how these regulators will exercise these revised and expanded powers and whether they will undertake rulemaking, supervisory or enforcement actions that would adversely affect the Funds’ or investments made by the Funds’ and the Master Fund. Possible regulatory actions taken under these revised and expanded powers may include actions related to financial consumer protection, proprietary trading and derivatives. There can be no assurance that future regulatory actions authorized by the Dodd-Frank Act will not significantly impact investments and/or operations of the Funds. The implementation of the Dodd-Frank Act could adversely affect the Funds by increasing transaction and/or regulatory compliance costs. In addition, greater regulatory scrutiny may increase the Funds’ and the Investment Manager’s exposure to potential liabilities. Increased regulatory oversight can also impose administrative burdens on the Funds and the Investment Funds, including, without limitation, responding to examinations or investigations and implementing new policies and procedures.

Uncertain Commodities Regulation

Certain actions by the CFTC relating both to registered investment company (including amendment of CFTC Rule 4.5 and accompanying “harmony” rules for investment companies, and guidance for fund-of-funds specifically) and Investment Fund investment in, and exposure to investment in, commodities and other derivatives may have uncertain but negative impacts on investment companies and Investment Funds, including increased operating costs and substantive restrictions. It is not possible to determine the ultimate impact at the current time.

Diverse Investors may Result in Conflicts of Shares between Taxable Investors and Tax-Exempt Investors

Investors in the Funds and other investment vehicles that invest in the Master Fund, taken collectively, include taxable and tax-exempt U.S. investors and non-U.S. investors. As a result, conflicts of interest may arise in connection with decisions made by the Adviser that may be more beneficial for one type of investor than for another type of investor. The Adviser may make any such determinations in its sole discretion, including whether and to what extent to take into account the tax considerations applicable to one or more investors in making decisions for the Master Fund. To the extent any such tax considerations are taken into account, a particular Fund may incur additional costs or expenses, potentially including additional tax or other risks that otherwise would not have occurred, and may structure or dispose of investments in a manner that is less beneficial for other investors, than might otherwise have been the case. Certain tax risks associated with an investment in the Funds are discussed in “CERTAIN TAX CONSIDERATIONS.”

Provision of Tax Information to Members; Tax Preparation Expenses

The Funds furnish to Partners as soon as practicable after the end of each taxable year such information as is necessary for them to complete federal and state tax or information returns along with any tax information required by law. This information in certain cases will likely include estimates. It is not likely that the Master Fund will receive tax information from Investment Funds in a sufficiently timely manner to enable the Funds to prepare their respective information returns in time for Partners to file their returns without requesting an extension of the time to file from the Internal Revenue Service (the “IRS” or the “Service”) or state taxing agencies. Accordingly, investors in the Funds will be required to obtain extensions of time to file their tax returns. The use of estimates or the lack of timely information from Investment Funds could result in material variances in the tax estimates provided by a Fund or may result in the Fund later amending its information returns, requiring the Partners to also amend their returns and report additional income or deductions not previously reported and pay federal and state income tax at applicable rates (together with applicable penalties and interest, if any, related to estimates or amended returns).

In addition, the Funds will not be in a position to independently verify the accuracy of tax information provided by the Investment Funds. In the event the IRS or state taxing agencies challenge tax positions taken by the Investment Funds or by the Funds, Partners of the Funds could be adversely affected. In particular, Partners in the Funds could be required to amend prior tax returns and include additional amounts of income not previously reported, and pay federal and/or state income tax at applicable rates (together with applicable penalties and interest, if any) if the tax information that Investment Funds provide to the Funds or positions taken by the Investment Funds or the Funds are determined to be materially inaccurate or otherwise change as a result of a successful challenge by the IRS or state taxing agencies.

Because the Funds expect to be treated as partnerships for federal income tax purposes, the Funds expect to deliver such tax information to Partners on IRS Schedule K-1 (not Form 1099). In light of the Master Fund’s investments in numerous Investment Funds as of the date hereof, the nature of the tax reporting on a Partner’s own federal income tax return of its allocable share of a Fund’s income, gain, loss, deduction or credit will be complicated, and the Partner will likely need the assistance of a certified public accountant or other tax professional to prepare its federal and state income tax returns. The Partner could experience a substantial increase in the amount of fees payable to such tax professionals, and such increase could be material. Investors subscribing for Shares of a Fund for the first time late in the Fund’s fiscal year (which is currently the calendar year) may wish to consider such expenses in deciding whether to subscribe at such time or to delay the subscription until the beginning of the next fiscal year. See “CERTAIN TAX CONSIDERATIONS.”

SPECIAL RISKS OF THE TEI FUND

Changes in United States and/or Cayman Islands Law

If there are changes in the laws of the United States and/or the Cayman Islands, under which the TEI Fund and the Offshore Fund, respectively, are organized, so as to result in the inability of the TEI Fund and/or the Offshore Fund to operate as set forth in this Memorandum, there may be a material adverse effect on investors. There can be no assurance that the positions of the TEI Fund relating to the tax consequences of its investment transactions will be accepted by the tax authorities. In addition, the regulatory environment for leveraged investors, Tax-Exempt Investors and hedge funds generally is evolving. To the extent that legislative or other regulatory changes occur in the direct or indirect regulation of leveraged investors, Tax-Exempt Investors, widely-held partnerships or hedge funds, including tax regulation applicable thereto, all of which have preliminarily been discussed by members of Congress, there may be materially adverse effects on the ability of the TEI Fund to pursue its investment objective or strategies, which could force the TEI Fund to change, or even cease, its operations. For example, if Congress were to change treatment of investment in offshore corporations by Tax-Exempt Investors, the TEI Fund likely would suffer a materially adverse impact including decreased investment returns. In such circumstances, the Board would be required to assess what steps to take, including potentially eliminating the Offshore Fund or the TEI Fund. In addition, if Cayman Islands law changes such that the Offshore Fund must conduct business operations within the Cayman Islands, or pay taxes, investors in the TEI Fund would likely suffer decreased investment returns.

Investment in Offshore Fund

The Offshore Fund is not registered under the Investment Company Act, and is not subject to the investor protections offered by that act. The TEI Fund, by investing in the Offshore Fund, does not have the protections offered to investors in registered investment companies. However, the TEI Fund is the sole managing member of the Offshore Fund. Accordingly, the TEI Fund, through the Board, controls the Offshore Fund, making it unlikely that the Offshore Fund will take action contrary to the interests of investors in the TEI Fund.

ERISA Matters

Most pension and profit sharing plans, individual retirement accounts and other tax-advantaged retirement funds are subject to provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or both, which may be relevant to a decision as to whether such an investor should invest in the TEI Fund. There may, for example, be issues as to whether such an investment is “prudent” or whether it results in “prohibited transactions.” Legal counsel should be consulted by such an investor before investing in the TEI Fund. See “CERTAIN TAX CONSIDERATIONS” and “ERISA CONSIDERATIONS.”

SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE

This section discusses certain risks related to the fact that the Master Fund is generally invested in Investment Funds.

Investments in the Investment Funds Generally

Because the Master Fund will invest in Investment Funds, the value of an investment in the Master Fund will be affected by the investment policies and decisions of the Investment Manager of each Investment Fund in direct proportion to the amount of Master Fund assets that are invested in each Investment Fund. The NAV of the interests of the Investment Funds, and as a result, the NAV of the Master Fund, the Offshore Fund and the Funds, will fluctuate in response to, among other things, various market and economic factors related to the markets in which the Investment Funds invest and the financial condition and prospects of issuers in which the Investment Funds invest. Certain risks related to the investment strategies and techniques utilized by the Investment Managers are described under “INVESTMENT RELATED RISKS” below.

Investment Funds Generally Not Registered

The Investment Funds generally are not registered as investment companies under the Investment Company Act. Therefore, the Master Fund, the Offshore Fund and the Funds are not entitled to the protections of the Investment Company Act with respect to investments in unregistered Investment Funds. In addition, Investment Managers of certain Investment Funds may not be registered as investment advisers under the Advisers Act. Therefore, the Master Fund as an investor in the Investment Funds managed by such Investment Managers, and the Funds as an indirect investor through their investment in the Master Fund (via, in the case of the TEI Fund, the Offshore Fund), does not have the benefit of certain of the protections of the Advisers Act. In addition, to the extent that such an unregistered Investment Manager registers, there is a risk that the Investment Manager may not comply with the requirements of the Adviser Act, or may encounter operational or regulatory difficulties that arise from such compliance requirements. The Investment Funds typically do not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies under SEC rules. A registered investment company that places its securities in the custody of a member of a securities exchange is required to have a written custodian agreement, which provides that securities held in custody will be at all times individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company and which contains other provisions designed to protect the assets of such investment company. It is anticipated that the Investment Funds generally maintain custody of their assets with brokerage firms that do not separately segregate such customer assets, as would be required in the case of registered investment companies. Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any such brokerage firm could have a greater adverse effect on the Master Fund than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. There is also a risk that an Investment Manager could convert assets committed to it by the Master Fund to its own use or that a custodian could convert assets committed to it by an Investment Manager to its own use. There can be no assurance that the Investment Managers or the entities they manage will comply with all applicable laws and that assets entrusted to the Investment Managers will be protected.

Investment Funds Generally Non-Diversified

Investment Funds may be non-diversified, although some Investment Funds may undertake to comply with certain investment concentration limits. Investment Funds may at certain times hold large positions in a relatively limited number of investments. Investment Funds may target or concentrate their investments in particular markets, sectors, or industries. Those Investment Funds that concentrate in a specific industry or target a specific sector also are subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings. As a result, the NAVs of such Investment Funds may be subject to greater volatility than those of investment companies that are more fully diversified and this may negatively impact the NAV of the Master Fund, the Offshore Fund and the Funds.

Investment Funds’ Securities Are Generally Illiquid

The securities of the Investment Funds may be illiquid. The Master Fund may not be able to dispose of Investment Fund securities that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Master Fund is unable to sell Investment Fund securities, the Master Fund might obtain a less favorable price than that which originally or previously prevailed for such securities.

Valuation of Investments in Investment Funds

The valuation of the Master Fund’s investments in Investment Funds is ordinarily determined based upon valuations calculated by the Independent Administrator, in many cases based on information provided by the Investment Managers of such Investment Funds. Certain securities in which the Investment Funds invest may not have a readily ascertainable market price and are valued by the Investment Managers or their administrators. In this regard, an Investment Manager may face a conflict of interest in valuing the securities, as their value will affect the Investment Manager’s compensation. The Board Valuation Committee is responsible for overseeing the Master Fund’s valuation policies, making recommendations to the Board on valuation-related matters, and overseeing implementation by the Adviser’s Valuation Committee of the Master Fund’s valuation policies that the Board of the Master Fund has approved for purposes of determining the value of securities held by the Master Fund, including the fair value of the Master Fund’s investments in Investment Funds. The Board has also authorized the establishment of the Adviser’s Valuation Committee. The Adviser’s Valuation Committee’s function, subject to the oversight of the Board Valuation Committee and the Board, is generally to review the Investment Funds’ valuation methodologies, valuation determinations, and any information provided to the Adviser’s Valuation Committee by the Adviser or the Independent Administrator. Certain members of the Adviser’s Valuation Committee may face conflicts of interest in overseeing the value of the Master Fund’s investments, as the value of the Master Fund’s investments will affect the Adviser’s compensation. Although the Adviser’s Valuation Committee reviews the valuation procedures used by all Investment Managers, neither the Adviser’s Valuation Committee, the Independent Administrator, nor the Adviser, the Board Valuation Committee or Board can confirm or review the accuracy of valuations provided by Investment Managers or their administrators.

If an Investment Manager’s valuations are consistently delayed or inaccurate, such Investment Fund interests would continue to be valued without the benefit of the Investment Manager’s valuations, and the Adviser’s Valuation Committee may determine to discount the value of the interests or value them at zero, if deemed to be the estimated fair value of such holding in keeping with the Funds’ fair valuation procedures.

Multiple Levels of Fees and Expenses

Although in many cases investor access to the Investment Funds may be limited or unavailable, an investor who meets the conditions imposed by an Investment Fund may be able to invest directly with the Investment Fund. By investing in Investment Funds indirectly through the Funds, Offshore Fund, and the Master Fund, the investor bears asset-based fees at the Funds and Master Fund level, in addition to any asset-based fees and performance-based fees and allocations at the Investment Fund level. Moreover, an investor in the Funds bears a proportionate share of the fees and expenses of the relevant Fund and the Master Fund (including organizational and private placement expenses, operating costs, sales charges, brokerage transaction expenses, and administrative fees) and, indirectly, similar expenses of the Investment Funds. Thus, an investor in the Funds may be subject to higher operating expenses than if he or she invested in an Investment Fund directly or in a closed-end fund which did not utilize a “fund of funds” structure.

Certain of the Investment Funds may be subject to a performance-based fee or allocation, irrespective of the performance of other Investment Funds and the Funds generally. Accordingly, an Investment Manager to an Investment Fund with positive performance may receive performance-based compensation from the Investment Fund, and thus indirectly from the Funds and their Partners, even if the Funds’ overall performance is negative. Generally, fees payable to Investment Managers of the Investment Funds will range from 0.50% to 3% (annualized) of the average NAV of the Funds’ investment. In addition, certain Investment Managers charge an incentive allocation or fee generally ranging from 10% to 30% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain Investment Managers. The performance-based compensation received by an Investment Manager also may create an incentive for that Investment Manager to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based allocation. Such compensation may be based on calculations of realized and unrealized gains made by the Investment Manager without independent oversight. In addition, if performance of Investment Funds falls, Investment Fund expenses may increase as a percentage of gross returns, which could result in disproportional decreases in the Funds’ performance. Investment Fund expenses in certain instances also may remain relatively fixed and not decrease as performance falls.

Duplicative Transaction Costs

Investment decisions of the Investment Funds are generally made by their Investment Managers independently of each other. As a result, at any particular time, one Investment Fund may be purchasing securities of an issuer whose securities are being sold by another Investment Fund. Consequently, the Master Fund could indirectly incur transaction costs without accomplishing any net investment result.

Turnover

The Investment Funds may invest on the basis of short-term market considerations. The turnover rate within the Investment Funds may be significant, potentially involving substantial brokerage commissions and fees. The Master Fund will have no control over this turnover. As a result, it is anticipated that a significant portion of the Master Fund’s income and gains, if any, may be derived from ordinary income and short-term capital gains. In addition, the withdrawal of the Master Fund from an Investment Fund could involve expenses to the Master Fund under the terms of the Master Fund’s investment with that Investment Fund.

Inability to Vote

The Master Fund may hold non-voting securities or may hold contractually waived or limited its voting interest in certain Investment Funds (for example, originally to facilitate investments in smaller Investment Funds by the Legacy Master Fund) in order to avoid becoming subject to certain Investment Company Act prohibitions with respect to affiliated transactions. Although the Master Fund may hold non-voting interests, the Investment Company Act and the rules and regulations thereunder may nevertheless require the Master Fund to limit its position in any one Investment Fund in accordance with applicable regulatory requirements, as may be determined by the Master Fund in consultation with its counsel. These restrictions could change from time to time as applicable laws, rules or interpretations thereof are modified.

To the extent the Master Fund holds non-voting securities, or has contractually forgone the right to vote in respect of the voting securities of an Investment Fund, the Master Fund will not be able to vote on matters that require the approval of the interest holders of the Investment Fund, including matters adverse to the Funds’ interests.

Investment Managers Invest Independently

The Investment Managers generally invest wholly independently of one another and may at times hold economically offsetting positions. To the extent that the Investment Managers do, in fact, hold such positions, the Master Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, Investment Managers are compensated based on the performance of their portfolios. Accordingly, there often may be times when a particular Investment Manager may receive incentive compensation in respect of its portfolio for a period even though the Funds’ NAV may have decreased during such period. Furthermore, it is possible that from time to time, various Investment Managers selected by the Adviser may be competing with each other for the same positions in one or more markets.

Investment Managers May Have Limited Capacity to Manage Additional Fund Investments

Certain Investment Managers’ trading approaches presently can accommodate only a certain amount of capital. Each Investment Manager will normally endeavor not to undertake to manage more capital than such Investment Manager’s approach can accommodate without risking a potential deterioration in returns. Accordingly, each Investment Manager has the right, in consultation with the Adviser, to refuse to manage some or all of the Master Fund’s assets. Further, in the case of Investment Managers that limit the amount of additional capital that they will accept from investors, continued sales to others would dilute the indirect participation of the Master Fund with such Investment Manager.

Indemnification of Investment Funds and Investment Managers

The Master Fund may agree to indemnify certain of the Investment Funds and the Investment Managers and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions relating to the offer or sale of Interests. To obtain consents, the Legacy Master Fund and the Master Fund may be required to agree to jointly and severally indemnify Investment Funds and Investment Managers in connection with the division of the Legacy Master Fund’s portfolio or any related transfers of Investment Fund interests to the Master Fund, which could expose the Master Fund, and thus the Fund, to additional liabilities. The Legacy Master Fund may bear expenses of transfers imposed by Investment Funds, including fees and expenses of counsel to the Investment Funds, as well as accounting fees and expenses that the Investment Funds may incur in the future in connection with the Investment Fund’s compliance with any U.S. federal tax requirements or elections as a result of the transfers. To the extent the Legacy Master Fund does not or is unable to pay such expenses, the Master Fund may be liable for such expenses.

INVESTMENT RELATED RISKS

This section discusses the types of investments that are expected to be made by the Investment Funds (or if the Master Fund ever receives or holds investments directly, which it will generally not do except for cash and liquidity management purposes) and the principal risks associated with such investments. In general, these principal risks exist whether the investment is made by an Investment Fund or held by the Master Fund directly and therefore for convenience purposes, the description of such risks in terms of an Investment Fund is intended to include the same risks for investments made directly by the Master Fund. It is possible that an Investment Fund (or the Master Fund) will make (or hold) an investment that is not described below, and any such investment will be subject to its own particular risks. For purposes of this discussion, references to the activities of the Investment Funds should generally be interpreted to include the activities of an Investment Manager. The risks and considerations described below are intended to reflect the Funds’ anticipated holdings as of the date of this Memorandum. Upon commencement of operations, the Funds’ holdings will change as investments are liquidated and as a result, the risk profile of the Funds may change as well.

Risks of Investment Activities Generally

All securities investing and trading activities risk the loss of capital. No assurance can be given that the Master Fund’s or any Investment Fund’s investment activities will be successful or that the Partners will not suffer losses.

Leverage

The Investment Funds may use direct leverage by means of borrowing, or gain economic (indirect) leverage by means of certain investments. With respect to borrowing, the Master Fund, may borrow for cash management purposes and is currently limited as a fundamental policy to 5% of the Master Fund’s NAV, after taking into consideration the investment of the proceeds from the loan. The Master Fund may borrow (i) for cash management purposes in order to manage timing issues relating to capital calls, returns of capital and self-liquidation; and (ii) to pay operating expenses. Each Fund may borrow to the extent permitted by its fundamental policy on borrowing. In addition, certain Investment Funds may utilize leverage by borrowing in their investment programs. In addition, although not borrowing, use by the Investment Funds of futures contracts, forward contracts, swaps and certain other instruments will have the economic effect of financial leverage. Whether leverage takes the direct form of loans for borrowed money, or an indirect form through trading on margin or other forms of indirect borrowings, or derivative instruments, including, among others, forward contracts, futures contracts, options, swaps and reverse repurchase agreements, and other instruments and transactions that are inherently leveraged, Borrowing and making such investment has significant risk. Financial leverage magnifies exposure to the swings in prices of an asset class underlying an Instrument and results in increased volatility, which means the Fund will have the potential for greater gains, as well as the potential for greater losses, than if the Investment Funds do not borrow or use Instruments that have a leveraging effect. There is no assurance that the Investment Funds’ use of borrowing or of Instruments providing enhanced exposure will enable achieving investment objectives. The utilization of leverage, either directly or through instruments that inherently contain economic leverage, will increase the volatility of the Master Fund’s investments because leveraging tends to magnify, sometimes significantly, the effect of any increase or decrease in the exposure to an asset class and may cause volatility. In addition, buying and selling securities on margin and use of derivative instruments further increasing the volatility of the Master Fund’s investments. The use of direct or economic leverage by the Investment Funds can substantially increase the adverse impact of risks to which an investment in the Funds may be subject. Trading securities on margin results in interest charges and, depending on the amount of trading activity, such charges could be substantial. The level of interest rates generally, and the rates at which the Master Fund and the Investment Funds can borrow in particular, can affect the operating results of the Funds. The low margin deposits normally required in futures and forward trading permit a high degree of leverage; accordingly, a relatively small price movement in a futures contract can result in immediate and substantial losses to the investor. Such a high degree of leverage necessarily entails a high degree of risk.

In the case of direct borrowing, the rights of any lenders to the Funds, the Master Fund or the Investment Funds to receive payments of interest or repayments of principal will be senior to those of the Partners or the investors in the Master Fund or such Investment Funds, respectively, and the terms of any borrowings may contain provisions that limit certain activities of the Funds, the Master Fund or the Investment Funds, including the ability to make distributions.

Highly Volatile Markets

The prices of an Investment Fund’s investments, and therefore the NAV of the Funds’ Shares, can be highly volatile. Price movements of forward contracts, futures contracts and other derivative contracts in which an Investment Fund may invest are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments and interest rate-related futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. Moreover, since internationally there may be less government supervision and regulation of worldwide stock exchanges and clearinghouses than in the U.S., Investment Funds also are subject to the risk of the failure of the exchanges on which their positions trade or of their clearinghouses, and there may be a higher risk of financial irregularities and/or lack of appropriate risk monitoring and controls.

Equity and Equity-Related Instruments

Investment Funds may invest long and short in equities and equity-related instruments in their investment programs. Stocks, options and other equity-related instruments may be subject to various types of risk, including market risk, liquidity risk, counterparty credit risk, legal risk and operations risk. Equity-related instruments can involve significant economic leverage and may, in some cases, involve significant risk of loss. “Equity securities” may include common stocks, preferred stocks, interests in real estate investment trusts (“REITS”), convertible debt obligations, convertible preferred stocks, equity interests in trusts, partnerships, joint ventures or limited liability companies and similar enterprises, warrants and stock purchase rights. In general, stock values fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the value of the stocks and other securities and instruments that an Investment Fund holds may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when stock prices generally decline. The volatility of equity securities means that the value of an investment in the Funds may increase or decrease.

Short Selling

Investment Funds may engage in short selling. Short selling involves selling securities which may or may not be owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows the investor to profit from declines in securities. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost of buying those securities to cover the short position. There can be no assurance that the security necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. In addition, regulation modifying, preventing and/or limiting short sales may adversely affect the ability of certain Investment Funds, the Master Fund or the Funds to meet their objectives.

Fixed Income Securities

Investment Funds may invest in fixed income securities. Investment in these securities may offer opportunities for income and capital appreciation, and also may be used for temporary defensive purposes and to maintain liquidity. The Master Fund may hold such instruments in the course of cash management. Fixed income securities are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bonds, notes, and debentures issued by corporations; debt securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities or by a foreign government; municipal securities; mortgage-backed securities (“MBS”) and asset-backed securities (“ABS”). These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s or a guarantor’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk). In addition, MBS and ABS also may be subject to call risk and extension risk. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can either shorten (i.e., call risk) or lengthen (i.e., extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. The same would be true of asset-backed securities, such as securities backed by car loans.

Fixed Income Risk

Certain types of fixed income securities and other credit instruments may be subject to heightened liquidity risk arising from the credit crisis beginning in 2007. Such investments include collateralized debt obligations, high-yield bonds, debt issued in leveraged buyout transactions, mortgage and asset-backed securities, and short-term asset-backed commercial paper, which became very illiquid in the latter half of 2007, and that, in many cases, have remained illiquid or relatively illiquid. General market uncertainty and consequent re-pricing of risk led to market imbalances between sellers and buyers, which in turn resulted in significant valuation uncertainties in mortgage and credit-related securities and other instruments. These conditions resulted, and in many cases continue to result in, greater volatility, less liquidity, widening credit spreads and a lack of price transparency, with many instruments remaining illiquid and of uncertain value. Such market conditions and the above factors may increase the level of difficulty encountered in valuing such securities and other credit instruments which could result in sudden and significant valuation increases or declines in the NAV of the Master Fund and the Funds.

High Yield Debt; Distressed Debt

High yield bonds (commonly known as “junk bonds”), distressed debt instruments and other lower-rated (or similar but unrated) debt securities (collectively referred to here as “high yield debt”) in which Investment Funds may invest will typically be junior to the obligations of companies to senior creditors, trade creditors and employees. The lower rating of high yield debt reflects a greater possibility that adverse changes in the financial condition of the issuer or in general economic, financial, competitive, regulatory or other conditions may impair the ability of the issuer to make payments of principal and interest. High yield debt securities have historically experienced greater default rates than investment grade securities. The ability of holders of high yield debt to influence a company’s affairs, especially during periods of financial distress or following an insolvency, will be substantially less than that of senior creditors.

Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of high-yield debt securities to make principal and interest payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of high-yield debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities, and thus less liquid because, among other reasons, certain investors, due to their investment mandates, are precluded from owning such securities.

As with other investments, there may not be a liquid market for certain high yield debt, which could result in an Investment Fund being unable to sell such securities for an extended period of time, if at all. In addition, as with other types of investments, the market for high yield debt has historically been subject to disruptions that have caused substantial volatility in the prices of such securities. Consolidation in the financial services industry has resulted in there being fewer market makers for high yield debt, which may result in further risk of illiquidity and volatility with respect to high yield debt, and this trend may continue in the future.

Insolvency Considerations with Respect to Issuers of Indebtedness

Various laws enacted for the protection of creditors may apply to indebtedness in which the Investment Funds invest. The information in this and the following paragraph is applicable with respect to U.S. issuers subject to U.S. federal bankruptcy law. Insolvency considerations may differ with respect to other issuers. If, in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of indebtedness, a court were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness and that, after giving effect to such indebtedness, the issuer (i) was insolvent, (ii) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could determine to invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of such issuer, or to recover amounts previously paid by such issuer in satisfaction of such indebtedness. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer was “insolvent” after giving effect to the incurrence of the indebtedness in which an Investment Fund invested or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence. In addition, in the event of the insolvency of an issuer of indebtedness in which an Investment Fund invests, payments made on such indebtedness could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency. In general, if payments on indebtedness are avoidable, whether as fraudulent conveyances or preferences, such payments can be recaptured from the Investment Fund to which such payments were made.

The Funds and the Master Fund do not anticipate that the Investment Funds will engage in conduct that would form the basis for a successful cause of action based upon fraudulent conveyance, preference or equitable subordination. There can be no assurance, however, as to whether any lending institution or other party from which the Investment Fund may acquire such indebtedness engaged in any such conduct (or any other conduct that would subject such indebtedness and the Investment Fund to insolvency laws) and, if it did, as to whether such creditor claims could be asserted in a U.S. court (or in the courts of any other country) against the Investment Fund.

Indebtedness consisting of obligations of non-U.S. issuers may be subject to various laws enacted in the countries of their issuance for the protection of creditors. These insolvency considerations will differ depending on the country in which each issuer is located or domiciled and may differ depending on whether the issuer is a non-sovereign or a sovereign entity.

Non-U.S. Investments

Investment Funds may invest in securities of non-U.S. issuers and the governments of non-U.S. countries. These investments involve special risks not usually associated with investing in securities of U.S. companies or the U.S. government, including political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments; the possibility of the imposition of withholding or other taxes on dividends, interest, capital gain or other income; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict the Investment Funds’ investment opportunities. In addition, because non-U.S. entities are not subject to uniform accounting, auditing, and financial reporting standards, practices and requirements comparable with those applicable to U.S. companies, there may be different types of, and lower quality, information available about a non-U.S. company than a U.S. company. There is also less regulation, generally, of the securities markets in many foreign countries than there is in the U.S., and such markets may not provide the same protections available in the U.S. With respect to certain countries there may be the possibility of political, economic or social instability, the imposition of trading controls, import duties or other protectionist measures, various laws enacted for the protection of creditors, greater risks of nationalization or diplomatic developments which could materially adversely affect the Investment Funds’ investments in those countries. Furthermore, individual economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position. An Investment Fund’s investment in non-U.S. countries may also be subject to withholding or other taxes, which may be significant and may reduce the Investment Fund’s returns.

Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in the U.S. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Investment in sovereign debt obligations of non-U.S. governments involves additional risks not present in debt obligations of corporate issuers and the U.S. government. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due in accordance with the terms of such debt, and an Investment Fund may have limited recourse to compel payment in the event of a default. A sovereign debtor’s willingness or ability to repay principal and to pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which the sovereign debtor may be subject. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt to a greater extent than the volatility inherent in debt obligations of other types of issues.

Investment in Emerging Markets

The Master Fund may hold investments in Investment Funds that focus on “emerging markets” (defined below), and the Adviser anticipates that this will continue. Investment Funds may invest in securities of companies based in emerging markets or issued by the governments of such countries. Securities traded in certain emerging markets may be subject to risks due to the inexperience of financial intermediaries, the lack of modern technology, the lack of a sufficient capital base to expand business operations, and the possibility of temporary or permanent termination of trading. Political and economic structures in many emerging markets may be undergoing significant evolution and rapid development, and emerging markets may lack the social, political and economic stability characteristics of more developed countries. As a result, the risks relating to investments in foreign securities described above, including the possibility of nationalization or expropriation, may be heightened. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by Investment Funds. Settlement mechanisms in emerging securities markets may be less efficient and less reliable than in more developed markets and placing securities with a custodian or broker-dealer in an emerging country also may present considerable risks. The small size of securities markets in such countries and the low volume of trading may result in a lack of liquidity and in substantially greater price volatility. Many emerging market countries have experienced substantial, and in some periods extremely high rates of inflation for many years. Inflation and rapid fluctuations in inflation rates and corresponding currency devaluations and fluctuations in the rate of exchange between currencies and costs associated with currency conversion have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. In addition, accounting and financial reporting standards that prevail in certain of such countries are not equivalent to standards in more developed countries and, consequently, less information is available to investors in companies located in such countries.

Foreign Currency Transactions and Exchange Rate Risk

Investment Funds may invest in equity and equity-related securities denominated in non-U.S. currencies and in other financial instruments, the price of which is determined with reference to such currencies. Investment Funds may engage in foreign currency transactions for a variety of purposes, including to “lock in” the U.S. dollar price of the security, between the trade and the settlement dates, the value of a security an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns. The Investment Funds also may engage in foreign currency transactions for non-hedging purposes to generate returns. The Master Fund will, however, value its investments and other assets in U.S. dollars. To the extent unhedged, the value of the Master Fund’s net assets will fluctuate with U.S. dollar exchange rates as well as with price changes of an Investment Fund’s investments in the various local markets and currencies. Forward currency contracts and options may be utilized by Investment Funds to hedge against currency fluctuations, but the Investment Funds are not required to utilize such techniques, and there can be no assurance that such hedging transactions will be available or, even if undertaken, effective.

Money Market and Other Liquid Investments

The Master Fund may invest for cash management purposes, and the Investment Funds may invest for defensive purposes, cash management purposes or otherwise, some or all of their assets in fixed income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as their Investment Managers deem appropriate under the circumstances. Money market instruments are short-term fixed income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit, bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements. Such instruments may be adversely affected by market and economic events, such as a sharp rise in prevailing short-term interest rates; adverse developments in the banking industry, which issues or guarantees many money market securities; adverse economic, political or other developments affecting domestic issuers of money market securities; changes in the credit quality of issuers; and default by a counterparty.

Restricted and Illiquid Investments

Investment Funds may invest a portion or all of the value of their assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. These may include restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the Securities Act. There is no limit to the percentage of an Investment Fund’s net assets that may be invested in illiquid securities.

Positions in restricted or non-publicly traded securities, securities on foreign exchanges and certain futures contracts may be illiquid because certain exchanges limit fluctuations in certain securities and futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular security or futures contract has increased or decreased by an amount equal to the daily limit, positions in that security or contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. This constraint could prevent the Investment Funds from promptly liquidating unfavorable positions and subject the Master Fund, and therefore the Funds, to substantial losses.

Convergence Risk

The Master Fund will hold Investment Funds whose Investment Managers take long positions in securities believed to be undervalued and short positions in securities believed to be overvalued. In the event that the perceived mispricings underlying one or more Investment Managers’ trading positions were to fail to converge toward, or were to diverge further from, relationships expected by such Investment Managers, the Master Fund, and therefore the Funds, may incur significant losses.

Corporate Event Risks

Substantial transaction failure risks are involved in companies that are the subject of publicly disclosed mergers, takeover bids, exchange offers, tender offers, spin-offs, liquidations, corporate restructuring, and other similar transactions. Similarly, substantial risks are involved in investments in companies facing negative publicity or uncertain litigation. Thus, there can be no assurance that any expected transaction will take place, that negative publicity will not continue to affect a company or that litigation will be resolved in a company’s favor. Certain transactions are dependent on one or more factors to become effective, such as market conditions which may lead to unexpected positive or negative changes in a company profile, shareholder approval, regulatory and various other third party constraints, changes in earnings or business lines or shareholder activism as well as many other factors. No assurance can be given that the transactions entered into will result in a profitable investment for the Investment Funds or that the Investment Funds will not incur substantial losses.

Issuer Risks

The issuers of securities acquired by Investment Funds sometimes involve a high degree of business and financial risk. These companies may be in an early stage of development, may not have a proven operating history, may be operating at a loss or have significant variations in operating results, may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence, may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, or may otherwise have a weak financial condition.

Issuers of securities acquired by Investment Funds may be highly leveraged. Leverage may have important adverse consequences to these companies and an Investment Fund as an investor. These companies may be subject to restrictive financial and operating covenants. The leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

In addition, such companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel.

Small and Mid-Capitalization Companies

Investment Funds may invest in securities of small capitalization companies, mid-capitalization companies and recently organized companies and, conversely, the Investment Funds may establish significant short positions in such securities. Historically, such securities, and particularly securities of smaller capitalization companies, have been more volatile in price than those of larger capitalized, more established companies. Many of the risks apply equally to mid-capitalization companies, and such companies are included in the term “small capitalization companies” for the purposes of this risk factor. The securities of small capitalization and recently organized companies pose greater investment risks because such companies may have limited product lines, distribution channels and financial and managerial resources. In particular, small capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Further, there is often less publicly available information concerning such companies than for larger, more established businesses. The equity securities of small capitalization companies are often traded over-the-counter or on regional exchanges and may not be traded in the volumes typical on a national securities exchange. Consequently, the Investment Funds or entities in which the Investment Funds invest may be required to dispose of such securities or cover a short position over a longer (and potentially less favorable) period of time than is required to dispose of or cover a short position with respect to the securities of larger, more established companies. Investments in small capitalization companies also may be more difficult to value than other types of securities because of the foregoing considerations as well as lower trading volumes. Investments in companies with limited or no operating histories are more speculative and entail greater risk than do investments in companies with an established operating record.

Additionally, transaction costs for these types of investments are often higher than those of larger capitalization companies.

Exchange Traded Funds

Investment Funds may purchase and sell shares of exchange traded funds (“ETFs”), which are a type of investment company bought and sold on a securities exchange. An ETF represents a fixed portfolio of securities designed to track a particular market index. A fund could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market or to hedge other investments. The risks of owning an ETF generally reflect the risks of owning the underlying securities they are designed to track, although lack of liquidity in an ETF could result in it being more volatile. ETFs also have management fees that increase their costs. As a shareholder of an ETF directly, the Master Fund would bear its pro rata portion of the ETF’s expenses, including advisory fees. Similarly, an Investment Fund investing in ETFs also would bear its pro rata portion of the ETF’s expenses, including advisory fees, which the Master Fund indirectly would bear by investing in the Investment Fund. These expenses would be in addition to the fees and other expenses that the Fund or Investment Fund bears directly in connection with its own operations.

Purchasing Securities in Initial Public Offerings

Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited or no operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or near-term prospects of achieving revenues or operating income.

Risks Associated with Derivative Instruments

Investment Funds may invest in, or enter into transactions involving, derivative instruments. These are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index, or interest rate. Examples of derivatives include, but are not limited to, futures contracts, options contracts, and options on futures contracts. A futures contract is an exchange-traded agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date.

An Investment Fund’s use of derivatives involves risks different from, or possibly greater than, the risks associated with investing directly in securities or more traditional investments, depending upon the characteristics of the particular derivative and the Investment Fund’s portfolio as a whole. Derivatives permit an Investment Fund to increase or decrease the level of risk of its portfolio, or change the character of the risk to which its portfolio is exposed, in much the same way as the Investment Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities.

Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on an Investment Fund’s and potentially the Master Fund’s performance. If an Investment Fund invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Investment Fund’s return or result in a loss. An Investment Fund also could experience losses if derivatives are poorly correlated with its other investments, or if an Investment Fund is unable to liquidate its position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for derivatives.

The Investment Funds’ engagement in these transactions involves risk of loss to the Master Fund that could materially adversely affect the value of the Master Fund’s and the Funds’ respective net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time.

Futures Contracts

Investment Funds may enter into futures contracts. The primary risks associated with the use of futures contracts are (a) the imperfect correlation between the change in market value of the instruments held by the Investment Funds and the price of the futures contract; (b) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the Investment Manager’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; (e) the possibility that the counterparty will default in the performance of its obligations; and (f) if an Investment Fund has insufficient cash, it may have to sell securities from its portfolio to meet daily variation margin requirements, and the Investment Fund may have to sell securities at a time when it may be disadvantageous to do so.

Commodities Risk

Exposure to the commodities markets may subject the Funds to greater volatility than investments in traditional securities. The value of commodity-linked derivative investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or sectors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments.

Forward Contracts

Investment Funds may enter into forward contracts, which are the purchase or sale of a specific quantity of a commodity, government security, foreign currency, or other financial instrument at the current or spot price, with delivery and settlement at a specified future date.

Because it is a completed contract, a purchase forward contract can be a cover for the sale of a futures contract. The Investment Funds may enter into forward contracts for hedging purposes and non-hedging purposes (i.e., to increase returns). Forward contracts are transactions involving an Investment Fund’s obligation to purchase or sell a specific instrument at a future date at a specified price. Forward contracts may be used by the Investment Funds for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when an Investment Manager of an Investment Fund anticipates purchasing or selling a foreign security. For example, this technique would allow the Investment Fund to “lock in” the U.S. dollar price of the security. Forward contracts also may be used to attempt to protect the value of an Investment Fund’s existing holdings of foreign securities. There may be, however, an imperfect correlation between an Investment Fund’s foreign securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts also may be used for non-hedging purposes to pursue an Investment Fund’s investment objective, such as when an Investment Fund’s Investment Manager anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund’s portfolio. There is no requirement that the Investment Funds hedge all or any portion of their exposure to foreign currency risks.

Forward contracts and options thereon, unlike futures contracts, are not traded on exchanges and are not standardized; rather, banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market traded by an Investment Manager due to unusually high trading volume, political intervention or other factors.

Arrangements to trade forward contracts may be made with only one or a few counterparties, and liquidity problems therefore might be greater than if such arrangements were made with numerous counterparties. The imposition of controls by governmental authorities might also limit such forward (and futures) trading to less than that which the Investment Manager would otherwise recommend, to the possible detriment of an Investment Fund. Market illiquidity or disruption could result in major losses to an Investment Fund. In addition, Investment Funds will be exposed to credit risks with regard to counterparties with whom the Investment Funds trades as well as risks relating to settlement default. Such risks could result in substantial losses to the Investment Fund, the Master Fund and the Funds.

Swap Agreements

Investment Funds may enter into equity, interest rate, index, currency rate, total return and other types of swap agreements. The transactions are entered into in an attempt to obtain a particular return without the need to actually purchase the reference asset. Swap agreements can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the Investment Funds’ exposure to long-term or short-term interest rates (in the U.S. or abroad), foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as security prices, baskets of securities, or inflation rates.

Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index.

Swap agreements will tend to shift investment exposure from one type of investment to another. For example, if an Investment Fund agrees to exchange payments in dollars for payments in foreign currency, the swap agreement would tend to decrease the Master Fund’s exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Depending on how they are used, swap agreements may increase or decrease the overall volatility of an Investment Fund’s portfolio.

Most swap agreements entered into by an Investment Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, an Investment Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that an Investment Fund is contractually obligated to make. If the other party to a swap (“Counterparty”) defaults, an Investment Fund’s risk of loss consists of the net amount of payments that the Investment Fund contractually is entitled to receive. If a swap agreement calls for payments by the Investment Fund, it must be prepared to make such payments when due. In addition, if the Counterparty’s creditworthiness declined, the value of a swap agreement would be likely to decline, potentially resulting in losses to the Investment Fund. Recent economic events have increased the potential for, and thus risk involved with, Counterparty creditworthiness.

Structured Securities

Investment Funds may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indexes or other financial indicators (each, a “Reference”) or the relative change in two or more References. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than other types of fixed income securities and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

When-Issued and Forward Commitment Securities

Investment Funds may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices or for speculative purposes. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily at least one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund may incur a loss.

Derivatives with Respect to High Yield and Other Indebtedness

In addition to the credit risks associated with holding high yield debt securities, with respect to derivatives involving high yield and other debt, an Investment Fund will usually have a contractual relationship only with the Counterparty of the derivative, and not with the issuer of the indebtedness. An Investment Fund generally will have no right to directly enforce compliance by the issuer with the terms of the derivative nor any rights of set-off against the issuer, nor have any voting rights with respect to the indebtedness. An Investment Fund will not directly benefit from the collateral supporting the underlying indebtedness and will not have the benefit of the remedies that would normally be available to a holder of the indebtedness. In addition, in the event of the insolvency of the Counterparty to the derivative, the Investment Fund will be treated as a general creditor of such Counterparty, and will not have any claim with respect to the underlying indebtedness. Consequently, the Investment Fund will be subject to the credit risk of the Counterparty as well as that of the issuer of the indebtedness. As a result, concentrations of such derivatives in any one Counterparty subject the Investment Fund to an additional degree of risk with respect to defaults by such Counterparty as well as by the issuer of the underlying indebtedness.

Failure of the Investment Funds’ Counterparties, Brokers and Exchanges

Investment Funds will be exposed to the credit risk of the Counterparties with which, or the brokers, dealers and exchanges through which, they deal, whether they engage in exchange-traded or off-exchange transactions. An Investment Fund may be subject to risk of loss of its assets on deposit with a broker in the event of the broker’s bankruptcy, the bankruptcy of any clearing broker through which the broker executes and clears transactions on behalf of the Investment Fund, or the bankruptcy of an exchange clearing house. Although the CEA requires a commodity broker to segregate the funds of its customers, if a commodity broker fails to properly segregate customer funds, the Investment Fund may be subject to a risk of loss of its funds on deposit with such broker in the event of such broker’s bankruptcy or insolvency. The Investment Fund may be subject to risk of loss of its funds on deposit with foreign brokers because foreign regulatory bodies may not require such brokers to segregate customer funds. The Investment Fund may be required to post margin for its foreign exchange transactions either with their broker or other foreign exchange dealers who are not required to segregate funds (although such funds are generally maintained in separate accounts on the foreign exchange dealer’s books and records in the name of the Investment Fund). Under certain circumstances, such as the inability of another customer of the commodity broker or foreign exchange dealer or the commodity broker or foreign exchange dealer itself to satisfy substantial deficiencies in such other customer’s account, the Investment Fund may be subject to a risk of loss of its funds on deposit with such broker or dealer, even if such funds are properly segregated. In the case of any such bankruptcy or customer loss, the Investment Fund might recover, even in respect of property specifically traceable to the Investment Fund, only a pro rata share of all property available for distribution to all of such broker’s or dealer’s customers.

Many of the markets in which the Investment Funds effect their transactions are “over-the-counter” or “interdealer” markets. Participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets. To the extent an Investment Fund invests in swaps, derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Investment Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two Counterparties generally do not benefit from these protections, which in turn may subject an Investment Fund to the risk that a Counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “Counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Investment Funds to transact business with any one or any number of Counterparties, the lack of any independent evaluation of the Counterparties’ financial capabilities or their creditworthiness, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Master Fund and, therefore, the Funds.

In addition, certain of the Investment Funds may engage in direct or indirect trading of securities, currencies, forward contracts, options, swaps and repurchase agreements on a principal basis. As such, an Investment Fund and/or the Investment Managers as transferee or Counterparty could experience both delays in liquidating the underlying security, future or other investment and losses, including: (a) the risk of the inability or refusal to perform with respect to such transactions on the part of the principals with which the Investment Fund trades; (b) possible decline in the value of any collateral during the period in which the Investment Fund seeks to enforce its rights with respect to such collateral; (c) possible subnormal levels of income and lack of access to income during such period; (d) expenses of enforcing its rights; and (e) legal uncertainty concerning the enforceability of certain rights under swap agreements and possible lack of priority against collateral posted under the swap agreements. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Investment Fund, and in turn the Master Fund and the Funds, to substantial losses. The Investment Fund will not be excused from performance on any such transactions due to the default of third parties in respect of other trades which in the Investment Fund’s trading strategies were to have substantially offset such contracts.

To the extent legislation is adopted regulating or affecting derivatives, banks or other financial organizations including hedge funds, it could have a significant negative impact on existing counterparties for many types of instruments and transactions. While impossible to predict, legislative change could result in a material adverse impact on many investment strategies employed by the Investment Funds.

Growth Stock Risk

Certain Investment Funds invest in “growth” stocks. Securities of growth companies may be more volatile since such companies usually invest a high portion of earnings in their business, and they may lack the dividends of value stocks that can cushion stock prices in a falling market. In addition, earnings disappointments often lead to sharply falling prices because investors buy growth stocks in anticipation of superior earnings growth.

Value Stock Risk

Certain Investment Funds invest in “value” stocks. An Investment Manager to an Investment Fund may be wrong in its assessment of a company’s value and the stocks the Investment Fund holds may not reach what the Investment Manager believes are their full values. A particular risk of an Investment Fund’s value approach is that some holdings may not recover and provide the capital growth anticipated or a stock judged to be undervalued may actually be appropriately priced. Further, because the prices of value-oriented securities tend to correlate more closely with economic cycles than growth-oriented securities, they generally are more sensitive to changing economic conditions, such as changes in interest rates, corporate earnings, and industrial production. The market may not favor value-oriented stocks and may not favor equities at all. During those periods, the Investment Fund’s relative performance may suffer.

Convertible Securities Risk

Certain Investment Funds may invest in convertible securities. The value of convertible securities may fall when interest rates rise and increase when interest rates fall. Convertible securities with longer maturities tend to be more sensitive to changes in interest rates, usually making them more volatile than convertible securities with shorter maturities. Their value also tends to change whenever the market value of the underlying common or preferred stock fluctuates. An Investment Fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.

Arbitrage Strategies Risk

Certain Investment Funds may invest in various arbitrage strategies, including convertible arbitrage, merger/event-driven arbitrage, fixed income arbitrage, volatility arbitrage and statistical arbitrage. Arbitrage investment typically seeks to take advantage of temporary perceived inefficiencies in the pricing of certain assets. Through research and analysis, arbitrage investors seek to find investment opportunities that have not been deemed to be viable by other investors. Such investments may be available only cyclically or not at all. Furthermore, if assumptions used in the research and analysis of the arbitrage investment are incorrect or if the model used to evaluate arbitrage investments is flawed, arbitrage strategies may be unsuccessful.

Global Macro Investing Risk

Investment Managers using global macro strategies typically seek to generate income and/or capital appreciation through a portfolio of investments focused on macro-economic opportunities across numerous markets and instruments. Such strategies rely on the use of, among other things, currency and derivative markets, each of which bear their own risks, as well as certain assumptions about global macro-economic trends. There can be no assurance that such macro-economic assumptions will prove to be correct.

Long/Short Public Equity

Long/short public equity strategy Investment Managers make investments in publicly traded equity instruments in developed countries (generally). This strategy involves identifying securities that are mispriced relative to related securities, groups of securities, or the overall market. The strategy may rely on the use of derivatives, leverage and a number of assumptions about the intrinsic value of publicly traded equity instruments. There can be no assurance that such assumptions will prove to be correct or that the strategy will be implemented correctly.

Energy/Natural Resources Investing Risk

The production and marketing of commodities, energy and natural resources may be affected by actions and changes in governments. Securities of such companies may be subject to broad price fluctuations, reflecting volatility of energy and basic materials prices and possible instability of supply of various hard assets, as well as changes in demand due to international economic conditions. In addition, some such companies also may be subject to the risks of mining and oil drilling, and the risks of other hazards, such as fire, drought, and increased regulatory and environmental costs.

Real Estate

Holdings in real estate, including REITs may subject a fund to risks associated with the ownership of real estate, including terrorist attacks, war or other acts that destroy real property (in addition to securities market risks). Some REITs may invest in a limited number of properties, in a narrow geographic area, or in a single property type, which increases the risk that a fund could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. Borrowers could default on or sell investments the REIT holds, which could reduce the cash flow needed to make distributions to investors. In addition, REITs also may be affected by tax and regulatory requirements in that a REIT may not qualify for preferential tax treatments or exemptions. REITs require specialized management and pay management expenses. Securities issued by private partnerships in real estate may be more illiquid than securities issued by other Investment funds generally, because the partnerships’ underlying real estate investments may tend to be less liquid than other types of investments.

Private Equity

Investment in private equity involves the same types of risks associated with an investment in any operating company. However, securities issued by private partnerships investing in private equity investments may be more illiquid than securities issued by other Investment Funds generally, because the partnerships’ underlying investments may tend to be less liquid than other types of investments. Attractive investment opportunities in private equity may occur only periodically, if at all.

Investment Funds’ Investment Strategies

Investment Managers will, among other things, seek to utilize specialized investment strategies, follow allocation methodologies, apply investment models or assumptions, achieve a certain level of performance relative to specified benchmarks, and enter into hedging and other strategies intended, among other things, to affect the Investment Funds’ performance, risk levels, and/or market correlation.

There can be no assurance that any Investment Manager will have success in achieving any goal related to such practices. The Investment Managers may be unable to or may choose in their judgment not to seek to achieve such goals.

The success of an Investment Manager’s trading activities will depend on, among other things, the Investment Manager’s ability to identify overvalued and undervalued investment opportunities and to exploit price discrepancies in the capital markets. Identification and exploitation of the investment strategies to be pursued by an Investment Manager involve a high degree of uncertainty. No assurance can be given that the Investment Managers will be able to locate suitable investment opportunities in which to deploy all their capital. A reduction in the volatility and pricing inefficiency of the markets in which an Investment Manager may seek to invest, as well as other market factors, will reduce the scope for an Investment Manager’s investment strategies.

Limits of Risk Disclosure

The above discussions relating to various risks associated with the Master Fund, the Funds, the Shares, and the Investment Funds are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Funds. Prospective investors should read this entire Memorandum and the LP Agreement and should consult with their own advisers before deciding whether to invest in the Funds. In addition, as the Master Fund’s or the Funds’ investment program or market conditions change or develop over time, an investment in the Funds may be subject to risk factors not currently contemplated or described in this Memorandum.

IN VIEW OF THE RISKS NOTED ABOVE, THE FUNDS SHOULD BE CONSIDERED A LONG-TERM AND ILLIQUID INVESTMENT AND INVESTORS SHOULD INVEST IN THE FUNDS ONLY IF THEY CAN MEET THEIR FORESEEABLE LIQUIDITY NEEDS WITH RESOURCES OUTSIDE OF AN INVESTMENT IN THE FUNDS.

NO GUARANTEE OR REPRESENTATION IS MADE THAT THE INVESTMENT PROGRAM OF THE FUNDS, THE MASTER FUND OR ANY INVESTMENT FUND WILL BE SUCCESSFUL, THAT THE VARIOUS INVESTMENT FUNDS SELECTED WILL PRODUCE POSITIVE RETURNS OR THAT THE FUNDS WILL ACHIEVE THEIR INVESTMENT OBJECTIVE.

MANAGEMENT OF THE FUNDS

The General Partner

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the General Partner. The General Partner currently serves and may in the future serve as general partner of other registered investment companies and/or unregistered investment funds. The General Partner is an affiliate of the Adviser. The General Partner retains all rights, duties and powers to manage the affairs of the Funds that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board or assumed by the Adviser pursuant to the terms of the Investment Management Agreement. The General Partner, among other things, acts as Tax Matters Partner (as defined below in “CERTAIN TAX CONSIDERATIONS”). The General Partner may be removed by vote of the Board, or by vote of Partners holding not less than 80% of the total number of votes eligible to be cast by all Partners.

The Board of Directors

The General Partner, to the fullest extent permitted by applicable law, has irrevocably delegated to the Board its rights and powers to monitor and oversee the business affairs of the Funds, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Funds’ business. Accordingly, the Board has overall responsibility for the management and supervision of the business operations of the Funds. The Board exercises the same powers, authority and responsibilities on behalf of the Funds as are customarily exercised by the directors of an investment company organized as a corporation and registered under the Investment Company Act. The Directors, in their capacities as such, are not general partners of the Funds and, accordingly, each Director in his or her capacity as such has no liability as a general partner. Directors will not contribute to the capital of the Funds in their capacity as Directors, but may subscribe for Shares as limited partners, subject to the eligibility requirements described in this Memorandum.

A majority of the Directors are Independent Directors. To the extent permitted by the Investment Company Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, any person, including without limitation, the officers of the Funds, the Adviser or any committee of the Board. See “Directors, Officers and Portfolio Management” for the identities of the Directors and executive officers of the Funds, brief biographical information regarding each of them, and other information regarding the Directors.

Directors, Officers and Portfolio Management

The Funds’ operations are managed under the direction and oversight of the Board. Each Director serves for an indefinite term or until he or she reaches mandatory retirement, if any, as established by the Board. The Board appoints officers of the Funds who are responsible for the Funds’ day-to-day business decisions based on policies set by the Board. The officers serve at the pleasure of the Board.

The Directors and officers of the Funds also may be directors or officers of some or all of the other registered investment companies managed by the Adviser or its affiliates. The table below shows, for each Director and executive officer, his or her full name, address and age, the position held with the Funds, the length of time served in that position, his or her principal occupations during the last five years, the number of portfolios in the Funds Complex (as defined below) overseen by the Director, and other directorships held by such Director for at least the past five years. Unless otherwise noted, each principal occupation and other directorship has been held for the past five years. The address of each Director and officer is c/o The Endowment Funds, 4265 San Felipe, Suite 800, Houston, Texas 77027.

Interested Director

Name and Age*	Position(s) with Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(2) Overseen	Other Directorships During the Past 5 Years
John A. Blaisdell(1) Age: 52	Director, Co-Principal Executive Officer	Since 2014	Member, Investment Committee of the Adviser; Managing Director of Salient.	9	The Endowment Funds (investment companies) (six funds) since 2004; Salient Alternative Strategies Funds (investment companies) (two funds), since 2010; Salient Midstream & MLP Fund (investment company) since 2012; Salient MLP & Energy Infrastructure Fund (investment company) since 2011; Salient MF Trust (investment company) (five funds) since 2012.
*	As of December 31, 2013.
(1)	This person’s status as an “interested” director arises from his affiliation with the Adviser.
(2)	The Fund Complex includes the Funds, the Master Fund and the Legacy Funds.

Independent Directors

Name and Age*	Position Held with Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen	Other Directorships During the Past 5 Years
Jonathan P. Carroll Age: 51	Director	Since 2014	President, Lazarus Financial LLC (holding company) since 2006; private investor for past six years.	9	The Endowment Funds (investment companies) (six funds) since 2004; Salient Alternative Strategies Funds (investment companies) (two funds), since 2010; Salient Midstream & MLP Fund (investment company) since 2012; Salient MLP & Energy Infrastructure Fund (investment company) since 2011; Salient MF Trust (investment company) (five funds) since 2012; LRR Energy, L.P. (energy company) since 2014.

Richard C. Johnson Age: 75	Director	Since 2014	Senior Partner (retired), Baker Botts LLP (law firm), since 2002; Managing Partner, Baker Botts, 1998 to 2002; practiced law at Baker Botts, 1966 to 2002 (1972 to 2002 as a partner).	9	The Endowment Funds (investment companies) (six funds) since 2004; Salient Alternative Strategies Funds (investment companies) (two funds), since 2010; Salient Midstream & MLP Fund (investment company) since 2012; Salient MLP & Energy Infrastructure Fund (investment company) since 2011; Salient MF Trust (investment company) (five funds) since 2012.

Name and Age*	Position Held with Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen	Other Directorships During the Past 5 Years
G. Edward Powell Age: 77	Director	Since 2014	Principal, Mills & Stowell (private equity), since 2002; Managing Partner, Price Waterhouse & Co. (Houston office), 1982 to 1994.	9	The Endowment Funds (investment companies) (six funds) since 2004; Salient Alternative Strategies Funds (investment companies) (two funds), since 2010; Salient Midstream & MLP Fund (investment company) since 2012; Salient MLP & Energy Infrastructure Fund (investment company) since 2011; Salient MF Trust (investment company) (five funds) since 2012; Therapy Track, LLC, 2009-2012; Energy Services International, Inc., 2004-2013.

Scott E. Schwinger Age: 47	Director	Since 2014	President, The McNair Group (management), since 2006; Senior Vice President and Chief Financial Officer, the Houston Texans (professional football team), since 1999.	9	The Endowment Funds (investment companies) (six funds) since 2004; Salient Alternative Strategies Funds (investment companies) (two funds), since 2010; Salient Midstream & MLP Fund (investment company) since 2012; Salient MLP & Energy Infrastructure Fund (investment company) since 2011; Salient MF Trust (investment company) (five funds) since 2012.

*	As of December 31, 2013.
(1)	The Fund Complex includes the Master Fund, the Funds and the Legacy Funds.

Officers of the Funds Who Are Not Directors

Name and Age*	Position(s) Held with Fund	Principal Occupation(s) During the Past 5 Years
Paul A. Bachtold Age: 39	Chief Compliance Officer	Consultant, Chicago Investment Group (compliance consulting), 2009-2010; US Compliance Manager, Barclays Global Investors, 2005-2008; Consultant, Wells Fargo Bank, 2000-2005.

John E. Price Age: 45	Treasurer; Principal Financial Officer	Director and Chief Financial Officer of Adviser; Partner, Director and Chief Financial Officer of Salient.

Jeremy L. Radcliffe Age: 39	Secretary	Managing Director of Salient, since 2002.

*	As of December 31, 2013.

Leadership Structure of the Board of Directors

The Board monitors the level and quality of services, including commitments of service providers and the performance of the Adviser. In addition, the Board oversees that processes are in place to assure each Fund’s compliance with applicable rules, regulations, and investment policies and addresses possible conflicts of interest. The Board evaluates the services received under the contracts with service providers by, among other things, receiving reports covering investment performance, shareholder services, marketing, and the Adviser’s profitability in order to determine whether to continue existing contracts or negotiate new contracts.

Mr. Blaisdell, the Chairman of the Board, is an “interested person” (as defined in the Investment Company Act) of each Fund. Mr. Powell serves as each Board’s Lead Independent Director. As Chairman, Mr. Blaisdell presides at meetings of the Directors and, as necessary, each Fund’s Partners. In the context of the specific characteristics of the Funds, including their size and focus on alternative investments, the Board has determined it appropriate that Mr. Blaisdell fulfill the role of Chairman. The Board based its determination on Mr. Blaisdell’s experience and insight in light of the Funds’ characteristics. Prior to each Board meeting, Mr. Blaisdell discusses and formulates with Mr. Powell, the Lead Independent Director, an agenda to be addressed at the meeting, as well as conferring with other representatives of management and with counsel to the Independent Directors.

As a registered investment company, each Fund is subject to a number of investment risks (described in this registration statement), as well as financial and compliance risks. These risks are mitigated by written policies approved and overseen by the Board. The Adviser conducts each Fund’s operations and the Board administers an oversight function. The Board oversees the Adviser’s operations and the Fund’s risk management with the assistance of the Board’s Audit, Compliance and Valuation Committees. Each of these Committees is discussed below under “Committees.” At each Board meeting, the Board considers reports regarding each Fund’s operations and oversight thereof, including oversight of risks, as well as reports from the CCO, who also routinely meets privately with the Independent Directors. Board Committees receive reports, and meetings may entail further discussion of issues concerning oversight of the Fund’s risk management. The Board also may discuss particular risks that are not addressed in the Committee process. Committee Chairs may confer with the Chairman of the Board to discuss various issues discussed in the Committee that may require further discussion by the full Board or separate reports by the Adviser. In addition, the Chairman of the Board confers with the CCO, the Directors, the Adviser and counsel, including counsel to the Independent Directors, to discuss risk management issues.

Director Qualifications

This section discusses, for each Director, the experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director. The information in this section should not be understood to mean that any of the Directors is an “expert” within the meaning of the federal securities laws or for any other purpose under state or federal law.

John A. Blaisdell — Through his experience as a senior executive of financial organizations, Mr. Blaisdell contributes his experience in the investment management industry to the Board. Mr. Blaisdell serves as the Chairman of the Board. The Board also benefits from his experience as a member of the board of other funds.

Jonathan P. Carroll — Through his experience as the executive of business enterprises, Mr. Carroll contributes experience in overseeing financial and investment organizations to the Board. The Board also benefits from his experience as a member of the board of other funds.

Richard C. Johnson — Through his experience as an attorney, Mr. Johnson contributes his insight and management experience to the Board. The Board also benefits from his experience as a member of the board of other funds.

G. Edward Powell — Through his experience as a senior executive and accountant, Mr. Powell contributes his accounting and management experience to the Board. The Board also benefits from his experience as a member of the board of other funds and operating companies.

Scott E. Schwinger — Through his experience as a senior executive and financial officer of financial and business enterprises, Mr. Schwinger contributes his financial and management experience to the Board. The Board also benefits from his experience as a member of the board of other funds and operating companies.

Committees

Audit Committee

The Board has formed an audit committee (the “Audit Committee”) that is responsible for meeting with the Funds’ independent auditors, the Independent Administrator and corporate officers to review financial statements, reports, issues and compliance matters. The Audit Committee reports significant issues to the Board and makes recommendations regarding the selection, retention, or termination of the Funds’ auditors, evaluates their independence, and reviews their fees. All members of the Audit Committee must be Independent Directors. Messrs. Carroll, Powell and Schwinger, each an Independent Director, constitute the Audit Committee. Mr. Powell is chair of the Audit Committee.

Nominating Committee

The Board has formed a nominating committee (the “Nominating Committee”) that recommends nominations for membership on the Board. It evaluates candidates’ qualifications for Board membership and, with respect to nominees for positions as Independent Directors, as well as their independence from the Adviser and other principal service providers. The Committee meets as necessary to identify and evaluate nominees for Director and to make its recommendations to the Board. The Nominating Committee is composed of all Independent Directors. Mr. Powell is the chair of this Committee.

While the Nominating Committee is solely responsible for the selection and nomination of potential candidates to serve on the Board, the Nominating Committee may consider and evaluate nominations properly submitted by Partners of the Funds. Nominations proposed by Partners will be properly submitted for consideration by the Committee only if a Partner submits a nomination in accordance with the procedures set forth in the charter of the Nominating Committee. Only Independent Directors may nominate other Independent Directors. It is in the Nominating Committee’s sole discretion whether to seek corrections of a deficient submission or to exclude a nominee from consideration.

Compliance Committee

The Board has formed a Compliance Committee that is responsible for meeting with the Funds’ CCO to review matters relating to compliance with the federal securities laws. The Committee meets at least annually with the CCO without the presence of management to discuss issues arising, among other things, under the Funds’ compliance program and operations. Messrs. Carroll, Johnson and Powell, each an Independent Director, constitute the Compliance Committee. Mr. Johnson is the chair of the Compliance Committee.

Valuation Committee

The Board Valuation Committee is responsible for overseeing the Funds’ valuation policy, making recommendations to the Board on valuation-related matters, and overseeing implementation by the Adviser’s Valuation Committee of the Funds’ valuation policy and procedures. Messrs. Johnson and Schwinger constitute the Board Valuation Committee. Mr. Schwinger is the chair of this Committee.

In addition, the Board has authorized the establishment of the Adviser’s Valuation Committee consisting of Messrs. Blaisdell, Linbeck, Partridge (see “MANAGEMENT OF THE FUNDS”) and additional officers of the Funds and representatives of the Adviser to serve as the Funds’ Adviser’s Valuation Committee. The Adviser’s Valuation Committee is not a Board committee. The Adviser’s Valuation Committee’s function, subject to the oversight of the Board Valuation Committee and the Board, is generally to review the Investment Funds’ valuation methodologies, valuation determinations, and any information provided to the Adviser’s Valuation Committee by the Adviser or the Independent Administrator. The Adviser’s Valuation Committee has been assigned to act in accordance with the Funds’ valuation procedures as approved by the Board and to report to the Board and the Board Valuation Committee. Changes in its membership are subject to Board notification. The Board Valuation Committee reviews matters arising from the Adviser’s Valuation Committee’s considerations. During the last fiscal year, the Adviser’s Valuation Committee met twelve times.

Other Information

In addition, the Adviser has established an Investment Committee, which is not a Board committee, but to which the Board has authorized the Adviser to delegate certain activities. The Investment Committee considers investment management policies and strategies, investment performance, risk management techniques, and securities trading practices and reports areas of concern to the Board.

Actions taken by a committee of the Board are recorded and reported to the full Board at its next meeting following such actions.

Directors’ Holdings

PMF Fund

The dollar range of equity securities owned by each Director is set forth below.

Name of Director	Dollar Range of Equity Securities in the PMF Fund as of December 31, 2013(1)	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Director in the fund complex as of December 31, 2013(1) (2)
Independent Directors
Jonathan P. Carroll	None	None
Richard C. Johnson	None	None
G. Edward Powell	None	None
Scott E. Schwinger	None	Over $100,000
Director who is an “Interested Person”
John A. Blaisdell	None	Over $100,000

(1)	The dollar ranges of equity securities reflected in the table above are as follows: None; $1 to $10,000; $10,001 to $50,000; $50,001 to $100,000; or over $100,000.
(2)	The investment companies include the Master Fund, the Funds and the Legacy Funds.

TEI Fund

The dollar range of equity securities owned by each Director is set forth below.

Name of Director	Dollar Range of Equity Securities in the TEI Fund as of December 31, 2013(3)	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Director in the fund complex as of December 31, 2013(3) (4)
Independent Directors
Jonathan P. Carroll	None	None
Richard C. Johnson	None	None
G. Edward Powell	None	None
Scott E. Schwinger	None	Over $100,000
Director who is an “Interested Person”
John A. Blaisdell	None	Over $100,000

(3)	The dollar ranges of equity securities reflected in the table above are as follows: None; $1 to $10,000; $10,001 to $50,000; $50,001 to $100,000; or over $100,000.
(4)	The family of investment companies includes the Master Fund, the Funds and the Legacy Funds.

As of the date hereof, the Fund directors, officers and members of any advisory board hold none of the equity securities of the PMF Fund or the TEI Fund.

Independent Director Ownership of Securities

As of the date hereof, the Independent Directors (and their respective immediate family members) did not beneficially own securities of the Adviser, or an entity controlling, controlled by or under common control with the Adviser (not including registered investment companies).

As a group, Directors and Officers own less than 1% of the outstanding Shares of the Master Fund and of each Fund.

Independent Director Compensation

The Master Fund pays each Independent Director annual aggregate compensation of approximately $25,000, paid quarterly. The Lead Independent Director receives an additional annual fee of $5,000. Annual aggregate compensation per Director consists of a $12,500 retainer fee, a Board meeting fee of $4,500 representing quarterly meetings, committee chair and membership fees, and telephonic meeting and informal meeting fees. Such compensation may vary depending on number of meetings held throughout a year or committee service. There are currently four Independent Directors. In the interest of retaining Independent Directors of the highest quality, the Board intends to periodically review such compensation and may modify it as the Board deems appropriate. In addition, the Funds reimburse each Independent Director for travel and other expenses incurred in connection with attendance at such meetings. The Directors do not receive pension or retirement benefits from the Funds. Other officers (apart from the CCO) and Directors of the Funds receive no compensation from the Funds. During the fiscal year ending December 31, 2013, the Independent Directors received the following compensation:

NAME OF DIRECTOR	AGGREGATE COMPENSATION FROM FUNDS	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM FUNDS AND FUND COMPLEX(1) PAID TO DIRECTOR*
Jonathan P. Carroll	$0	$0	$0	$72,500
Richard C. Johnson	$0	$0	$0	$76,250
G. Edward Powell	$0	$0	$0	$86,875
Scott E. Schwinger	$0	$0	$0	$76,250
John A. Blaisdell	$0	$0	$0	$0

*	For calendar year 2013
(1)	The Fund Complex includes the Master Fund, the Funds and the Legacy Funds.

The Adviser

Endowment Advisers, L.P., a Delaware limited partnership registered as an investment adviser under the Advisers Act with principal offices at 4265 San Felipe, Suite 800, Houston, Texas 77027, serves as the Funds’ investment adviser. Subject to the general supervision of the Board and in accordance with the investment objective, policies, and restrictions of the Funds, the Adviser is responsible for the management and operation of the Funds. The Adviser also serves as investment adviser to the Master Fund pursuant to an investment management agreement.

The Adviser will manage the Master Fund’s portfolio, prioritizing liquidity to investors over active management, until such time as the Master Fund’s portfolio has been liquidated. The Adviser’s principal business is to function as an active investment adviser for investment programs and accounts similar to the Funds and accounts and to select investment managers to make investments on behalf of such funds and accounts.

The Adviser is owned by Salient Partners, L.P. (“Salient” or the “Principal”). Messrs. Lee G. Partridge, Jeremy L. Radcliffe, William K. Enszer, William B. Hunt and William R. Guinn are the members of the Adviser’s Investment Committee (the “Investment Committee”). The Adviser is an affiliate of Salient, a Texas-based investment firm that advises or consults on approximately $19.07 billion in assets as of October 31, 2013. Mr. William K. Enszer is the portfolio manager for each Fund.

The Adviser’s Investment Committee Members

The Investment Committee is responsible for the day-to-day management of the Master Fund’s portfolios. The Funds are each individually referenced to below as a “Fund” and, collectively with the Master Fund and other registered feeder funds in the fund complex, as the “Fund Complex.” The members of the Investment Committee (each an “Investment Committee Member”) are: Messrs. Lee G. Partridge, Jeremy L. Radcliffe, William K. Enszer, William B. Hunt and William R. Guinn. Mr. Partridge serves as the Adviser’s Chief Investment Officer.

Mr. Partridge has served as an Investment Committee Member since January 15, 2013, and has served as Chief Investment Officer, of Salient Partners, which owns Salient Trust Co., LTA, a trust company chartered under the laws of the State of Texas, since January 15, 2013. Mr. Radcliffe has served as an Investment Committee Member since 2014 and Managing Director of Salient since 2002. Previously, he held the position of Partner of The Redstone Companies, L.P. and certain affiliates thereof (from 1998-2002 (collectively, “Redstone”)). Mr. Enszer has served as an Investment Committee Member since 2014 and Director of Salient since 2010. Previously, he held the position of Vice President of Redstone Asset Management (from 2005-2010). Mr. Hunt has served as an Investment Committee Member since 2014 and as Chief Risk Officer of Salient since 2014. He previously held positions as a Senior Analyst and Portfolio Manager of Iridian Asset Management (from 1996-2011) and Professor at Southern Methodist University (from 1991-2000). Mr. Guinn has served as an Investment Committee Member since 2014 and Director of Salient since 2013. Previously, he held the position of Director of Strategic Partnerships and Opportunistic Investments at the Teacher Retirement System of Texas (2009-2013).

Each member of the Investment Committee reviews asset allocation recommendations made by the Adviser’s representatives, manager due diligence and recommendations and, by a majority vote of the Investment Committee, determines asset allocation and manager selection.

The Adviser and certain other entities controlled by the Principals manage investment programs which are similar to that of the Legacy Funds, and the Adviser and/or the Principals may in the future serve as an investment adviser or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the Fund’s. See “CONFLICTS OF INTEREST.”

Other Accounts Managed by the Investment Committee Members

Certain Investment Committee Members, who are primarily responsible for the day-to-day management of the Funds and the Master Fund, also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following tables identify, as of June 30, 2013: (i) the number of registered investment companies, other pooled investment vehicles and other accounts managed by the Investment Committee Members and the total assets of such companies, vehicles and accounts; and (ii) the number and total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

	Registered Investment Companies Managed by Investment Committee Member (1)		Pooled Investment Vehicles Managed by Investment Committee Member (1)		Other Accounts Managed by Investment Committee Member
Name of Investment Committee Member	Number	Total Assets	Number	Total Assets	Number	Total Assets
Lee G. Partridge	8	$2.885 billion	14	$505 million	>1,420	$>10.684 billion(2)
Jeremy L. Radcliffe	3	$189 million	13	$839 million	1	$8.712 billion
William K. Enszer	2	$116 million	1	$32 million	0	$0
William B. Hunt	0	$0	0	$0	0	$0
William R. Guinn	11	$3.415 billion	21	$1.150 billion	>1,420	$>11.269 billion

(1)	For registered investment companies and pooled investment vehicles managed, the number of vehicles reported for master-feeder structures includes both the master fund and feeder funds while the corresponding total assets reported reflect the assets of the master fund only.
(2)	Mr. Partridge and Mr. Radcliffe serve as officers of Salient Partners, which owns Salient Trust Co., LTA, a trust company chartered under the laws of the State of Texas. In such capacities, Messrs. Partridge and Radcliffe have investment responsibilities for the clients of such entities. However, the number of accounts and asset figures cited in the table relate to the accounts and assets over which Messrs. Partridge and Radcliffe have discretion in their capacity as officers of such entities.

	Registered Investment Companies Managed by Investment Committee Member (1)		Pooled Investment Vehicles Managed by Investment Committee Member (1)		Other Accounts Managed by Investment Committee Member
Name of Investment Committee Member	Number with Performance- Based Fees	Total Assets with Performance Based Fees	Number with Performance- Based Fees	Total Assets with Performance- Based Fees	Number with Performance- Based Fees	Total Assets with Performance- Based Fees
Lee G. Partridge	0	$0	1	$18 million	3	$8.712 billion
Jeremy L. Radcliffe	0	$0	2	$187 million	1	$8.712 billion
William K. Enszer	0	$0	0	$0	0	$0
William B. Hunt	0	$0	0	$0	0	$0
William R. Guinn	0	$0	5	$499 million	2	$8.780 billion

(1)	For registered investment companies and pooled investment vehicles managed, the number of vehicles reported for master-feeder structures includes both the master fund and feeder funds while the corresponding total assets reported reflect the assets of the master fund only.

Conflicts of Interest of the Adviser

From time to time, potential conflicts of interest may arise between an Investment Committee Member’s management of the investments of the Fund, on the one hand, and the management of other registered investment companies, pooled investment vehicles and other accounts (collectively, “other accounts”), on the other. The other accounts might hold, purchase, or sell securities that are eligible to be held by the Fund. The other accounts might have different investment objectives or strategies than the Fund.

Knowledge and Timing of Fund Trades. A potential conflict of interest may arise as a result of the Investment Committee Member’s day-to-day management of a Fund. Because of their positions with the Fund, the Investment Committee Members know the size, timing and possible market impact of the Fund’s trades. It is theoretically possible that the Investment Committee Members could use this information to the advantage of other accounts they manage and to the possible detriment of the Fund.

Investment Opportunities. A potential conflict of interest may arise as a result of the Investment Committee Member’s management of a number of accounts. Often, an investment opportunity may be suitable for both the Fund and other accounts managed by the Investment Committee Member, but may not be available in sufficient quantities for both the Fund and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Fund and other accounts. The Adviser has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time. However, there is a risk that a conflict of interest may occur when allocating investment opportunities and that the conflict may not be resolved in favor of the Funds. See “CONFLICTS OF INTEREST.”

Performance Fees. An Investment Committee Member may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the Investment Committee Member in that the Member may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Fund.

Compensation to Investment Committee Members

Messrs. Partridge and Radcliffe indirectly own equity interests in the Adviser. Messrs. Enszer, Hunt and Guinn receive all of their compensation based on objective and subjective performance assessments of their work, which may take into account the size of the Master Fund and the other funds within the Fund Complex and the management and servicing fees charged thereon, as well as other funds managed by Salient affiliates for which they has significant involvement. Messrs. Partridge and Radcliffe also own, directly or indirectly, equity in the general partner of another fund, and are compensated directly on performance (based on an incentive allocation) and the size of the fund’s asset base. In addition, Messrs. Partridge and Radcliffe are partners and principal executive officers of Salient and related affiliates and subsidiaries (collectively, the “Salient Group”), which pays them a base salary and potential bonus. These individuals are responsible for the investment processes and management of the Salient Group. Messrs. Partridge and Radcliffe believe that to the extent that they are successful in their investment endeavors, the greater the number of assets over time and the more significant their compensation and equity value will be from the Salient Group.

Securities Ownership of Investment Committee Members

The table below shows the dollar range of the Shares of each Fund beneficially owned as of the date hereof by each Investment Committee Member.

Investment Committee Member	Master Fund	PMF Fund	TEI Fund
Lee G. Partridge	None	None	None
Jeremy L. Radcliffe	None	None	None
William K. Enszer	None	None	None
William B. Hunt	None	None	None
William R. Guinn	None	None	None

Portfolio Manager Compensation

Mr. Enszer has significant day-to-day duties in the management of the portfolio of the Master Fund, including providing analysis and recommendations on asset sales and liquidations to the Investment Committee. Mr. Enszer receives all of his compensation based on objective and subjective performance assessments of his work, which may take into account the size of the Master Fund and the other funds within the Fund Complex and the management and servicing fees charged thereon, as well as other funds managed by Salient affiliates for which he has significant involvement.

Securities Ownership of Portfolio Manager

Mr. Enszer owns no Interests in the Master Fund as of the date hereof.

Investment Management Agreements

Under separate Investment Management Agreements, subject to the general supervision of the Board and in accordance with the investment objective, policies, and restrictions of the Funds, the Adviser provides each of the Funds and the Master Fund with ongoing investment guidance, policy direction and monitoring of the Funds and the Master Fund.

Each Fund’s Investment Management Agreement provides that the Adviser (or its delegate) will, subject to the Board’s oversight, provide investment advice consistent with the Funds’ investment objective and policies; buy, retain and sell the Funds’ portfolio investments; select brokers or dealers to execute transactions; prepare and make available to the Funds all necessary research and statistical data; maintain or cause to be maintained all required books, records, and reports, and other information not maintained or furnished by another service provider of the Funds; and all other services required in connection with management of the Funds. The Adviser may, subject to Board approval and oversight, enter into a sub-advisory agreement (a “Sub-Advisory Agreement”), effective upon shareholder approval, pursuant to which a sub-adviser (“Sub-Adviser”) would provide day-to-day investment management services with respect to such portions of the Funds’ assets as the Adviser in its discretion may determine from time to time.

The Master Fund’s Investment Management Agreement provides that the Adviser will, subject to the Board’s oversight, provide investment advice consistent with the Master Fund’s investment objective and policies; sell the Master Fund’s portfolio investments; select brokers or dealers to execute transactions; prepare and make available to the Master Fund all necessary research and statistical data; maintain or cause to be maintained all required books, records, and reports, and other information not maintained or furnished by another service provider of the Master Fund; and all other services required in connection with management of the Master Fund.

The Investment Management Agreement became effective as of February 12, 2014, with respect to the Master Fund and the Funds. After an initial two-year term, each Investment Management Agreement continues in effect from year to year thereafter, but only so long as the continuance of such agreement is specifically approved at least annually by the affirmative vote of (i) a majority of the Directors who are not parties to the Investment Management Agreement or interested persons of any party to the Investment Management Agreement, or of any entity regularly furnishing investment advisory services with respect to the Funds pursuant to an agreement with any party to the Investment Management Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Funds’ Directors or the holders of a majority of the outstanding voting securities of the Funds.

A discussion of the factors considered by the Directors when approving the Investment Management Agreement will be contained in the semi-annual shareholder reports of the PMF Fund, the TEI Fund and the Master Fund covering the period ending June 30, 2014.

Each Fund’s Investment Management Agreement is terminable at any time without penalty upon 60 days’ written notice by a majority of the Board who are not parties to the Investment Management Agreements and are not interested persons of any party to the Investment Management Agreement, by vote of holders of a majority of the outstanding voting securities of the Funds, or by the Adviser. The Master Fund’s Investment Management Agreement is terminable at any time without penalty upon 60 days’ written notice by (i) a majority of the Master Fund Directors who are not parties to the Investment Management Agreement or interested persons of any party to the Investment Management Agreement; (ii) vote of holders of a majority of the outstanding voting securities of the Master Fund; or (iii) by the Adviser, with the approval of a majority of the Independent Directors of the Master Fund. Each Investment Management Agreement will terminate automatically with respect to the Funds in the event of its assignment, as defined in the Investment Company Act, provided that with respect to the Funds’ an assignment to a corporate successor to all or substantially all of the Adviser’s business or to a wholly owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Adviser’s business will not be deemed to be an assignment for the purposes of the Investment Management Agreement. A Sub-Advisory Agreement would terminate upon the termination of the Investment Management Agreement.

Certain affiliates of the Adviser or a Sub-Adviser may provide services to the Investment Funds in compliance with applicable law. SEE “CONFLICTS OF INTEREST.”

Each Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Funds, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Funds for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Funds. Each Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Funds of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Funds, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Funds.

INVESTMENT MANAGEMENT FEE

In consideration of the advisory and other services provided by the Adviser to the Master Fund pursuant to the Investment Management Agreement, each of the Funds and the Master Fund pay the Adviser an investment management fee out of its average month-end net assets, accrued monthly and payable monthly in arrears equal to 0.70% (on an annualized basis) for the six quarters following the date of the Legacy Master Fund Division (as defined herein) and 0.40% (on an annualized basis) for periods thereafter until the period ending ten years after the date of the Legacy Master Fund Division, when the Adviser will no longer receive an investment management fee. In addition, following the period ending five years after the date of the Legacy Master Fund Division, no fee will be charged on Hedge Fund Assets (as defined below), with any such Hedge Fund Assets remaining at that time being excluded from the calculation of net assets for purposes of determining the management fee (the “Investment Management Fee”). “Hedge Fund Assets” shall mean Investment Funds held by the Master Fund that are designated as Hedge Fund Assets in the Master Fund’s limited partnership agreement. In the case of a partial month, the Investment Management Fee is based on the number of days during the month in which the Adviser invested Fund or Master Fund assets. The Investment Management Fee is paid to the Adviser out of the capital account of each limited partner of the Master Fund and will decrease the net profits or increase the net losses of the Master Fund that are credited to or debited against the capital accounts of its limited partners. The Investment Management Fee is computed as a percentage of the capital account of each limited partner of the Master Fund, valued based on the net assets of the Master Fund as of the last business day of each month, and is due and payable in arrears within five business days after the end of the quarter. “Net assets” means the total value of all assets of the Master Fund, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund.

So long as the Funds invests all of their investable assets in the Master Fund (via the Offshore Fund in the case of the TEI Fund), the Funds will not directly pay the Adviser an investment management fee; however, the Funds’ Partners bear an indirect share of the Investment Management Fee through the Funds’ investment in the Offshore Fund, and in turn through the Offshore Fund’s investment in the Master Fund.

ADMINISTRATION

Servicing Agent

Endowment Advisers, L.P. serves as Servicing Agent of the Funds and has responsibility for such investor services and Fund administrative assistance as may include, but shall not be limited to, the provision of personal, continuing services to their customers who are investors in the Funds, establishment of investor accounts, communicating periodically with Partners and providing information about the Funds, the Funds’ Shares, and repurchase offers, handling correspondence from investors about their accounts, maintaining account records, receiving, aggregating and processing purchase and repurchase transactions, providing and keeping retirement plan records, acting as the sole Partner of record and nominee for Partners, providing beneficial owners with account statements, processing dividend payments, issuing reports to Partners and transaction confirmations, providing or procuring accounting services for the Funds and limited partner account, providing subaccounting services for Shares held beneficially, forwarding Partner communications to beneficial owners, receiving, tabulating and transmitting proxies executed by beneficial owners, general account administration activities, administering board, committee and shareholder meetings, preparing meeting minutes upon request, administering tender offers, including preparation of filings, assisting the Master Fund’s Valuation Committee upon request, maintaining Fund records, coordinating regulatory and other filings by the Funds, administering investor application review, administering compulsory redemptions upon request, and providing such other administration services as the Funds may request from time to time.

In consideration for such services, each Fund pays a Servicing Fee based on its average month-end net assets over the course of the applicable quarter, payable quarterly in arrears equal to 0.50% (on an annualized basis) for the six quarters following the date of the Legacy Master Fund Division (as defined herein) and 0.40% (on an annualized basis) for periods thereafter until the period ending ten years after the date of the Legacy Master Fund Division, when the Servicing Agent will no longer receive a Servicing Fee.

The Servicing Agent may engage one or more Sub-Servicing Agents to provide some or all of the above services. Compensation to any Sub-Servicing Agent will be paid by the Servicing Agent and such amounts may vary. The Adviser or its affiliates also may pay a fee out of their own resources to Sub-Servicing Agents. In some instances, these arrangements could result in receipt by the Sub-Servicing Agents and their personnel (who themselves may receive all or a substantial part of the relevant payments) of compensation in excess of that which may be available with regard to or paid in connection with their servicing of shares or interests of a different investment fund. Any Partner or prospective investor with questions regarding these arrangements may obtain additional detail by contacting his or her intermediary directly. Prospective investors also should be aware that these payments could create incentives on the part of the intermediaries to view the Funds more positively relative to other investment funds not making payments of this nature or making smaller such payments.

Although Servicing Fees are paid for the provision of ongoing investor services and are intended primarily for such services, to any extent that the Servicing Fees could be considered to support the distribution of the Funds, investors would be paying for distribution of Fund interests out of the Fund’s assets. To any extent that the Servicing Fees could be considered to support distribution of the Funds, the Adviser would not have to pay such expenses from its other resources, which is an incentive to maintain Servicing Fees and considered a conflict of interest. See “CONFLICTS OF INTEREST.”

Independent Administrator

Citi Fund Services, Inc., located at 3435 Stelzer Road, Suite 1000, Columbus, Ohio, 43219, serves as the Independent Administrator of the Funds and the Master Fund and has the responsibility for providing administrative services, and for assisting the Funds with their operational needs, pursuant to an administration agreement (the “Administration Agreement”). Under the Administration Agreement, the Independent Administrator is responsible for, among other things: (1) maintaining a list of Partners and generally performing all actions related to the issuance and repurchase of Shares, if any; (2) providing the Funds with certain administrative, clerical, recordkeeping and bookkeeping services; (3) supervising the entities retained by the Funds, if any, to provide transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the NAV of the Funds; (5) preparing, or overseeing the preparation of, monthly, quarterly, semi-annual and annual financial statements of the Funds, quarterly reports of the operations of the Funds and maintaining information to facilitate the preparation of annual tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Funds. Subject to approval of the Board, the Independent Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Independent Administrator.

In consideration for administrative services, the Master Fund pays the Independent Administrator a monthly administration fee (the “Administration Fee”) based on the month-end net assets of the Master Fund. The Administration Fee is determined, on an annualized basis, on a base rate of a percentage of the Master Fund’s month-end net assets for the first $2 billion of net assets. In addition, the Independent Administrator charges fees for legal, transfer agency, compliance, and certain other services.

CUSTODIAN

Citibank N.A., located at 388 Greenwich Street, New York, New York 10013 (the “Custodian”) acts as custodian for the Master Fund. Pursuant to a custodian agreement (“Custodian Agreement”), the Custodian maintains a separate account in the name of the Master Fund, holds and transfers portfolio securities on account of the Master Fund, accepts receipts and makes disbursements of money on behalf of the Master Fund, collects and receives income and other payments and distributions on account of the Master Fund’s securities. The Master Fund also may enter into principal transactions with one or more affiliates of the Custodian.

FUND EXPENSES

The Funds, the Offshore Fund and the Master Fund pay all of their expenses other than those that the Adviser or an affiliate of the Adviser assumes, if any. The expenses of the Funds (whether directly or indirectly through Offshore Fund and, in turn, the Master Fund) include, but are not limited to, all fees and expenses related to portfolio transactions and positions made in Investment Funds, and enforcing rights in respect of such investments; the Investment Management Fee, the Servicing Fee and the Administration Fee; brokerage commissions; interest and fees on any borrowings; directors’ fees; directors’ and officers’ insurance; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside legal counsel, including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Shares; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Funds, the Offshore Fund or the Master Fund; all costs and charges for equipment or services used in communicating information regarding the Funds’, the Offshore Fund’s or the Master Fund’s transactions among the Adviser and any custodian or other agent engaged by the Master Fund; bank services fees; expenses of preparing, printing, and distributing copies of this Memorandum, and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to Partners, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Partners’ meetings; expenses of corporate data processing and related services; Partner recordkeeping and Partner account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the Independent Directors; insurance premiums; and extraordinary expenses such as litigation expenses. The Master Fund may need to sell portfolio securities to pay fees and expenses, which could affect investment returns to Partners of the Funds. As required by the Master Fund’s limited partnership agreement, the Adviser has contractually agreed to waive and/or reimburse the Master Fund for its management fees and other expenses to the extent necessary to limit the total annualized expenses (excluding fees and expenses directly charged by Investment Funds and Investment Managers, borrowing and other trading and execution costs and fees, taxes, litigation and indemnification expenses, judgments and other extraordinary expenses not incurred in the ordinary course of the Master Fund’s business) of the Master Fund to 1.25% of the net asset value of the Master Fund. The Master Fund Expense Limitation Agreement will be applied on an annualized basis such that total expenses incurred by the Master Fund through the end of any fiscal quarter are limited to the pro-rated portion of 1.25% based on the relevant quarter end during the fiscal year (e.g. as of September 30, the limitation would be 3/4 of 1.25%).

The Adviser bears all of its expenses and its own costs incurred in providing investment advisory services to the Funds, including travel and other expenses related to the selection and monitoring of Investment Funds. In addition, the Adviser is responsible for the payment of the compensation and expenses of those Directors and officers of the Funds affiliated with the Adviser, and making available, without expense to the Funds, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

Each Fund’s offering costs were paid by the Legacy Master Fund.

The Investment Funds will bear various fees and expenses in connection with their operations. These fees and expenses are similar to those incurred by the Funds. In addition, the Investment Funds will pay asset-based fees to their Investment Managers and generally may pay performance-based fees or allocations to their Investment Managers, which effectively reduce the investment returns of the Investment Funds. These expenses, fees, and allocations are in addition to those incurred by the Funds themselves. As an investor in the Investment Funds, the Funds will indirectly bear a portion of the expenses and fees of the Investment Funds.

The Funds’ fees and expenses will decrease the net profits or increase the net losses of the Funds that are credited to or debited against each Partner’s capital account.

PORTFOLIO TRANSACTIONS

The Funds

As a result of the Funds’ investment objective, the Funds do not anticipate actively executing portfolio transactions other than incidental to liquidation activities. Nevertheless, the Funds anticipate that some of their portfolio transactions may be subject to expenses.

Each Fund will bear any commissions or spreads in connection with its portfolio transactions. In placing orders, it is the policy of the Funds to obtain the best results taking into account the broker-dealer’s general execution and operational facilities, the type of transaction involved, and other factors such as the broker-dealer’s risk in positioning the securities involved. While the Adviser generally seeks reasonably competitive spreads or commissions, the Funds will not necessarily be paying the lowest spread or commission available. In executing portfolio transactions and selecting brokers or dealers, the Adviser seeks to obtain the best overall terms available for the Funds. In assessing the best overall terms available for any transaction, the Adviser considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by the Adviser based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, however, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

The Investment Funds

The Investment Funds incur transaction expenses in the management of their portfolios, which will decrease the value of the Funds’ investment in the Investment Funds. In view of the fact that the investment program of certain of the Investment Funds may include trading as well as investments, short-term market considerations will frequently be involved, and it is anticipated that the turnover rates of the Investment Funds may be substantially greater than the turnover rates of other types of investment vehicles. In addition, the order execution practices of the Investment Funds may not be transparent to the Funds. Each Investment Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage. The Adviser will have no direct or indirect control over the brokerage or portfolio trading policies employed by the investment advisers of the Investment Funds. The Adviser expects that each Investment Fund will generally select broker-dealers to effect transactions on the Investment Fund’s behalf substantially in the manner set forth below.

Each Investment Fund generally will seek reasonably competitive commission rates. However, Investment Funds may not necessarily pay the lowest commission available on each transaction, and may engage in transactions with broker-dealers based on different criteria than those considered by the Funds. Investment Funds may not be subject to the same regulatory restrictions on principal and agency transactions. The Funds will indirectly bear the commissions or spreads in connection with the portfolio transactions of the Investment Funds.

No guarantee or assurance can be made that an Investment Fund’s brokerage transaction practices will be transparent or that the Investment Fund will establish, adhere to, or comply with its stated practices. However, as the Investment Funds generally are not investment companies registered under the Investment Company Act, they may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Investment Fund’s investment adviser or its affiliates rather than the Investment Fund.

As with the Funds, Investment Funds may make investments directly in the issuers of their underlying securities, and in some instances may not be subject to transaction expenses.

VOTING

Each Partner will have the right to cast a number of votes based on the value of such Partner’s investment percentage at any meeting of Partners called by the (i) Board or (ii) Partners holding at least a majority of the total number of votes eligible to be cast by all Partners. Partners will be entitled to vote on any matter on which shareholders of a registered investment company are entitled to vote under the 1940 Act. Notwithstanding their ability to exercise their voting privileges, Partners are not entitled to participate in the management or control of the Funds’ business, and may not act for or bind the Funds.

CONFLICTS OF INTEREST

The investment activities of the Adviser, the Investment Managers, and their respective affiliates (including the Principals), and their directors, trustees, managers, members, partners, officers, and employees (collectively, the “Related Parties”), for their own accounts and other accounts they manage, may give rise to conflicts of interest that could disadvantage the Funds, their Partners, and the Master Fund. The Adviser and other Related Parties are involved with a broad spectrum of financial services and asset management activities, and may, for example, engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Funds or the Partners. The trading activities of the Related Parties are carried out without references to positions held directly or indirectly by the Funds. In addition, the Related Parties may be involved with other investment programs, investment partnerships or separate accounts that use Investment Managers or Investment Funds that are a part of the Master Fund’s portfolio. The Master Fund’s and the Funds’ operations may give rise to other conflicts of interest that could disadvantage the Funds and the Partners.

Salient provides wealth management and advisory services to its clientele. As a result, the Related Parties and their respective affiliates, directors, partners, trustees, managers, members, officers and employees, including those who may be involved in the investment activities and business operations of the Funds and the Master Fund, are engaged in businesses, and have interests, other than that of managing the Funds and the Master Fund. These are considerations of which investors in the Funds should be aware, and which may cause conflicts that could disadvantage the Funds. These activities and interests include potential multiple advisory, transactional, financial and other interests in securities, instruments and companies that may be held by the Master Fund. Present and future activities of the Related Parties may give rise to additional conflicts of interest. As a result of the Funds’ investment objective, certain conflicts of interest discussed herein may be mitigated as compared to an actively managed fund-of-funds.

In acquiring Shares of the Funds, a Partner is deemed to have acknowledged and assented to the existence of potential conflicts of interest relating to the Related Parties and to the Funds’ and the Master Fund’s operating in the face of these conflicts.

Certain of the Related Parties may participate in the fixed income, equity and other markets in which the Funds and Master Fund directly or indirectly invests. In addition, certain of the Related Parties could engage as investors, advisers, agents and principals, in relation to certain of the same securities, issuers, currencies and other instruments in which the assets of the Funds (through the Master Fund or the Investment Funds) may be invested, and these activities may have a negative effect on the Funds.

Certain of the Related Parties may give advice, and take action, with respect to any of its clients or proprietary or other accounts, that may conflict with the advice given to the Funds, or may involve a different timing or nature of action taken than with respect to the Funds. Such transactions, whether in respect of proprietary accounts, customer accounts other than those advised by the Adviser, or certain other accounts that are advised by the Adviser, may affect the prices and availability of the securities, currencies and other instruments in which the Funds (directly or indirectly through the Master Fund and the Investment Funds) may invest. In addition, accounts or funds managed by the Related Parties may compete with the Funds (directly or indirectly through the Master Fund and the Investment Funds) for investment opportunities. As a result, transactions for the Funds (directly or indirectly through the Master Fund and the Investment Funds) may be effected at prices or rates that may be less favorable than would have been the case absent such conflicts, and the Funds may be negatively affected. The results of the investment activities of the Funds may differ significantly from the results achieved by Related Parties for accounts or accounts managed by them and from the results achieved by the Adviser for other advised accounts. This may have a negative effect on the Funds.

Subject to applicable regulatory requirements, the Funds may hold (through the Investment Funds) securities of companies affiliated with the Related Parties or in which certain of the Related Parties have an equity or participation interest. Any purchase, holding and sale of such investments by the Funds (through the Investment Funds) may enhance the profitability of the Related Parties’ own investments in such companies.

Certain of the Related Parties may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and conduct other activities that may cause the same types of conflicts as those conflicts described herein applicable to the proprietary, management, advisory and other activities of Related Parties. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees and affiliates of the Adviser that are the same, different from or made at different times than positions taken for the Funds and the Master Fund or an Investment Fund in which the Funds participate. In connection with the above, each of the Funds and the Adviser has adopted a code of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act and regulations thereunder that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Funds’ portfolio transactions. See “CODES OF ETHICS” below.

Accounts or investment funds managed or advised by Related Parties (including those managed by the Adviser) may engage in transactions in the same types of securities, currencies and instruments as the Funds, and from which the Adviser or the Related Parties may receive more or less compensation for its services than the Adviser receives from the Funds. As a result, Related Parties and accounts or funds which Related Parties may manage or advise (including, without limitation, those funds discussed in greater detail below), or in which Related Parties and its personnel may have a proprietary interest, may compete with the Funds for appropriate investment opportunities. For example, Investment Managers may limit the number of investors in or size of an Investment Fund or the amount of assets and accounts that they will manage. The allocation of such opportunities among Related Parties’ funds and accounts may present conflicts, as may the potentially different investment objectives of different investors. In determining such allocations, a number of factors may be considered, which may include the relative sizes of the applicable funds and accounts and their expected future sizes, the expected future capacity of the applicable Investment Funds, the funds available for allocation at any given time and the investment objectives of the Funds and such other funds and accounts. Allocation of investment opportunities among the Funds and other funds and accounts will be made by the Adviser or by Related Parties in their capacities as the managers of such funds and accounts in a reasonable and equitable manner, as determined by them in their sole discretion. The disposition of any such investments is subject to the same conditions.

The Related Parties are not under an obligation to share investment opportunities, ideas or strategies with the Funds. The Related Parties may keep any profits, commissions, and fees accruing to them in connection with its activities (including activities described in this “CONFLICTS OF INTEREST” section and its other activities) for themselves and their clients, and the fees or allocations from the Funds will not be reduced thereby.

Subject to applicable regulatory requirements, Related Parties from time to time may invest proprietary or client capital with investment advisers, including Investment Managers selected by the Funds, and also may invest in Investment Funds in which the Funds invest on terms different than the interest held by the Funds. In addition, Related Parties may have other business relationships with such Investment Managers. Related Parties may seek to perform financial services for, and will receive compensation from, Investment Funds, the sponsors of Investment Funds, companies in which Investment Funds invest, or other parties in connection with transactions related to those investments, or otherwise. This compensation could include financial advisory fees, as well as other types of compensation. Compensation for other financial services will not be shared with the Funds or the Partners and may be received before the Funds realize a return on their investment.

Related Parties may, from time to time, invest in the Funds. Any repurchase of Shares held by the Related Parties will be effected pursuant to an offer to repurchase Shares which is made by the Funds to all of the Partners. Such repurchases may have an adverse effect on the Funds’ investment strategies, the breadth of their allocation of investments and on the fees, expenses and costs incurred by the Partners.

To the extent permitted by applicable law, including, without limitation, the Investment Company Act, an Investment Fund may enter into transactions and invest in futures, securities, currencies, swaps, options, forward contracts or other instruments on behalf of the Funds in which one of the Related Parties, acting as principal or on a proprietary basis for its customers, serves as the Counterparty. The Adviser and Related Parties will not, directly or indirectly, purchase securities or other property from, or sell securities or other property to, the Funds. However, subject to compliance with applicable law, including without limitation, the Investment Company Act, the Funds may engage in transactions with accounts which are affiliated with the Funds because they are advised by Related Parties or because they have common officers, directors or managers. Such transactions would be made in circumstances where the Adviser has determined that it would be appropriate for the Funds to purchase and the Adviser or another client of the Related Parties to sell, or the Funds to sell and another client of the Related Parties to purchase, the same security or instrument on the same day.

Purchases or sales of securities for the account of the Funds or an Investment Fund or through a sub-adviser may be bunched or aggregated with orders for other accounts of the Related Parties, including other investment partnerships (including those in which the Related Parties or their employees have a beneficial interest). Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, which may be disadvantageous to the Funds.

Although Servicing Fees are paid for the provision of ongoing investor services and are intended primarily for such services, to any extent that the Servicing Fees could be considered to support the distribution of the Funds, Partners would be paying for distribution of Fund interests out of the Funds’ assets. To any extent that the Servicing Fees could be considered to support distribution of the Funds, the Adviser would not have to pay such expenses from its other resources, which is an incentive to maintain Servicing Fees and considered a conflict of interest in this respect. An investment adviser would benefit from the payment by an investment company of distribution expenses, including compensation to intermediaries, to the extent that an investment adviser does not itself need to make such payments.

CONFLICTS OF INTEREST RELATING TO THE INVESTMENT MANAGERS

The Adviser anticipates that each Investment Manager will consider participation by the applicable Investment Fund in all appropriate investment opportunities that are also under consideration for investment by the Investment Manager for other investment funds and accounts managed by the Investment Manager (“Investment Manager Accounts”) that pursue investment programs similar to that of the applicable Investment Fund or the Funds. However, there can be no guarantee or assurance that Investment Managers will follow such practices or that an Investment Manager will adhere to, and comply with, its stated practices, if any. In addition, circumstances may arise under which an Investment Manager will cause its Investment Manager Accounts to commit a larger percentage of their assets to an investment opportunity than to which the Investment Manager will commit assets of the Investment Fund. Circumstances also may arise under which an Investment Manager will consider participation by its Investment Manager Accounts in investment opportunities in which the Investment Manager intends not to invest on behalf of the Investment Fund, or vice versa.

Situations may occur where the Funds could be disadvantaged by investment activities conducted by the Investment Manager for the Investment Manager Accounts. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for an Investment Fund in which the Funds and/or Investment Manager Accounts participate (collectively, “Co-Investors” and, individually, a “Co-Investor”), limiting the size of the Investment Fund’s position; (2) legal prohibitions on the Co-Investors’ participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instrument is limited.

An Investment Manager may from time to time cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Investment Manager determined it was appropriate for the Investment Fund to purchase and an Investment Manager Account to sell, or the Investment Fund to sell and the Investment Account to purchase, the same security or instrument on the same day.

Each Investment Manager, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made on behalf of an Investment Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Investment Manager that are the same as, different from or made at different times than positions taken for the Investment Fund in which the Funds participate. Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest that could disadvantage the Funds and their Partners.

Investment Managers or their affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by the Investment Manager or its affiliates. In addition, Investment Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that brokers (including, without limitation, affiliates of the Investment Manager) may provide to one or more Investment Manager Accounts.

CODES OF ETHICS

The Funds and the Adviser each has adopted a code of ethics as required by applicable law, which is designed to prevent affiliated persons of the Funds and the Adviser from engaging in deceptive, manipulative or fraudulent activities in connection with securities held or to be acquired by the Funds (which also may be held by persons subject to a code of ethics). There can be no assurance that the codes of ethics will be effective in preventing such activities. Each code of ethics may be examined on the Internet from the SEC’s website at www.sec.gov. In addition, each code of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

The Adviser’s code of ethics allows personnel to invest in securities for their own account, but requires compliance with the code’s provisions. The code of ethics requires prior approval of purchases of securities in initial public offerings or private placements.

LIQUIDITY REQUIREMENTS

Certain asset classes and/or Investment Funds have limitations on liquidity (e.g., private equity, private energy, private real estate and certain other Investment Funds with limitations on the ability of an investor to withdraw capital, such as long lock-up periods). Accordingly, the Investment Funds have limitations on withdrawals, such as quarterly withdrawals with notice provisions or often more limited withdrawal rights or none at all (such as in the case of self-liquidating funds, where the investor typically only receives liquidity as the fund liquidates underlying investments).

The Funds’ portfolio is not subject to any minimum liquidity requirement imposed by regulation. The Funds’ anticipated portfolio, as of the date hereof, will consist primarily of Investment Funds that are largely illiquid. The remaining portion of the Funds’ investment portfolio is invested in liquid assets and Investment Funds that have withdrawal rights more frequent than annually, for example, quarterly, and not more than a one-year lock-up remaining. These percentages will change over time as investments liquidate; however, due to the long-term, illiquid nature of many of the Investment Funds, it is expected that the percentage of such assets will increase over time as the Master Fund receives withdrawal and/or liquidation proceeds from the more liquid investments and as self-liquidating Investment Funds make distributions.

THE SHARES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE AND IT IS NOT ANTICIPATED THAT A SECONDARY MARKET FOR THE SHARES WILL DEVELOP. THE SHARES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE APPROPRIATE FUND’S LIMITED PARTNERSHIP AGREEMENT. THE FUNDS DO NOT ANTICIPATE TO REPURCHASE SHARES FROM INVESTORS EXCEPT IN LIMITED CIRCUMSTANCES AND SHARES WILL NOT BE REDEEMABLE AT A PARTNER’S OPTION NOR WILL THEY BE EXCHANGEABLE FOR INTERESTS OR SHARES OF ANY OTHER FUND. AS A RESULT, AN INVESTOR MAY NOT BE ABLE TO SELL OR OTHERWISE LIQUIDATE HIS OR HER SHARES. THE SHARES ARE APPROPRIATE ONLY FOR THOSE INVESTORS WHO DO NOT REQUIRE A LIQUID INVESTMENT AND WHO ARE AWARE OF THE RISKS INVOLVED IN INVESTING IN THE FUNDS. IN ADDITION, THE FUNDS MAY HAVE A LENGTHY EXISTENCE BASED ON THE LIQUIDATION OF THE INVESTMENT FUNDS. SEE “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE – INVESTMENT FUNDS’ SECURITIES ARE GENERALLY ILLIQUID.”

OUTSTANDING SECURITIES

PMF Fund*

Title of Class	Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding Exclusive of Amount Shown Under “Amount Held by Registrant or for its Account”
Shares	Unlimited	N/A	$0

*	As of the date hereof.

TEI Fund*

Title of Class	Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding Exclusive of Amount Shown Under “Amount Held by Registrant or for its Account”
Shares	Unlimited	N/A	$0

*	As of the date hereof.

As of the date hereof, each Fund is a wholly-owned subsidiary of the Legacy Master Funds. The Funds will each own more than 5% of the Master Fund.

REPURCHASES OF SHARES

No Right of Redemption

No Partner (or other person holding Shares acquired from a Partner) will have the right to require a Fund to redeem its Shares or any portion thereof. No public market exists for the Shares, and none is expected to develop. Consequently, Partners may not be able to liquidate their investment other than as a result of repurchases of Shares by the Funds, as described below.

Repurchases

The Funds do not anticipate conducting regular repurchases. The Board, in its sole discretion, may determine to cause each Fund to offer to repurchase Shares from Partners, including the Adviser, pursuant to written tenders by Partners. However, the Funds’ assets consist primarily of their interest in the Master Fund (via the Offshore Fund in the case of the TEI Fund). Therefore, in order to finance the repurchase of Shares pursuant to repurchase offers, each Fund may find it necessary to liquidate all or a portion of its interest in the Master Fund in the case of the PMF Fund, or, in the case of the TEI Fund, the Offshore Fund, which in turn must liquidate all or a portion of its interest in the Master Fund. Because interests in the Master Fund and Offshore Fund may not be transferred, the PMF Fund and TEI Fund may withdraw a portion of their interest only pursuant to repurchase offers by the Master Fund and Offshore Fund, respectively. The Funds generally will not conduct a repurchase offer for Shares unless the Master Fund simultaneously conducts a repurchase offer for its limited partnership interests The Funds, however, may also consider offers by third parties to purchase Master Fund Interests, which may be at a discount to net asset value, and may under such circumstances conduct a corresponding offer to repurchase Fund Shares, potentially at a discount to net asset value of the Shares, to reflect any sale by the Funds of Master Fund interests. The Master Fund’s Board retains the discretion to approve requests to tender or transfer its interests and, therefore, there are no assurances that the Master Fund’s Board will, in fact, decide to undertake any repurchase offer or allow any transfer of Master Fund interests necessary for the Funds to engage in a third party sale.

TRANSFERS OF SHARES

No person shall become a substituted Partner of a Fund without the consent of the Fund, which consent may be reasonably withheld in its sole discretion. Shares held by Partners may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Partner; or (ii) under other limited circumstances, with the consent of the Board (which may be reasonably withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Unless counsel to the Funds confirms that the transfer will not cause a Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of Shares (or portion thereof) unless the transfer is: (i) one in which the tax basis of the Shares in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Partner (e.g., certain transfers to affiliates, gifts and contributions to family entities); (ii) to members of the transferring Partner’s immediate family (siblings, spouse, parents, or children); or (iii) a distribution from a qualified retirement plan or an individual retirement account.

Notice to a Fund of any proposed transfer must include evidence satisfactory to the Board or its delegee that the proposed transferee, at the time of transfer, meets any requirements imposed by such Fund with respect to investor eligibility and suitability. See “ELIGIBLE INVESTORS.” Notice of a proposed transfer of Shares must also be accompanied by a properly completed Subscription Agreement in respect of the proposed transferee. In connection with any request to transfer Shares (or portion thereof), a Fund may require the Partner requesting the transfer to obtain, at the Partner’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of Shares by a Partner (i) unless such transfer is to a single transferee, (ii) if, after the transfer of the Shares, the balance of the capital account of each of the transferee and transferor is less than $100,000; or (iii) if such a transfer does not meet certain restrictions imposed by the Board on transfers for value. Each transferring Partner and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Partner, will be entitled to the allocations and distributions allocable to the Shares or a portion of the Shares so acquired, to transfer the Shares or a portion of the Shares in accordance with the terms of the LP Agreement and to request repurchase of the Shares or a portion of the Shares by the Fund, but will not be entitled to the other rights of a Partner unless and until the transferee becomes a substituted Partner as specified in the LP Agreement. If a Partner transfers Shares with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Partner.

By subscribing for Shares, each Partner agrees to indemnify and hold harmless the Fund, the Board, the General Partner, the Adviser, and each other Partner, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Partner in violation of the LP Agreement or any misrepresentation made by that Partner in connection with any such transfer.

CALCULATION OF NET ASSET VALUE; VALUATION

Each of the Funds and the Master Fund will calculate its NAV as of the close of business on the last business day of each accounting period (as defined under “CAPITAL ACCOUNTS AND ALLOCATIONS—Capital Accounts”) and at such other times as the Board may determine, including in connection with repurchases of Shares, in accordance with the procedures described below or as may be determined from time to time in accordance with policies established by the Board. The NAV of a Fund will equal the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses. The NAV of the Master Fund will equal the value of the total assets of the Master Fund, less all of its liabilities, including accrued fees and expenses. Because the Funds intend to invest substantially all of their investable assets in the Master Fund, (in the case of the TEI Fund, indirectly through the Offshore Fund), the value of the assets of the Funds will depend on the value of their share of the Investment Funds or other investments in which the Master Fund invests.

The Board Valuation Committee of the Master Fund oversees, and the Adviser’s Valuation Committee implements, the valuation of the Master Fund’s investments, including interests in the Investment Funds, in accordance with written policies and procedures (the “Valuation Procedures”) that the Boards of the Master Fund and the Funds have approved for purposes of determining the value of securities held by the Master Fund, including the fair value of the Master Fund’s investments in Investment Funds. The Adviser’s Valuation Committee consists of members of the Investment Committee, additional officers of the Fund, and one or more representatives of the Adviser. The Directors, including the Independent Directors, and the members of the Board Valuation Committee and the Adviser’s Valuation Committee, respectively, have been advised of their duties with respect to valuation as described in the Valuation Procedures.

As a general principle, the fair valuation of a security should reflect the amount that the Adviser’s Valuation Committee determines that the Master Fund might reasonably expect to receive for the security upon the orderly sale or redemption of the security, based on information available at the time, that the Adviser’s Valuation Committee believes to be reliable. In the case of a security issued by an Investment Fund, this would typically be equal to the amount that the Funds might reasonably expect to receive from the Investment Fund if the Fund’s interest were redeemed on the date as of which it was valued. It is anticipated that the Adviser’s Valuation Committee will make this determination based on the valuation most recently provided by the Investment Fund, in accordance with the policies the Investment Fund has established, which may constitute the Investment Fund’s best estimate at the time based upon data then available, as well as any other relevant information reasonably available at the time of the valuation of the Master Fund’s portfolio.

At the time of an investment by the Legacy Master Fund in any Investment Fund, the Adviser’s Valuation Committee conducted a due diligence review of the valuation methodologies used by the Investment Fund. As a general matter Investment Funds selected by the Legacy Master Fund use market value when available, and otherwise will use principles of fair value applied in good faith. The Adviser’s Valuation Committee will consider whether it is appropriate, in light of the relevant circumstances, to value interests at the NAV as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount.

The Valuation Procedures approved by the Board provide that, where deemed appropriate by the Adviser and consistent with the Investment Company Act, investments in Investment Funds may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Master Fund is aware of sales of similar securities to third parties at different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties). In such a situation, the

Master Fund’s investment will be revalued in a manner that the Adviser’s Valuation Committee, in accordance with the Valuation Procedures, determines in good faith best reflects fair value. In addition, certain Investment Funds holding assets that may not vary widely on a near-term basis (for example, those holding certain private equity or real estate investments) may report values less frequently than other Investment Funds holding more liquid assets which may be anticipated to vary in value on a near-term basis. The Board and Board Valuation Committee will be responsible for ensuring that the Valuation Procedures are fair to the Funds and consistent with applicable regulatory guidelines.

To the extent the Master Fund holds securities or other instruments that are not investments in Investment Funds, the Master Fund will generally value such assets as described below. Securities traded (1) on one or more of the U.S. national securities exchanges or the over-the-counter Bulletin Board will be valued at their last sales price, and (2) on the Nasdaq Stock Market will be valued at the Nasdaq Official Closing Price (“NOCP”), at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined. Securities traded on the Nasdaq Stock Market for which the NOCP is not available will be valued at the mean between the closing bid and asked prices in this market. Securities traded on a foreign securities exchange will generally be valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. dollars at the current exchange rate. If an event occurs between the close of the foreign exchange and the computation of the Master Fund’s net asset value that would materially affect the value of the security, the value of such a security will be adjusted to its fair value. Except as specified above, the value of a security, derivative, or synthetic security that is not actively traded on an exchange shall be determined by an unaffiliated pricing service that may use actual trade data or procedures using market indices, matrices, yield curves, specific trading characteristics of certain groups of securities, pricing models, or combinations of these. The Adviser’s Valuation Committee or Independent Administrator, as applicable, will monitor the value assigned to each security by the pricing service to determine if it believes the value assigned to a security is correct. If the Independent Administrator or Adviser’s Valuation Committee, as applicable, believes that the value received from the pricing service is incorrect, then the value of the security will be its fair value as determined in accordance with the Valuation Procedures.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Adviser’s Valuation Committee and/or the Board Valuation Committee, in consultation with the Independent Administrator or the Adviser, will reevaluate the Funds’ fair value methodology to determine, what, if any, adjustments should be made to the methodology.

Although the Valuation Procedures approved by the Board provide that the Adviser’s Valuation Committee will review the valuations provided by the Independent Administrator (via the Investment Managers or their administrators), none of the Board Valuation Committee, the Independent Administrator, the Adviser’s Valuation Committee or the Adviser will be able to confirm independently the accuracy of any unaudited valuations provided thereby.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Funds’ net assets if the judgments of the Board, the Board Valuation Committee, the Adviser, the Adviser’s Valuation Committee and/or the Independent Administrator (in reliance on the Investment Funds, the Investment Managers and/or their administrators) regarding appropriate valuations should prove incorrect. The Master Fund may desire to dispose of an interest in an Investment Fund, but be unable to dispose of such interest, and could therefore be obligated to continue to hold the interests for an extended period of time. In such a case, the Independent Administrator, upon consultation with the Adviser’s Valuation Committee or the Adviser, may continue to value the interests without the benefit of the Investment Manager’s or its administrator’s valuations, and may, in its sole discretion, determine to discount the value of the interests in accordance with the Valuation Procedures.

CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

Each Fund will maintain a separate capital account on its books for each Partner. Each Partner’s capital account will have an opening balance equal to the Partner’s initial contribution to the capital of the relevant Fund and thereafter, will be (i) decreased for any payments upon repurchase of such Partner’s Shares or any distributions in respect of such Partner, and (ii) increased or decreased as of the close of each accounting period (as defined below) by such Partner’s allocable share of the net profits or net losses of the Fund. A Partner’s capital account will also be adjusted for any amounts debited against the Partner’s capital account as described below.

Partners’ capital accounts are adjusted on the last business day of each accounting period, other than for capital contributions (which are not expected to occur following the initial contribution), which are credited to the Partners’ capital accounts as of the beginning of each accounting period. The initial accounting period begins upon the commencement of operations of a Fund. Each subsequent accounting period begins on the business day after the last business day of the preceding accounting period, and each accounting period (including the initial accounting period) ends on the first to occur of (1) the last business day of each fiscal year of each Fund, (2) the last business day of each taxable year of each Fund; (3) the business day preceding the effective date on which a contribution of capital is made to a Fund; (4) the Valuation Date with respect to any repurchase of Shares by a Fund, or the business day preceding the effective date of any repurchase of any Shares of any Partner or the complete withdrawal by a Partner; (5) the business day preceding the business day on which a substituted Partner is admitted to a Fund; or (6) the effective date on which any amount is credited to or debited from the capital account of any Partner other than an amount to be credited to or debited from the capital accounts of all Partners in accordance with their respective investment percentages (as defined below).

In addition, the final accounting period shall end on the date a Fund dissolves. An “investment percentage” will be determined for each Partner as of the start of each accounting period by dividing the balance of the Partner’s capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Partners for that Fund as of that date, as adjusted for any capital contributions as of the beginning of such accounting period. The NAV of a Partner’s Shares will reflect the value of the Partner’s capital account.

Investors should note that fees charged directly for services in conjunction with an investment in a Fund and/or maintenance of investor accounts may reduce the amount of an initial or subsequent contribution of capital and may impact an investor’s capital account.

Allocation of Profit and Loss

Net profits or net losses of each Fund for each accounting period will be allocated among and credited to or debited against the capital accounts of all Partners as of the last business day of each accounting period in accordance with Partners’ respective investment percentages as of the start of such accounting period. Net profits or net losses will be measured as the net change in the value of the net assets of each Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including private placement and organizational expenses) during an accounting period, adjusted to exclude any items to be allocated among the capital accounts of the Partners other than in accordance with the Partners’ respective investment percentages.

Allocation of Special Items — Certain Withholding Taxes and Other Expenditures

Withholding taxes or other tax obligations incurred by a Fund that are attributable to any Partner will be debited against the capital account of that Partner as of the close of the accounting period during which the relevant Fund accrued or paid those obligations, and any amounts then or thereafter distributable to the Partner will be reduced by the amount of those taxes accrued or paid. If the amount of those taxes is greater than the distributable amounts, then the Partner and any successor to the Partner’s Shares is required to pay upon demand to such Fund, as a contribution to the capital of the Fund, the amount of the excess. The Funds are not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner, although in the event that a Fund determines that a Partner is eligible for a refund of any withholding tax, it may, at the request and expense of that Partner, assist the Partner in applying for the refund.

Any expenditures payable by a Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, will generally be charged to only those Partners on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the capital accounts of the applicable Partners as of the close of the accounting period during which the items were paid or accrued by such Fund.

Reserves

Appropriate reserves may be created, accrued, and charged against net assets and proportionately against the capital accounts of the Partners for contingent liabilities including taxes as of the date the contingent liabilities become known to the relevant Fund or the Board. Reserves will be in such amounts (subject to increase or reduction) that a Fund or the Board may deem necessary or appropriate.

Unclaimed Property

A Partner’s unclaimed property may be transferred to the appropriate state under certain circumstances specified by applicable state law.

CERTAIN TAX CONSIDERATIONS

The following summary describes certain significant United States federal income tax consequences of owning Shares to investors who are U.S. persons, i.e., a citizen or resident of the United States, a corporation or partnership created or organized in the United States or any state thereof, or an estate or trust, the income of which is includible in income for federal income tax purposes regardless of its source. The summary does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors (e.g., tax-exempt and foreign investors and insurance companies) subject to special treatment under the federal income tax laws.

THIS SUMMARY IS NECESSARILY GENERAL, AND EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH ITS OWN TAX ADVISER WITH RESPECT TO THE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF PURCHASING AND HOLDING SHARES.

This summary is based on the Code as in effect on the date of this Memorandum, the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), rulings of the U.S. Internal Revenue Service (the “IRS”), and court decisions in existence on the date hereof, all of which are subject to change. The Funds have not sought a ruling from the IRS or any other federal, state or local agency with respect to any of the tax issues affecting the Funds.

Investors’ Reliance on Federal Tax Advice in this Memorandum

THE DISCUSSION CONTAINED IN THIS MEMORANDUM AS TO TAX CONSIDERATIONS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES. SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THE OFFERING MATERIALS, INCLUDING THE PRIVATE PLACEMENT OF SHARES OF THE FUNDS IN THE UNITED STATES. EACH TAXPAYER SHOULD SEEK FEDERAL TAX ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion presents, first, tax considerations with respect to the PMF Fund and, second, tax considerations with respect to the TEI Fund. Investments made by the Master Fund may have tax consequences with respect to the PMF Fund and its investors that are different from the tax consequences with respect to the Offshore Fund and the TEI Fund, and the TEI Fund’s investors. The Master Fund will be managed with a focus on investment performance, rather than on the tax consequences to a particular Fund and its investors.

The PMF Fund

Partnership Status of the PMF Fund and the Master Fund

In general, the federal income tax consequences of an investment in the PMF Fund will depend on whether the PMF Fund and the Master Fund will be treated for federal income tax purposes as partnerships rather than as associations taxable as corporations. No application will be made to the Service for a ruling on the classification of the PMF Fund or the Master Fund for tax purposes. For the reasons described below, the PMF Fund and the Master Fund are expected to be treated as partnerships for federal income tax purposes. If the Fund and the Master Fund are classified as “partnerships” for federal income tax purposes and are not “publicly traded partnerships,” they will not be subject to any federal income tax. Instead, the PMF Fund will be allocated a share of the Master Fund’s income and gain and Partners in the PMF Fund will be subject to tax on their distributive shares of PMF Fund income and gain and, subject to certain limitations described below, will be entitled to claim distributive shares of PMF Fund losses.

Under Section 7704 of the Code, “publicly traded partnerships” are generally treated as corporations for federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). Shares of the PMF Fund will not be traded on an established securities market. Treasury Regulations concerning the classification of partnerships as publicly traded partnerships (the “Section 7704 Regulations”) provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof).

The Section 7704 Regulations include a “redemption or repurchase agreement” safe harbor under which partnership interests can avoid being treated as readily tradable. The Section 7704 Regulations provide that this safe harbor applies in the case of a “redemption or repurchase agreement,” which is defined as “a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or a person related to another partner.” The Section 7704 Regulations provide that the transfer of an interest in a partnership pursuant to a redemption or repurchase agreement is disregarded in determining whether interests in the partnership are readily tradable if (1) the redemption or repurchase agreement provides that the redemption or repurchase cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption or repurchase right, (2) the redemption or repurchase price is established not more than four times during the partnership’s taxable year, and (3) the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed 10 percent of the total interests in partnership capital or profits (calculated by adding the percentages of total interests transferred at the time of each transfer, but excluding certain transfers such as block transfers).

The repurchase procedures established by the PMF Fund satisfy the first of the requirements for a safe-harbor redemption or repurchase agreement. The value of the Shares being repurchased is established on a date no earlier than 30 days after the expiration of the period during which tenders may be submitted, and the initial payment is made no sooner than the 30th day after the valuation date. Accordingly, the repurchase cannot occur until at least 60 calendar days after the tendering Partner submits its tender.

The PMF Fund’s LP Agreement contains provisions satisfying the second of the requirements for a safe-harbor redemption or repurchase agreement. The LP Agreement provides that the PMF Fund will not offer to repurchase Shares on more than four occasions in any Fiscal Year and, therefore, the repurchase price for Shares will be established not more than four times during the year.

The third condition of the “redemption or repurchase agreement” safe harbor is that the repurchased interests’ partnership capital or profits not exceed 10 percent per year of the total interests in partnership capital or profits. The LP Agreement does not contain an explicit limitation on the percentage of Shares that can be repurchased in any year. Nevertheless, the transfer restrictions and repurchase provisions of the LP Agreement and the PMF Fund’s procedures are sufficient to meet the requirements of the “redemption or repurchase agreement” safe harbor as set forth in the Section 7704 Regulations in any year in which the PMF Fund repurchases Shares not in excess of 10 percent of the total interests in the PMF Fund’s capital or profits.

In the event that, in any year, the PMF Fund repurchases Shares in excess of 10 percent of the total interests in its capital or profits, the PMF Fund will not satisfy the “redemption or repurchase agreement” safe harbor. The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event, the partnership’s status is examined to determine whether, taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

If it were determined that the PMF Fund should be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes (as a result of a successful challenge by the IRS, changes in the Code, the Treasury Regulations or judicial interpretations thereof, a material adverse change in facts or otherwise), the taxable income of the PMF Fund would be subject to corporate income tax when recognized by the PMF Fund; distributions of such income, other than in certain redemptions of Shares, would be treated as dividend income when received by the Partners to the extent of the current or accumulated earnings and profits of the PMF Fund; and Partners would not be entitled to report profits or losses realized by the PMF Fund.

The Master Fund will also be treated as a partnership for federal income tax purposes. As entities treated as partnerships for tax purposes, the PMF Fund and the Master Fund are not themselves subject to federal income tax. Each will file an annual partnership information return with the IRS that will report the results of operations. The PMF Fund will report its allocable share of the Master Fund’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss; and each Partner will be required to report separately on its income tax return its distributive share of the PMF Fund’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. The amount and times of distributions, if any, will be determined in the sole discretion of the PMF Fund’s Board. Each Partner will be taxed on its distributive share of the PMF Fund’s taxable income and gain regardless of whether it has received or will receive a distribution from the PMF Fund. Partners will also be allocated taxable gain based upon the timing of the recognition and allocation of such gain to the Master Fund, which could result in the allocation to a Partner of taxable gain recognized with respect to capital appreciation occurring prior to the Partner’s investment in the PMF Fund.

Taxation of the PMF Fund and Investment Funds

The PMF Fund invests in the Master Fund, which in turn generally invests in Investment Funds that are taxable as partnerships. However, the Master Fund may invest from time to time in Investment Funds that are taxable as corporations. The PMF Fund, the Master Fund and the Investment Funds that are taxable as partnerships are not subject to federal income tax. The PMF Fund’s income will include its allocable share of the income, gain, loss, deduction and credit of the Master Fund’s partnership investments. References below to positions held or transactions effected by the PMF Fund include its allocable share of the Master Fund’s interests in managed accounts and its allocable interest in positions held and transactions effected by the partnerships in which the Master Fund invests.

Corporate Investment Funds that are organized in foreign jurisdictions will be subject to federal income tax on their net income that is effectively connected with a U.S. trade or business and U.S. withholding tax on certain non-effectively connected U.S. source income. In general, the PMF Fund will recognize taxable gain or loss when the Master Fund disposes of stock in a corporate Investment Fund. Moreover, any corporate Investment Fund that is formed in a foreign jurisdiction will likely be treated as a “passive foreign investment company,” in which case, each Partner will be required to pay tax at ordinary income rates (as determined under Section 1291 of the Code) on its allocable share of any gain recognized on the sale of its indirect interest in the foreign corporate Investment Fund, plus a deemed interest charge (treated as an addition to tax) to reflect the deferral of income over the term for which the stock was held. The deferred tax charge will not apply if the Master Fund elects to recognize its allocable share of any foreign corporate Investment Fund’s income and gain annually. The Master Fund generally intends to make such an election when and to the extent available, but no assurances can be given that such election will be available or that if available the Master Fund will make such election.

Taxation of Partners

Each Partner will be required to report on its federal income tax return, and will be taxed upon, its allocable share of each item of the PMF Fund’s income, gain, loss, deduction and credit for each taxable year of the PMF Fund ending with or within the Partner’s taxable year. See “Allocations of Income, Gain, Loss and Deduction” below. Each item generally will have the same character and source (either U.S. or foreign), as though the Partner realized the item directly. Partners must report these items regardless of the extent to which, or whether, they receive cash distributions from the PMF Fund for such taxable year. Moreover, investments in certain securities, such as original issue discount obligations or preferred stock with redemption or repayment premiums, or in the stock of certain types of foreign corporations, such as a “controlled foreign corporation” or “passive foreign investment company,” could cause the PMF Fund, and consequently the Partners, to recognize taxable income without the PMF Fund or the Partners receiving any related cash distribution. An investment in a “passive foreign investment company” could also, in the absence of a specific election, cause a Partner to pay a deferred tax and interest charge on taxable income that is treated as having been deferred. In addition, because the net profits or net losses of the PMF Fund that are allocated to a Partner’s capital account reflect both gain and loss realized for federal income tax purposes and the unrealized appreciation and depreciation of investments, a Partner’s share of the taxable income of the PMF Fund in any year may be more or less than the amount of net profits or net losses allocated to the Partner’s capital account for that year.

FOR THE REASONS DESCRIBED ABOVE AND BECAUSE, AMONG OTHER THINGS, THE PMF FUND IS NOT GENERALLY OBLIGATED TO MAKE DISTRIBUTIONS, PARTNERS MAY RECOGNIZE SUBSTANTIAL AMOUNTS OF TAXABLE INCOME IN EACH YEAR, THE TAXES ON WHICH ARE FAR IN EXCESS OF ANY DISTRIBUTIONS FROM THE PMF FUND.

Partners will receive annual tax information necessary for completion of U.S. federal, state and local tax returns. This information in certain cases may include estimates, which could increase the likelihood of being audited, and may lack certain reportable information for their tax returns. The PMF Fund intends to furnish to Partners such information as soon as practicable after receipt of the necessary information from the Investment Funds. However, such annual tax information will be provided by the PMF Fund after April 15 of each year and, accordingly, Partners will need to file for extensions for the completion of their state and federal tax returns.

In addition, the Funds will not be in a position to independently verify the accuracy of tax information provided by the Investment Funds, their administrators or the Investment Managers. In the event the IRS challenges tax positions taken by the Investment Funds, Partners of the Funds could be adversely affected. In particular, Partners in the Funds could be required to amend prior tax returns and include additional amounts of income not previously reported, and pay federal income tax at applicable rates (together with applicable penalties and interest, if any) if the tax information that Investment Funds provide to the Funds is materially inaccurate or otherwise changes as a result of a successful challenge by the IRS.

Because the Fund expects to be treated as a partnership for federal income tax purposes, the Fund expects to deliver such tax information to Partners on IRS Schedule K-1 (not Form 1099). In light of the Master Fund’s investments in numerous Investment Funds as of the date hereof, the nature of the tax reporting on a Partner’s own federal income tax return of its allocable share of the Fund’s income, gain, loss, deduction or credit will be complicated, and the Partner will likely need the assistance of a certified public accountant or other tax professional to prepare its federal and state income tax returns. The Partner could experience an increase in the amount of fees payable to such tax professionals, and such increase could be material.

The Code generally allows certain partnerships with 100 or more partners to elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items. The PMF Fund does not intend to make this election if it becomes available, but it reserves the right, in its sole discretion, to make the election if it determines that the election would be in the best interest of the Partners. In certain cases, it is possible that the election would have an adverse effect on the Partners.

Tax-Exempt Investors

Because the PMF Fund and any Investment Fund may incur debt in connection with the purchase of securities, futures and other investments, the PMF Fund may generate income that is taxable to tax-exempt Partners as unrelated business taxable income (“UBTI”). See “Unrelated Business Taxable Income” below. In addition, a tax-exempt Partner may recognize UBTI if it incurs indebtedness to finance its investment in the PMF Fund, and it is possible that certain investments by the PMF Fund could result in UBTI, even if such investments are not debt financed.

An individual retirement account may be required to pay income taxes, make estimated income tax payments, and file an income tax return for any taxable year in which it has UBTI. To file an income tax return, an individual retirement account may need to obtain a taxpayer identification number. The PMF Fund is not designed for investment by charitable remainder trusts and an investment in the PMF Fund is not likely to be appropriate for a charitable remainder trust. The charitable contribution deduction for charitable lead trusts and other trusts under Section 642(c) of the Code may be limited for any year in which the trusts have UBTI. Additional tax considerations also may be applicable to private foundations and private operating foundations.

Prospective investors that are individual retirement accounts, title holding companies, private foundations, and private operating foundations, as well as any other Tax-Exempt Investors, should consult their own tax advisers with respect to the tax consequences of investing in, and receiving UBTI from, the PMF Fund.

Distributions

Distributions to a Partner by the PMF Fund, other than in liquidation in whole or in part of the Partner’s Shares of the PMF Fund, will not result in the recognition of gain or loss by such Partner, except that gain will be recognized to the extent that cash distributed exceeds the Partner’s adjusted tax basis in its Shares of the PMF Fund. Any such gain recognized will generally be treated as capital gain.

On the complete liquidation of a Partner’s Shares of the PMF Fund, a Partner that receives only cash will recognize gain or loss equal to the difference between the amount of cash received and such Partner’s adjusted tax basis for its Shares of the PMF Fund. If a Partner receives cash and other property, or only other property, it will not recognize loss but will recognize gain to the extent that the amount of cash received exceeds the adjusted tax basis of its Shares of the PMF Fund. Any such gain recognized will generally be treated as capital gain.

Allocations of Income, Gain, Loss and Deduction

Under the LP Agreement, the net profits or net losses of the PMF Fund for each accounting period are allocated among the Partners and to their capital accounts without regard to the amount of income or loss actually recognized by the PMF Fund for federal income tax purposes. The LP Agreement provides that items of taxable income, deduction, gain, loss or credit actually recognized by the PMF Fund for each taxable year generally are to be allocated for income tax purposes among the Partners pursuant to the principles of Treasury Regulations issued under Sections 704(b) and 704(c) of the Code, to reflect equitably the amounts of net profits or net losses of the PMF Fund allocated to each Partner’s capital account for the current and prior taxable years.

The PMF Fund may specially allocate items of Fund taxable income and gain to a withdrawing Partner having all or a portion of its Shares repurchased to the extent its book capital account exceeds its adjusted tax basis in its repurchased Shares and may specially allocate items of Fund loss to a Partner having all or a portion of its Shares repurchased to the extent its adjusted tax basis in its Shares exceeds its book capital account. There can be no assurance that, if the PMF Fund makes such a special allocation, the IRS will accept such allocation. If such allocation is successfully challenged by the IRS, the PMF Fund’s income and gain or loss, as the case may be, allocable to the remaining Partners will be increased.

Tax Treatment of Portfolio Investments

In General. The PMF Fund expects that the Master Fund and the Investment Funds each will act as a trader or investor, and not as a dealer, with respect to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. Thus, subject to the treatment of certain currency exchange gains as ordinary income (see “Currency Fluctuations – ‘Section 988’ Gains or Losses” below) and certain other transactions described below, the PMF Fund expects that the gains and losses from the securities transactions of the Master Fund and the Investment Funds typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Master Fund or a Investment Fund, as the case may be, maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules relating to short sales, to so-called “straddle” and “wash sale” transactions and to Section 1256 Contracts (defined below) may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Master Fund.

The Master Fund may realize ordinary income from dividends and accruals of interest on securities. The Master Fund may hold debt obligations with “original issue discount.” In such case, the Master Fund would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Master Fund also may acquire debt obligations with “market discount.” Upon disposition of such an obligation, the Master Fund generally would be required to treat gain realized as interest income to the extent of the market discount that accrued during the period the debt obligation was held by the Master Fund. Income or loss from transactions involving certain derivative instruments, such as swap transactions, will also generally constitute ordinary income or loss. Moreover, gain recognized from certain “conversion transactions” will be treated as ordinary income. Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer’s return is attributable to the time value of the net investment in the transaction. The enumerated transactions are (i) the holding of any property (whether or not actively traded) and entering into a contract to sell such property (or substantially identical property) at a price determined in accordance with such contract, but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis, (ii) certain straddles, (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (iv) any other transaction specified in the Treasury Regulations.

Fluctuations – “Section 988” Gains or Losses. To the extent that its investments are made in securities denominated in a foreign currency, gain or loss realized by the Master Fund or an Investment Fund frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar. Generally, gains or losses with respect to the investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock. However, under Section 988 of the Code, gains and losses on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the Master Fund or an Investment Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Master Fund or Investment Fund actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

As indicated above, the Master Fund or an Investment Fund may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies. Generally, foreign currency regulated futures contracts and option contracts that qualify as “Section 1256 Contracts” (see “Section 1256 Contracts” below), will not be subject to ordinary income or loss treatment under Section 988. However, if the Master Fund or an Investment Fund acquires currency futures contracts or option contracts that are not Section 1256 Contracts, or any currency forward contracts, any gain or loss realized by the Master Fund or Investment Fund with respect to such instruments will be ordinary, unless: (i) the contract is a capital asset in the hands of the Master Fund or Investment Fund and is not a part of a straddle transaction; and (ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

Section 1256 Contracts. In the case of Section 1256 Contracts, the Code generally applies a “mark to market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A Section 1256 Contract includes certain regulated futures contracts, certain foreign currency forward contracts, and certain options contracts. Under these rules, Section 1256 Contracts held by the Master Fund or Investment Fund at the end of each taxable year of the Master Fund or Investment Fund are treated for federal income tax purposes as if they were sold by the Master Fund or Investment Fund for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as “marking to market”), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Master Fund or Investment Fund in computing its taxable income for such year. If a Section 1256 Contract held by the Master Fund or Investment Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules.

Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Such gains and losses will be taxed under the general rules described above. Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses. (See “Currency Fluctuations – ‘Section 988’ Gains or Losses.”) If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts.

Straddles. The Code contains special rules that apply to “straddles,” defined generally as the holding of “offsetting positions with respect to personal property.” For example, the straddle rules apply when a taxpayer holds stock and an offsetting option with respect to such stock or substantially identical stock or securities. In general, investment positions will be offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions (although certain covered call stock options would not be treated as part of a straddle). The Master Fund expects to indirectly enter into investments that may constitute positions in a straddle when considered in conjunction with the other investments of the Master Fund. If two or more positions constitute a straddle, recognition of a realized loss from one position must be deferred to the extent of unrecognized gain in an offsetting position. In addition, long-term capital gain may be recharacterized as short-term capital gain, or short-term capital loss as long-term capital loss. Interest and other carrying charges allocable to personal property that is part of a straddle are not currently deductible but must instead be capitalized. Similarly, “wash sale” rules apply to prevent the recognition of loss by the Master Fund from the disposition of stock or securities at a loss in a case in which identical or substantially identical stock or securities (or an option to acquire such property) is or has been acquired within a prescribed period.

Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions which are part of a “mixed straddle.” A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts. The Master Fund (and any Investment Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Treasury Regulations’ mixed straddle account rules is not entirely clear. Therefore, there is no assurance that a mixed straddle account election by the Master Fund or Investment Fund will be accepted by the IRS.

Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Master Fund’s or Investment Fund’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Master Fund or Investment Fund for more than one year. In addition, these rules also may terminate the running of the holding period of “substantially identical property” held by the Master Fund or Investment Fund.

Gain or loss on a short sale will generally not be realized until such time that the short sale is closed. However, if the Master Fund or Investment Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that have appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the Master Fund or Investment Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Master Fund or Investment Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Master Fund or Investment Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Foreign Taxes. It is possible that certain dividends and interest directly or indirectly received by the Master Fund or Investment Fund from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the Master Fund or an Investment Fund also may be subject to capital gains taxes in some of the foreign countries where they purchase and sell securities. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

Deductibility of Fund Investment Expenditures

Subject to certain exceptions, all miscellaneous itemized deductions, as defined by the Code, of an individual taxpayer, and certain of such deductions of an estate or trust, including in each case a partner’s allocable share of any such deductions with respect to expenses incurred by a partnership, are deductible only to the extent that such deductions exceed 2% of the taxpayer’s adjusted gross income. The Code also requires an individual whose adjusted gross income exceeds a specified threshold amount to reduce the amount allowable for itemized deductions (including such amount of miscellaneous itemized deductions as remain deductible after applying the 2% “floor” described above) by the lesser of: (i) 3% of the excess of the individual’s adjusted gross income over the specified amount; or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, expenses which are miscellaneous itemized deductions are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. The foregoing limitations on deductibility do not apply to deductions attributable to a trade or business. The trading of stocks or securities is generally considered engaging in a trade or business for this purpose while investing in stocks or securities is generally not so considered.

At the end of each taxable year the PMF Fund will determine the extent to which its expenses are attributable to a trade or business or are miscellaneous itemized deductions. The manager or other authorized person of each entity taxed as a partnership will make this determination for such entity. There can be no assurance that the IRS will agree with such determinations.

Organizational and operating expenses of the PMF Fund, including the Investment Management Fee and any other amounts treated as compensation paid to the Adviser, as well as certain investment expenses of the PMF Fund, to the extent not attributable to a trade or business, may be treated as miscellaneous itemized deductions subject to the foregoing rules or may be required to be capitalized.

Under Section 163(d) of the Code, “investment interest” expense of a non-corporate taxpayer (including in the case of a Partner its allocable share of any such expense incurred by a partnership) is deductible only to the extent of such taxpayer’s “net investment income” (including in the case of a Partner its allocable share of any net investment income of a partnership). Interest expense incurred by the PMF Fund should constitute “investment interest” and accordingly may be subject to the foregoing limitation.

Losses

A Partner may deduct its allocable share of the PMF Fund’s losses only to the extent of such Partner’s adjusted tax basis for its Shares of the PMF Fund. Under current law, the deduction of capital losses is limited to the extent of capital gains in the case of a corporation and to the extent of capital gains plus $3,000 in the case of an individual.

The Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Under temporary Treasury Regulations, income or loss from securities trading or investing activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Partner’s share of such income and gain.

Alternative Minimum Tax. The extent, if any, to which the federal alternative minimum tax will be imposed on any Partner, will depend on the Partner’s overall tax situation for the taxable year. Prospective investors should consult with their tax advisers regarding the alternative minimum tax consequences of an investment in the PMF Fund.

Unearned Income Medicare Tax. Effective for tax years beginning after December 31, 2012, certain net investment income received by an individual having modified adjusted gross income in excess of $200,000 (or $250,000 for married individuals filing jointly) will be subject to a tax of 3.8 percent. Certain income and gain resulting from the PMF Fund’s investments, when allocated to individual investors, will constitute investment income of the type subject to this tax.

Tax Elections

The PMF Fund may make various elections for federal income tax purposes which could result in certain items of income, gain, loss, deduction and credit being treated differently for tax and accounting purposes.

The Code generally permits a partnership to elect to adjust the basis of its property on the sale or exchange of a partnership interest, the death of a partner and on the distribution of property to a partner (a “754 election”), except in certain circumstances in which such adjustments are mandatory. Such adjustments generally are mandatory in the case of a transfer of a partnership interest with respect to which there is substantial built-in loss, or a distribution of partnership property which results in a substantial basis reduction. A substantial built-in loss exists if a partnership’s adjusted basis in its asset exceeds the fair market value of such assets by more than $250,000. A substantial basis reduction results if a downward adjustment of more than $250,000 would be made to the basis of partnership assets if a 754 election were in effect. The general effect of such an election or mandatory adjustment is that transferees of partnership interests are treated as though they had acquired a direct interest in partnership assets. Any such election, once made, may not be revoked without the IRS’s consent. Although the LP Agreement authorizes the PMF Fund, at its option, to make a 754 election (or any other elections permitted under the Code), because of the tax accounting complexities inherent in making this election to adjust the basis of the PMF Fund, it is unlikely that the PMF Fund would decide to make such an election unless circumstances existed which required such adjustments. The absence of this election and of the power to compel the making of such election may, in some circumstances, results in a reduction in value of an interest in the PMF Fund to a potential transferee.

The PMF Fund decides how to report the tax items on its information returns, and all Partners are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In the event the income tax returns of the PMF Fund are audited by the IRS, the tax treatment of the PMF Fund’s income and deductions generally is determined at the partnership level in a single proceeding rather than by individual audits of the Partners. The General Partner, who is designated as the “Tax Matters Partner,” has considerable authority to make decisions affecting the tax treatment and procedural rights of all Partners. In addition, the Tax Matters Partner has the authority to bind certain Partners to settlement agreements and the right on behalf of all Partners to extend the statute of limitations relating to the Partners’ tax liabilities with respect to Fund items.

Tax Shelter Disclosure

Certain rules require taxpayers to disclose – on their federal income tax returns and, under certain circumstances, separately to the Office of Tax Shelter Analysis – their participation in “reportable transactions” and require “material advisors” to maintain investor lists with respect thereto. These rules apply to a broad range of transactions, including transactions that would not ordinarily be viewed as tax shelters, and to indirect participation in a reportable transaction (such as through a partnership). For example, a Partner who is an individual will be required to disclose participation in a loss transaction, which would include a tax loss resulting from the sale or exchange of his or her Shares, if the loss is at least $2 million in any single taxable year or $4 million in the taxable year in which the transaction is entered into and the five succeeding taxable years – those thresholds are $10 and $20 million, respectively, for Partners that are C corporations. A loss transaction would also include a loss from foreign currency transactions of at least $50,000 in any single taxable year for individuals and trusts, either directly or through a pass-through entity, such as the PMF Fund. Losses are adjusted for any insurance or other compensation received but determined without taking into account offsetting gains or other income or limitations on deductibility.

An excise tax and additional disclosure requirements may apply to certain tax-exempt entities that are “parties” to certain types of reportable transactions. A notice issued by the IRS provides that a tax-exempt investor in a partnership will generally not be treated as a “party” to a prohibited tax shelter transaction, even if the partnership engages in such a transaction, if the tax-exempt investor does not facilitate the transaction by reason of its tax-exempt, tax indifferent or tax-favored status. There can be no assurance, however, that the IRS or Treasury Department will not provide guidance in the future, either generally or with respect to particular types of investors, holding otherwise.

Failure to comply with the disclosure requirements for reportable transactions or prohibited tax shelter transactions can result in the imposition of penalties. Partners may be eligible for a disclosure safe harbor, as described in IRS Notice 2006-16, with respect to transactions in which the Funds may participate. The Funds may file protective disclosures with respect to transactions for purposes of satisfying the safe harbor requirements. Prospective investors are urged to consult with their own tax advisers with respect to the effect of these rules on an investment in the PMF Fund.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, EACH INVESTOR (AND EACH EMPLOYEE, REPRESENTATIVE, OR OTHER AGENT OF THE INVESTOR) MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE TAX TREATMENT AND TAX STRUCTURE OF AN INVESTMENT IN THE PMF FUND AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSIS) THAT ARE PROVIDED TO THE INVESTOR RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE (AS SUCH TERMS ARE DEFINED IN TREASURY REGULATION SECTION 1.6011-4).

State and Local Taxes

Prospective investors should also consider the potential state and local tax consequences of an investment in the PMF Fund. In addition to being taxed in its own state or locality of residence, a Partner may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the PMF Fund or the Investment Funds operate. The PMF Fund may be required to withhold state and local taxes on behalf of the Partners. Any amount withheld generally will be treated as a distribution to each particular Partner. However, an individual Partner may be entitled to claim a credit on his or her resident state income tax return for the income taxes paid to the nonresident jurisdictions. Further, the PMF Fund (and the Investment Funds) may be subject to state and/or local taxes and may be required to make certain notices and other filings or face penalties.

Foreign Taxation

The manner in which the PMF Fund and/or Investment Funds and its income will be subject to taxation in the various countries in which it conducts investment activities depend on whether the PMF Fund is treated as having a trade or business in the particular country, and foreign taxes may apply irrespective of the nature of the Fund’s activities. Although the PMF Fund will endeavor, to the extent consistent with achieving its management and investment objectives, to minimize the risk that it is treated as engaged in a trade or business in a particular country that might result in significant taxation, no assurance can be provided in this regard. It is possible that certain amounts received from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the PMF Fund and/or Investment Funds also may be subject to other withholding and capital gains, stamp duty or other taxes in some of the foreign countries where it purchases and sells securities. It may be difficult or burdensome for the PMF Fund to obtain the benefit of tax treaties potentially applicable to its foreign investments.

The Partners will be informed by the PMF Fund as to their proportionate share of the foreign taxes paid by the PMF Fund, which they will be required to include in their income. The Partners may be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes.

The TEI Fund

THE FOLLOWING IS PRIMARILY DIRECTED TO TAX EXEMPT OR TAX DEFERRED INVESTORS. THE ADVISER DOES NOT BELIEVE THAT, IN MOST INSTANCES, AN INVESTMENT IN THE TEI FUND BY A TAXABLE U.S. INVESTOR IS ADVISABLE. TAXABLE U.S. INVESTORS INTERESTED IN AN INVESTMENT SHOULD CONTACT THEIR TAX ADVISERS AND/OR COUNSELORS TO DISCUSS WHETHER AN INVESTMENT IN THE PMF FUND, L.P. (WHICH HAS A SUBSTANTIALLY SIMILAR INVESTMENT STRATEGY) WOULD NOT BE BETTER SUITED FOR THEIR INVESTMENT NEEDS AND TAX SITUATION. FOR INFORMATION ON THE PMF FUND, L.P., PLEASE CONTACT THE FUNDS’ SALES DESK AT 1-800-725-9456.

Partnership Status of the TEI Fund

In general, the federal income tax consequences of an investment in the TEI Fund will depend on whether the TEI Fund will be treated for federal income tax purposes as a partnership rather than as an association taxable as a corporation. No application will be made to the Service for a ruling on the classification of the TEI Fund for tax purposes. For the reasons described below, the TEI Fund is expected to be treated as a partnership for federal income tax purposes.

If the TEI Fund is classified as a “partnership” for federal income tax purposes and is not a “publicly traded partnership,” it will not be subject to any federal income tax. Instead, the Partners in the TEI Fund will be subject to tax on their distributive shares of TEI Fund income and gain and, subject to certain limitations described below, will be entitled to claim distributive shares of Fund losses. On the other hand, if the Fund were to be classified as an association taxable as a corporation or as a “publicly traded partnership,” Partners would be treated as shareholders of a corporation. Consequently, (a) items of income, gain, loss and deduction would not flow through to the Partners to be accounted for on their individual federal income tax returns; (b) cash distributions would be treated as corporate distributions to the Partners, some or all of which might be taxable as dividends, and (c) the taxable income of the Fund would be subject to the federal income tax imposed on corporations.

Under Section 7704 of the Code, “publicly traded partnerships” are generally treated as corporations for federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). Shares of the TEI Fund will not be traded on an established securities market. Treasury Regulations concerning the classification of partnerships as publicly traded partnerships (the “Section 7704 Regulations”) provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof).

The Section 7704 Regulations include a “redemption or repurchase agreement” safe harbor under which partnership interests can avoid being treated as readily tradable. The Section 7704 Regulations provide that this safe harbor applies in the case of a “redemption or repurchase agreement,” which is defined as “a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or a person related to another partner.” The Section 7704 Regulations provide that the transfer of an interest in a partnership pursuant to a redemption or repurchase agreement is disregarded in determining whether interests in the partnership are readily tradable if (1) the redemption or repurchase agreement provides that the redemption or repurchase cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption or repurchase right, (2) the redemption or repurchase price is established not more than four times during the partnership’s taxable year, and (3) the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed 10 percent of the total interests in partnership capital or profits (calculated by adding the percentages of total interests transferred at the time of each transfer, but excluding certain transfers such as block transfers).

The repurchase procedures established by the TEI Fund satisfy the first of the requirements for a safe-harbor redemption or repurchase agreement. The value of the Shares being repurchased is established on a date no earlier than 30 days after the expiration of the period during which tenders may be submitted, and the initial payment is made no sooner than the 30th day after the valuation date. Accordingly, the repurchase cannot occur until at least 60 calendar days after the tendering Partner submits its tender.

The TEI Fund’s LP Agreement contains provisions satisfying the second of the requirements for a safe-harbor redemption or repurchase agreement. The LP Agreement provides that the TEI Fund will not offer to repurchase Shares on more than four occasions in any Fiscal Year and, therefore, the repurchase price for Shares will be established not more than four times during the year.

The third condition of the “redemption or repurchase agreement” safe harbor is that the repurchased interests’ partnership capital or profits not exceed 10 percent per year of the total interests in partnership capital or profits. The LP Agreement does not contain an explicit limitation on the percentage of Shares that can be repurchased in any year. Nevertheless, the transfer restrictions and repurchase provisions of the LP Agreement and the TEI Fund’s procedures are sufficient to meet the requirements of the “redemption or repurchase agreement” safe harbor as set forth in the Section 7704 Regulations in any year in which the TEI Fund repurchases Shares not in excess of 10 percent of the total interests in the TEI Fund’s capital or profits.

In the event that, in any year, the TEI Fund repurchases Shares in excess of 10 percent of the total interests in its capital or profits, the TEI Fund will not satisfy the “redemption or repurchase agreement” safe harbor. The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event, the partnership’s status is examined to determine whether, taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

If it were determined that the TEI Fund should be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes (as a result of a successful challenge by the IRS, changes in the Code, the Treasury Regulations or judicial interpretations thereof, a material adverse change in facts or otherwise), the taxable income of the TEI Fund would be subject to corporate income tax when recognized by the TEI Fund; distributions of such income, other than in certain redemptions of Shares, would be treated as dividend income when received by the Partners to the extent of the current or accumulated earnings and profits of the TEI Fund; and Partners would not be entitled to report profits or losses realized by the TEI Fund.

As an entity treated as a partnership for tax purposes, the TEI Fund is not itself subject to federal income tax. The TEI Fund will file an annual partnership information return with the IRS that will report the results of operations. Each Partner will be required to report separately on its income tax return its distributive share of the TEI Fund’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. The TEI Fund does not presently intend to make periodic distributions of their net income or gains, if any, to Partners. The amount and times of distributions, if any, will be determined in the sole discretion of the TEI Fund’s Board. Each Partner will be taxed on its distributive share of the TEI Fund’s taxable income and gain regardless of whether it has received or will receive a distribution from the TEI Fund.

Classification of the Offshore Fund; Tax Exempt Investors

The tax status of the Offshore Fund and its shareholders under the tax laws of the Cayman Islands and the United States is summarized below. The summary is based on the assumption that the Offshore Fund is owned, managed and operated as contemplated and reflects counsel’s consideration of the fact that all of the shares of the Offshore Fund will be held by the TEI Fund and that Shares of the TEI Fund will be held by U.S. tax-exempt entities. The summary is considered to be a correct interpretation of existing laws as applied on the date of this Memorandum but no representation is made or intended by the Offshore Fund (i) that changes in such laws or their application or interpretation described below as applied to the method of operation of the Offshore Fund, or (ii) that the IRS will agree with the interpretation described below as applied to the method of operation of the Offshore Fund. Persons interested in subscribing for Shares of the TEI Fund should consult their own tax advisers with respect to the tax consequences, including the income tax consequences, if any, to them of the purchase, holding, redemption, sale or transfer of Shares.

1. The Offshore Fund will be classified as an association taxable as a corporation for United States federal income tax purposes.

2. The Offshore Fund intends to conduct its affairs generally so that it will not be deemed to be engaged in a trade or business in the United States and, therefore, generally its income will not be treated as “effectively connected” with a U.S. trade or business carried on by the Offshore Fund. Section 864(b)(2) of the Code provides a safe harbor pursuant to which a foreign entity that engages in the United States in trading securities for its own account will not be deemed to be engaged in a United States trade or business. The Master Fund, in which the Offshore Fund invests, intends generally to conduct its activities in a manner so as to meet the requirements of this safe harbor. If the activities are conducted in such a manner, the Master Fund’s securities trading activities should not constitute a United States trade or business, and the Offshore Fund generally should not be subject to corporate United States federal income tax on its allocable share of the Master Fund’s trading profits. However, certain of the activities the Investment Funds in which the Master Fund invests may be determined to be outside the scope of this safe harbor, in which case the Offshore Fund will likely be considered to be engaged in a United States trade or business attributable to such Investment Funds. Gains recognized by the Master Fund upon disposition of interests in such Investment Funds, and gains recognized by the Offshore Fund upon disposition of interests in the Master Fund relating to the Master Fund’s investment in such Investment Funds, would also be outside of the safe harbor, and would result in tax on “effectively connected” income and the U.S. branch profits tax as described in paragraph 3, below. If the Offshore Fund avoids being deemed to engage in a U.S. trade or business:

a) Under present law, the Offshore Fund will not be subject to any United States federal income tax on its capital gains whether from sources within or outside the United States to the extent that such securities are not classified as United States real property interests within the meaning of Section 897 of the Code. Interests in certain Investment Funds, or in companies in which Investment Funds may invest, including shares in REITs, may be classified as “United States real property interests” within the meaning of Code Section 897. In such cases, the gain from the sale of such “United States real property interests” would be treated as “effectively connected” income subject to United States federal income tax as discussed below. In addition, the purchaser of such securities may be required to withhold a portion of the proceeds from such sale.

b) The Offshore Fund will be subject to a 30% withholding tax on dividends and certain interest income considered to be from sources within the United States. Investment Funds in which the Master Fund invests may generate income that, when allocated to the Offshore Fund, will be subject to such withholding tax. The Offshore Fund does not expect to maintain cash reserves, but generally intends to invest any cash reserves that may exist in a manner so as not to be subject to this 30% withholding tax.

3. The Master Fund may invest in Investment Funds that generate income “effectively connected” with a trade or business carried on by such Investment Fund (or an investment of the Investment Fund) in the U.S. Although the Master Fund monitors and attempts to analyze whether or not income it receives from Investment Funds might be “effectively connected” income, the Master Fund generally must rely upon each Investment Fund to report whether, and to what extent, income generated by such Investment Fund is effectively connected income. The Master Fund might also determine that an Investment Fund generating significant effectively connected income nevertheless presents an appropriate investment opportunity for the Master Fund and the Funds notwithstanding the tax impact due to the Offshore Fund. The receipt of such effectively connected income by the Master Fund means that the Offshore Fund will be deemed to have received an allocable share of such effectively connected income, the Master Fund must withhold and pay on behalf of the Offshore Fund U.S. withholding tax at a 35% rate on such effectively connected income and the Offshore Fund must file a U.S. corporate income tax return with respect to such income. In addition, the Offshore Fund will be subject to the U.S. branch profits tax with respect to its allocable share of effectively connected income. The U.S. branch profits tax is imposed after giving effect to the 35% withholding tax on the Offshore Fund’s “dividend equivalent amount,” which is equal to the Offshore Fund’s “effectively connected earnings and profits” for the taxable year, adjusted downward to reflect increases in “United States net equity” and adjusted upward to reflect decreases in “United States net equity.” The U.S. branch profits tax rate for the Offshore Fund is 30%. Income subject to the 35% withholding tax and the subsequent 30% branch profits tax would not be subject to the 30% withholding tax described in 2(b) above.

4. Eligible Investors generally are exempt from U.S. federal income tax except to the extent that they have UBTI. UBTI is income from a trade or business unrelated to the tax-exempt entity’s exempt purpose or function. UBTI in excess of $1,000 (U.S.) in any year is taxable and may result in an alternative minimum tax liability. In view of this special problem, a tax-exempt investor should consult its tax adviser before purchasing Shares. It will be the responsibility of any tax-exempt investor investing in the TEI Fund to keep its own records with respect to UBTI and file its own IRS Form 990-T with respect thereto.

Various types of income, including dividends, interest, royalties, rents from real property (and incidental personal property) and gains from the sale of property other than inventory and property held primarily for sale to customers are excluded from UBTI so long as such income is not derived from debt financed property. To the extent that the Offshore Fund holds property that constitutes debt-financed property (e.g., purchases securities on margin or through other means of leverage) or property primarily for sale to customers (“dealer” property), income attributable to such property or activity may constitute UBTI. However, such UBTI should not be attributable to Partners of the Fund because the Offshore Fund will be classified for U.S. income tax purposes as an association taxable as a corporation and UBTI generally should not pass through or be deemed to pass through a corporation to its U.S. tax-exempt shareholders.

The Code provides several taxing regimes that have the effect of taxing U.S. persons currently on some or all of their pro rata share of the income of a foreign corporation, even though such income has not actually been distributed to them. These regimes involve the taxation of U.S. shareholders of (i) “passive foreign investment companies” (“PFICs”) and (ii) “controlled foreign corporations” (“CFCs”). Because all of the shares of the Offshore Fund will be held by the TEI Fund, which is a U.S. partnership for income tax purposes, the Offshore Fund will be considered a CFC for U.S. income tax purposes.

A “U.S. shareholder” (as defined below) of a CFC generally must include in income currently its pro rata share of, among other things, the CFC’s “Subpart F income,” whether or not currently distributed to such shareholder. “Subpart F income” includes various types of passive investment income such as dividends, interest, gains from the sale of stock or securities, and gains from futures transactions in commodities. A “U.S. shareholder” is generally defined as an U.S. person (including a U.S. partnership) that owns (or, after the application of certain constructive stock ownership rules, is deemed to own) 10% or more of the total combined voting power of all classes of stock entitled to vote of the foreign corporation, determined by reference to either vote or value, is owned (or, after the application of certain constructive stock ownership rules, is deemed to be owned) by “U.S. shareholders.” Because the TEI Fund, a U.S. partnership, will own 100% of the stock of the Offshore Fund, the TEI Fund will be a U. S. Shareholder for these purposes.

“Subpart F income” of a CFC that is currently taxed to a “U.S. shareholder” is not subject to tax again in its hands when actually distributed to such shareholder. Where income is taxable under both the PFIC and Subpart F regimes, Subpart F is given precedence, and such income is taxed only once. In addition, a corporation will not be treated with respect to a shareholder as a PFIC during the “qualified portion,” which is the portion of the shareholder’s holding period during which the shareholder is a “U.S. shareholder” (as defined above) and the corporation is a CFC.

Under current law applicable to U.S. tax-exempt entities, income attributed from a CFC or PFIC to a tax-exempt entity is taxable to a tax-exempt entity only if the income attributed from the CFC or PFIC is made taxable to the tax-exempt entity under the Code and Treasury Regulations relating to particular categories of UBTI (for example, if the Offshore Fund were to generate certain insurance income as defined in Section 512(b)(17) of the Code). The Offshore Fund does not expect to generate UBTI of this type.

Accordingly, income of the TEI Fund allocable to Tax-Exempt Investors (subject to certain exceptions) should not constitute UBTI.

The foregoing discussion is intended to apply primarily to exempt organizations that are qualified plans. The UBTI of certain other exempt organizations may be computed in accordance with special rules. Further, certain types of tax-exempt entities under the Code, such as “charitable remainder trusts” that are required to make taxable distributions based upon income received from all sources, may be disadvantaged under the rules relating to CFCs and PFICs in a manner similar to taxable investors. Charitable remainder trusts are generally required, under their trust instruments and for purposes of qualifying under the Code for tax exemption, to make current distributions of all or a significant portion of their income. As an investor in a CFC, such a trust would be deemed to receive income each year from the CFC whether or not the CFC currently distributes such income. For these reasons, the TEI Fund may not be an appropriate investment for charitable remainder trusts.

5. Under recent legislation known as FATCA, beginning in 2014, a 30% withholding tax may apply to “withholdable payments” made to the Offshore Fund unless the Offshore Fund registers with the IRS or the Cayman Islands Tax Information Authority and collects and provides to the IRS annually substantial information regarding shares owned by “specified United States persons” or “United States owned foreign entities.” The term “withholdable payment” includes any payment of interest (even if the interest is otherwise exempt from the withholding rules described above), dividends, and the gross proceeds of a disposition of stock (including a liquidating distribution from a corporation) or debt instruments, in each case with respect to any U.S. investment. The withholding tax is scheduled to begin in 2014 with respect to U.S.-source income and in 2017 with respect to U.S.-source investment sale proceeds. Under recently adopted regulations, the Offshore Fund will need to register with the IRS by April 25, 2014 to insure that it will be identified as FATCA-compliant in sufficient time to allow the Offshore Fund to avoid such withholding on its U.S.-source income beginning on July 1, 2014. The Offshore Fund intends to register with the IRS once the regulations are finalized.

6. There are no income, corporation, capital gains or other taxes in effect in the Cayman Islands on the basis of present legislation. The Offshore Fund is an exempted company under Cayman Islands law and has received from the Governor-in-Council of the Cayman Islands a tax concessions pursuant to Section 6 of the Tax Concessions Law (1999 Revision) which provides that, for a period of 20 years from April 12, 2005, no law thereafter enacted in the Cayman Islands imposing any taxes to be levied on profits, income, gains or appreciation will apply to the Offshore Fund or its operations. No capital or stamp duties are levied in the Cayman Islands on the issue, transfer or redemption of shares. An annual registration fee will be payable by the Offshore Fund to the Cayman Islands government which will be calculated by reference to the nominal amount of its authorized capital.

UNLESS OTHERWISE INDICATED, REFERENCES IN THE FOLLOWING DISCUSSION OF THE TAX CONSEQUENCES OF FUND INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE MASTER FUND AND THE INVESTMENT FUNDS, AS WELL AS THE TAX IMPACT OF SUCH INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS ON THE TEI FUND AS A RESULT OF IT BEING AN INVESTOR IN THE OFFSHORE FUND AND, THROUGH THE MASTER FUND, AN INDIRECT INVESTOR IN THE INVESTMENT FUNDS.

As an entity treated as a partnership for tax purposes, the TEI Fund is not itself subject to federal income tax. The TEI Fund will file an annual partnership information return with the IRS that will report the results of operations. Each Partner who is subject to tax will be required to report separately on its income tax return its distributive share of the TEI Fund’s ordinary income or loss.

Because the Offshore Fund will be treated as a corporation for federal income tax purposes, however, the TEI Fund, and therefore Partners, will receive taxable income to the extent of dividends paid by the Offshore Fund or earlier in the event that CFC rules (described above) require the TEI Fund to include some portion of the Offshore Fund’s income in its own income even when no dividends are paid. The Offshore Fund’s income will be its share of the taxable income of the Master Fund, which, in turn, will receive allocations of its share of the taxable income of the Investment Funds. Generally, neither the TEI Fund nor the Offshore Fund will have any power to control the timing of cash distributions by the Investment Funds. The amount and timing of any distributions will be determined in the sole discretion of the Board. Accordingly, it is likely that a Partner’s share of taxable income from the TEI Fund could exceed the distributions, if any, the Partner receives from the TEI Fund. As discussed below, Partners will be furnished with a tax information report annually stating each Partner’s respective share of the TEI Fund’s tax items. Partners that are tax-exempt entities generally will not be subject to income tax on their allocable share of the TEI Fund’s income and gains.

Tax Shelter Disclosure

Certain rules require taxpayers to disclose – on their federal income tax returns and, under certain circumstances, separately to the Office of Tax Shelter Analysis – their participation in “reportable transactions” and require “material advisors” to maintain investor lists with respect thereto. These rules apply to a broad range of transactions, including transactions that would not ordinarily be viewed as tax shelters, and to indirect participation in a reportable transaction (such as through a partnership). For example, a Partner who is an individual will be required to disclose participation in a loss transaction, which would include a tax loss resulting from the sale or exchange of his or her Shares, if the loss is at least $2 million in any single taxable year or $4 million in the taxable year in which the transaction is entered into and the five succeeding taxable years – those thresholds are $10 and $20 million, respectively, for Partners that are C corporations. A loss transaction would also include a loss from foreign currency transactions of at least $50,000 in any single taxable year for individuals and trusts, either directly or through a pass-through entity, such as the TEI Fund. Losses are adjusted for any insurance or other compensation received but determined without taking into account offsetting gains or other income or limitations on deductibility.

An excise tax and additional disclosure requirements may apply to certain tax-exempt entities that are “parties” to certain types of reportable transactions. A notice issued by the IRS provides that a tax-exempt investor in a partnership will generally not be treated as a “party” to a prohibited tax shelter transaction, even if the partnership engages in such a transaction, if the tax-exempt investor does not facilitate the transaction by reason of its tax-exempt, tax indifferent or tax-favored status. There can be no assurance, however, that the IRS or Treasury Department will not provide guidance in the future, either generally or with respect to particular types of investors, holding otherwise.

Failure to comply with the disclosure requirements for reportable transactions or prohibited tax shelter transactions can result in the imposition of penalties. Partners may be eligible for a disclosure safe harbor, as described in IRS Notice 2006-16, with respect to transactions in which the Funds may participate. The Funds may file protective disclosures with respect to transactions for purposes of satisfying the safe harbor requirements. Prospective investors are urged to consult with their own tax advisers with respect to the effect of these rules on an investment in the TEI Fund.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, EACH PARTNER (AND EACH EMPLOYEE, REPRESENTATIVE, OR OTHER AGENT OF THE PARTNER) MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE TAX TREATMENT AND TAX STRUCTURE OF AN INVESTMENT IN THE TEI FUND AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSIS) THAT ARE PROVIDED TO THE PARTNER RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE (AS SUCH TERMS ARE DEFINED IN TREASURY REGULATION SECTION 1.6011-4).

Unrelated Business Taxable Income

Generally, an exempt organization is exempt from federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner. This type of income is exempt even if it is realized from securities trading activity that constitutes a trade or business.

This general exemption from tax does not apply to the “unrelated business taxable income” (“UBTI”) of an exempt organization. Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI also includes “unrelated debt-financed income,” which generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of such disposition. With respect to its investments, if any, in partnerships engaged in a trade or business, the Master Fund’s income (or loss) from these investments may be of a type that would constitute UBTI if received by a tax-exempt organization.

The Master Fund and the Investment Funds may incur “acquisition indebtedness” with respect to certain of their transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Master Fund will treat its short sales of securities, if any, and short sales of securities in which Investment Funds might engage, as not involving “acquisition indebtedness” and therefore not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Master Fund recognizes income (i.e., dividends and interest) from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of such income which would be treated as UBTI generally will be based on the percentage which the “average acquisition indebtedness” incurred with respect to such securities is of the “average amount of the adjusted basis” of such securities during the taxable year.

To the extent the Master Fund recognizes gain from securities with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of their disposition, the percentage of such gain which would be treated as UBTI (if received by a tax-exempt organization) will be based on the percentage which the highest amount of such “acquisition indebtedness” is of the “average amount of the adjusted basis” of such securities during the taxable year. In determining the unrelated debt-financed income of the Master Fund, an allocable portion of deductions directly connected with the Master Fund’s debt-financed property is taken into account. Thus, for instance, a percentage of losses from debt-financed securities (based on the debt/basis percentage calculation described above) would offset gains treated as UBTI.

In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion the exempt organization’s income and gains which is not treated as UBTI will continue to be exempt from tax. Therefore, the possibility of realizing UBTI should not affect the tax-exempt status of such an exempt organization. A charitable remainder trust must pay a federal excise tax equal to 100% of its UBTI; however, other income remains exempt from federal income tax. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI.

Notwithstanding the extent to which the Master Fund generates income that would be treated as UBTI if received by a tax-exempt organization, such income should not be attributable to tax-exempt owners of Shares of the TEI Fund, as the TEI Fund will not own a direct interest in the Master Fund. Rather, the TEI Fund invests in the Offshore Fund, which in turn will own an interest in the Master Fund. Although the Offshore Fund might be considered to receive income that would be characterized as UBTI in the hands of a tax-exempt entity, the Offshore Fund is treated as a corporation for U.S. income tax purposes. As described above, a tax-exempt investor in an organization treated as a partnership for federal income tax purposes will be attributed its allocable share of UBTI generated by the partnership’s activities. UBTI, on the other hand, does not pass through to the shareholders of an organization that is treated as a corporation for federal income tax purposes (except in the case of a captive foreign insurance company, which the Offshore Fund is not). Accordingly, any income from the activities or investments of the Offshore Fund will not be included in the income of a tax-exempt investor in calculating its UBTI.

With certain exceptions, tax-exempt organizations that are private foundations are subject to a 2% federal excise tax on their “net investment income.” The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax

A prospective investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the TEI Fund. See “ERISA Considerations.”

Provision of Tax Information to Members; Tax Preparation Expenses

Each Fund furnishes to Partners as soon as practicable after the end of each taxable year such information as is necessary for them to complete federal and state tax or information returns along with any tax information required by law. This information in certain cases will likely include estimates. It is not likely that the Master Fund will receive tax information from Investment Funds in a sufficiently timely manner to enable the Master Fund and a Fund to prepare their respective information returns in time for Partners to file their returns without requesting an extension of the time to file from the Internal Revenue Service (the “IRS” or the “Service”) or state taxing agencies. Accordingly, investors in a Fund will be required to obtain extensions of time to file their tax returns. The use of estimates or the lack of timely information from Investment Funds could result in material variances in the tax estimates provided by a Fund or may result in a Fund later amending its information returns, requiring the Partners to also amend their returns and report additional income or deductions not previously reported and pay federal and state income tax at applicable rates (together with applicable penalties and interest, if any, related to estimates or amended returns).

In addition, each Fund will not be in a position to independently verify the accuracy of tax information provided by the Investment Funds. In the event the IRS or state taxing agencies challenge tax positions taken by the Investment Funds or by a Fund, Partners of the relevant Fund could be adversely affected. In particular, Partners in a Fund could be required to amend prior tax returns and include additional amounts of income not previously reported, and pay federal and/or state income tax at applicable rates (together with applicable penalties and interest, if any) if the tax information that Investment Funds provide to a Fund or positions taken by the Investment Funds or a Fund are determined to be materially inaccurate or otherwise change as a result of a successful challenge by the IRS or state taxing agencies.

Because each Fund expects to be treated as a partnership for federal income tax purposes, each Fund expects to deliver such tax information to Partners on IRS Schedule K-1 (not Form 1099). In light of the Master Fund’s investments in numerous Investment Funds as of the date hereof, the nature of the tax reporting on a Partner’s own federal income tax return of its allocable share of a Fund’s income, gain, loss, deduction or credit will be complicated, and the Partner will likely need the assistance of a certified public accountant or other tax professional to prepare its federal and state income tax returns. The Partner could experience a substantial increase in the amount of fees payable to such tax professionals, and such increase could be material. Investors subscribing for Shares of a Fund for the first time late in a Fund’s fiscal year (which is currently the calendar year) may wish to consider such expenses in deciding whether to subscribe at such time or to delay the subscription until the beginning of the next fiscal year.

Reporting Requirements

Regulations generally impose an information reporting requirement on a U.S. person’s direct and indirect contributions of cash to a foreign corporation such as the Offshore Fund where, immediately after the contribution, the U.S. person owns, directly or indirectly, at least 10 percent of the combined voting power or total value of the corporation, or if the amount of cash transferred during a 12-month period exceeds $100,000. Under these rules, a Partner will be deemed to have transferred a proportionate share of the cash contributed by the TEI Fund to the Offshore Fund. Substantial penalties may apply if the required reports are not made on time. Prospective Investors are strongly urged to consult their own tax advisors concerning these reporting requirements as they relate to an investment in Fund.

Under recent legislation, known as FATCA, beginning in 2014 a 30% U.S. withholding tax may apply to “withholdable payments” made to the Offshore Fund unless the Offshore Fund registers with the IRS or the Cayman Islands Tax Information Authority and collects and provides to the IRS annually substantial information regarding shares owned by “specified United States persons” or “United States owned foreign entities.” The term “withholdable payment” includes any payment of interest (even if the interest is exempt from the withholding rules described above), dividends, and the gross proceeds of a disposition of stock (including a liquidating distribution from a corporation) or debt instruments, in each case with respect to any U.S. investment. A specified United States person is essentially any U.S. person, other than publicly traded corporations, their affiliates, tax-exempt organizations, governments, banks, real estate investment trusts, regulated investment companies, and common trust funds. A United States owned foreign entity is a foreign entity with one or more “substantial United States owners,” generally defined as United States person owning a greater than 10% interest. The withholding tax is scheduled to begin in 2014 with respect to U.S.-source income and in 2017 with respect to U.S.-source investment sale proceeds. Under recently adopted regulations, the Offshore Fund will need to register with the IRS by April 25, 2014 to insure that it will be identified as FATCA-compliant in sufficient time to allow the Offshore Fund to avoid such withholding on its U.S.-source income beginning on July 1, 2014. The Offshore Fund intends to register with the IRS.

Certain Issues Pertaining to Specific Exempt Organizations

Private Foundations. Private foundations and their managers are subject to excise taxes if they invest “any amount in such a manner as to jeopardize the carrying out of any of the foundation’s exempt purposes.” This rule requires a foundation manager, in making an investment, to exercise “ordinary business care and prudence” under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation’s portfolio.

In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its “distributable amount,” which includes, among other things, the private foundation’s “minimum investment return,” defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation’s exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation’s investment in the TEI Fund would most probably be classified as a nonfunctionally related asset. A determination that an interest in the TEI Fund is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Partner which is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its interest in the TEI Fund. Of course, this factor would create less of a problem to the extent that the value of the investment in the TEI Fund is not significant in relation to the value of other assets held by a foundation.

In some instances, an investment in the TEI Fund by a private foundation may be prohibited by the “excess business holdings” provisions of the Code. For example, if a private foundation (either directly or together with a “disqualified person”) acquires more than 20% of the capital interest or profits interest of the TEI Fund, the private foundation may be considered to have “excess business holdings.” If this occurs, such foundation may be required to divest itself of its interest in the TEI Fund in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the TEI Fund is “passive” within the applicable provisions of the Code and Treasury Regulations. Although there can be no assurance, the Board believes that the TEI Fund will meet such 95% gross income test.

A substantial percentage of investments of certain “private operating foundations” may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, Individual Retirement Accounts and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA. See “ERISA Considerations.”

Endowment Funds. Investment managers of endowment funds should consider whether the acquisition of Shares is legally permissible. This is not a matter of federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

State and Local Taxation

In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the TEI Fund. State and local tax laws differ in the treatment of partnerships such as the TEI Fund. A few jurisdictions may impose entity level taxes on a partnership if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance, the TEI Fund intends to conduct its activities so that its direct activities will not be subject to entity level taxation by any state or local jurisdiction. However, due to the activities of certain underlying Investment Funds, the Offshore Fund will likely have state tax filing requirements in certain states and may be required to pay state taxes in certain situations. In addition, a Partner may be subject to tax return filing obligations and other taxes in its own jurisdiction as well as the jurisdiction in which the TEI Fund operates. Prospective Partners should contact their tax adviser regarding the potential state and local tax consequences of an investment in the TEI Fund.

Risks of TEI Fund—Changes in United States Law

If there are changes in the laws of the United States so as to result in the inability of the TEI Fund and/or the Offshore Fund to operate as set forth in this Memorandum, there may be a material adverse effect on investors. There can be no assurance that the positions of the TEI Fund relating to the tax consequences of its investment transactions will be accepted by the tax authorities. In addition, the regulatory environment for leveraged investors, Tax-Exempt Investors and for hedge funds generally is evolving. To the extent that legislative or other regulatory changes occur in the direct or indirect regulation of leveraged investors, Tax-Exempt Investors, widely-held partnerships or hedge funds, including tax regulation applicable thereto, all of which have been discussed by members of Congress, there may be materially adverse effects on the ability of the TEI Fund to pursue its investment objective or strategies, which could force the TEI Fund to change, or even cease, its operations. For example, if Congress were to change treatment of investment in offshore corporations by Tax-Exempt Investors, the TEI Fund likely would suffer a materially adverse impact including decreased investment returns. In such circumstances, the Board would be required to assess what steps to take, including potentially eliminating the Offshore Fund or dissolving the TEI Fund. See “General Risks – Special Risks of the TEI Fund.”

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Offshore Feeders or their respective members. The Cayman Islands are not party to any double taxation treaties.

The Offshore Fund has received an undertaking from the Governor-in-Council of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from April 20, 2005, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Offshore Fund or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the Offshore Fund or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the Offshore Fund to its sole managing member (the TEI Fund) or a payment of principal or interest or other sums due under a debenture or other obligation of the Offshore Fund.

ERISA CONSIDERATIONS

PMF Fund

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an “ERISA Plan” and “ERISA,” respectively), and persons who are fiduciaries with respect to an IRA, Keogh Plan, or other plan that is subject to the prohibited transaction provisions of Section 4975 of the Code (together with ERISA Plans, “Plans”) should consider, among other things, the matters described below before determining whether to invest in the PMF Fund.

A Plan fiduciary considering an investment in the PMF Fund should consult with its legal counsel concerning all the legal implications of investing in the PMF Fund, especially the issues discussed in the following paragraphs. In addition, a Plan fiduciary should consider whether an investment in the PMF Fund will result in any UBTI to the Plan. See “CERTAIN TAX CONSIDERATIONS.”

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, whether the investment is permitted under the Plan’s governing instruments, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the fund’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see “Tax Considerations – Unrelated Business Taxable Income” and “– Certain Issues Pertaining to Specific Exempt Organizations”) and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the PMF Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the PMF Fund is registered as an investment company under the Investment Company Act, the underlying assets of the PMF Fund should not be considered to be “plan assets” of the Plans investing in the PMF Fund for purposes of the fiduciary responsibility and prohibited transaction rules under ERISA or the Code. Thus, the Adviser, will not be a fiduciary within the meaning of ERISA or the Code with respect to the assets of any Plan that invests in the PMF Fund, solely by reason of the Plan’s investment in the PMF Fund.

Certain prospective Plan investors may currently maintain relationships with the Adviser or its affiliates. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Plan to which it provides investment management, investment advisory, or other services. ERISA and the relevant provisions of the Code prohibit the use of Plan assets for the benefit of a party in interest and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with legal counsel to determine if participation in the PMF Fund is a transaction that is prohibited by ERISA or the Code and fiduciaries of such plans should not permit an investment in the PMF Fund with Plan assets if the Adviser or any of its affiliates perform or have investment powers over such assets, unless an exemption from the prohibited transaction rules apply with respect to such purchase.

The PMF Fund requires Plan fiduciaries proposing to invest in the PMF Fund to certify that (a) the investment by such Plan interest holder in the PMF Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the PMF Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither the Adviser nor any of its affiliates (including, without limitation, any of the Related Parties) has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Adviser or any of its affiliates (including, without limitation, any of the Related Parties) has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the PMF Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any substantively similar provisions of other law for which an exemption is not available.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential Plan investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of an investment in the PMF Fund.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA or the Code discussed above but may be subject to substantively similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the PMF Fund. Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the PMF Fund.

THE PMF FUND’S SALE OF SHARES TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE PMF FUND, THE ADVISER OR ANY OF THEIR AFFILIATES (INCLUDING, WITHOUT LIMITATION, ANY OF THE RELATED PARTIES), OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

TEI Fund

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an “ERISA Plan” and “ERISA,” respectively), and persons who are fiduciaries with respect to an IRA, Keogh Plan, or other plan that is subject to the prohibited transaction provisions of Section 4975 of the Code (together with ERISA Plans, “Plans”) should consider, among other things, the matters described below before determining whether to invest in the TEI Fund.

A Plan fiduciary considering an investment in the TEI Fund should consult with its legal counsel concerning all the legal implications of investing in the TEI Fund, especially the issues discussed in the following paragraphs.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, whether the investment is permitted under the Plan’s governing instruments, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the fund’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see “Tax Considerations – Unrelated Business Taxable Income” and “– Certain Issues Pertaining to Specific Exempt Organizations”) and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the TEI Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the TEI Fund is registered as an investment company under the Investment Company Act, the underlying assets of the TEI Fund should not be considered to be “plan assets” of the Plans investing in the TEI Fund for purposes of the fiduciary responsibility and prohibited transaction rules under ERISA and/or the Code. Thus, the Adviser will not be a fiduciary within the meaning of ERISA or the Code with respect to the assets of any Plan that invests in the TEI Fund solely by reason of the Plan’s investment in the TEI Fund.

Certain prospective Plan investors may currently maintain relationships with the Adviser or its affiliates. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Plan to which it provides investment management, investment advisory or other services. ERISA and the relevant provisions of the Code prohibit the use of Plan assets for the benefit of a party in interest and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with counsel to determine if participation in the TEI Fund is a transaction that is prohibited by ERISA or the Code and fiduciaries of such plans should not permit an investment in the TEI Fund with Plan assets if the Adviser or any of its affiliates perform or have investment powers over such assets, unless an exemption from the prohibited transaction rules apply with respect to such purchase.

The TEI Fund requires Plan fiduciaries proposing to invest in the TEI Fund to certify that (a) the investment by such Plan interest holder in the TEI Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the TEI Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither the Adviser nor any of its affiliates (including, without limitation, any of the Related Parties) has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Adviser or any of its affiliates (including, without limitation, any of the Related Parties) has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the shares of the TEI Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any substantively similar provisions of other law for which an exemption is not available.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential Plan investors should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of an investment in the TEI Fund. In this regard, changes in the direct or indirect regulation of such investors or hedge funds, including tax regulation applicable thereto, may alter materially the risks for potential Plan investors investing in the TEI Fund. In particular, Congress has held hearings regarding taxation policy as it relates to leveraged investors, Tax-Exempt Investors and hedge funds. Any legislation or regulation could pose additional risks and result in material adverse consequences including limitation of investment strategies used by the TEI Fund.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA or the Code discussed above but may be subject to substantively similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the TEI Fund. Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the TEI Fund.

THE TEI FUND’S SALE OF SHARES TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE TEI FUND, THE ADVISER OR ANY OF THEIR AFFILIATES (INCLUDING, WITHOUT LIMITATION, ANY OF THE RELATED PARTIES), OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

ELIGIBLE INVESTORS

Shares are generally only available to participating Legacy Feeder Fund investors that have tendered their Legacy Feeder Fund interests for repurchase in-kind. Each prospective investor is required to complete the correct subscription agreement signature pages (“Subscription Agreement Signature Pages”) to the Funds’ subscription agreement, and satisfy the investor eligibility standards set forth therein in order to be permitted to invest in that Fund. The Subscription Agreement Signature Pages and the Funds’ subscription agreement are referred to collectively as the “Subscription Agreement,” a form of which is set forth in Appendix B to this Memorandum. The qualifications required to invest in each Fund will appear in the Subscription Agreement.

An investment in either Fund involves risks and it is possible that an investor may lose some of its investment. In addition, an investment in the Funds is not liquid and investors should provide for adequate liquidity outside of their investment in the Funds to meet their foreseeable liquidity needs. Before making an investment decision, an investor and/or its adviser should (i) consider the suitability of this investment with respect to its investment objectives and personal situation and (ii) consider factors such as its personal net worth, income, age, risk tolerance, and liquidity needs. See “RISK FACTORS.” Short-term investors and investors who cannot bear the loss of some of their investment and/or the risks associated with a lack of liquidity should not invest in the Funds.

PMF Fund

Generally, the Subscription Agreement requires that an investor certify that it is an “accredited investor” for purposes of Regulation D under the Securities Act. An “accredited investor” includes, among other investors, an individual who: (i) Any natural person who has a net worth or joint net worth with that person’s spouse at the time of purchase of Shares that exceeds $1 million, excluding the value of the primary residence of such natural person (subject to applicable net worth calculation requirements); or (ii) an individual who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year. The above is only a summary of certain “accredited investor” requirements. For a full description of the above-referenced requirements as well as other categories of “accredited investor” or other eligible investor standards applicable to companies and other investors, please refer to the Subscription Agreement included in Appendix B, which is incorporated herein by reference. In addition, Shares are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes. Additional requirements are set forth in the Subscription Agreement. Investors who meet the qualifications set forth in the Subscription Agreement are referred to in this Memorandum as Eligible Investors.

An investment in the PMF Fund is not likely to be appropriate for certain types of tax-exempt entities, including charitable remainder trusts. Tax-exempt entities should consult with their tax advisers prior to making an investment in the PMF Fund.

All prospective Partners must complete the Subscription Agreement Signature Pages of the Subscription Agreement in which they certify that, among other things, they meet the foregoing requirements and that they will not transfer their Shares (or any portion thereof) except in accordance with the LP Agreement.

TEI Fund

Generally, the Subscription Agreement requires that an investor certify that it is an “accredited investor” for purposes of Regulation D under the Securities Act. Categories of “accredited investor” and other eligible investor standards applicable to investors are set forth in the Subscription Agreement included in Appendix B, which is incorporated herein by reference.

Shares of the TEI Fund are only available to tax-exempt and tax-deferred Eligible Investors. Shares of the TEI Fund may be held only by certain Eligible Investors, which include: (1) pension, profit-sharing, or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Code, by reason of qualification under Section 401 of the Code; (2) employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, non-profit entities or state and local governments, or government-sponsored programs; (4) certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); (5) IRAs (including regular IRAs, spousal IRAs for a non-working spouse, Roth IRAs and rollover IRAs) and 403(b)(7) Plans; and (6) state colleges and universities.

Investors who meet the qualifications set forth in the Subscription Agreement are referred to in this Memorandum as Eligible Investors. All prospective Partners must complete the Subscription Agreement Signature Pages of the Subscription Agreement in which they certify that, among other things, they meet the foregoing requirements and that they will not transfer their Shares (or any portion thereof) except in accordance with the LP Agreement.

PROXY VOTING POLICIES AND PROCEDURES

Each Fund invests substantially all of its investable assets in the Master Fund (via the Offshore Fund in the case of the TEI Fund). The Master Fund will hold a substantial portion of its assets in securities of Investment Funds, most of which are private partnerships, limited liability companies or similar entities managed by Investment Managers (commonly referred to as “hedge funds”, “private equity funds” or “private funds”, etc.). These securities do not typically convey traditional voting rights to the holder and the occurrence of corporate governance or other notices for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Adviser and/or the Master Fund may receive notices from such Investment Funds seeking the consent of holders in order to materially change certain rights within the structure of the security itself or change material terms of the Investment Funds’ limited partnership agreement, limited liability company operating agreement or similar agreement with investors. To the extent that the Master Fund receives notices or proxies from Investment Funds (or receives proxy statements or similar notices in connection with any other portfolio securities) or holds securities in a Separate Account (and thus retains or could retain some voting rights with respect to such securities), the Master Fund has delegated proxy voting responsibilities with respect to the Master Fund’s portfolio securities to the Adviser, subject to the Board’s general oversight and with the direction that proxies should be voted consistent with the Master Fund’s best economic interests.

With respect to proxies issued by the Master Fund, the PMF Fund and Offshore Fund will not delegate to the Adviser, but will instead retain, their respective proxy voting authority and shall exercise such authority as described below. After the PMF Fund or Offshore Fund receives a proxy issued by the Master Fund, the PMF Fund or the TEI Fund (acting as sole managing member of the Offshore Fund) will hold a meeting of its Partners at which the Partners will vote their Shares to instruct the PMF Fund or TEI Fund to vote for or against the matter presented by the Master Fund. In the case of the TEI Fund, the TEI Fund will in turn, in its capacity as sole managing member of the Offshore Fund, cause the Offshore Fund to vote for or against the matter presented by the Master Fund. Each Fund will then calculate the proportion of Shares voted for to those voted against (ignoring for purposes of this calculation the Shares for which it receives no voting instructions) and will subsequently vote its interest in the Master Fund for or against the matter in the same proportion (via, in the case of the TEI Fund, the Offshore Fund’s interest in the Master Fund).

In the case of the TEI Fund, with respect to proxies issued by the Offshore Fund, the TEI Fund will not delegate to the Adviser, but instead retain, its proxy voting authority and shall exercise such authority as described below. After the TEI Fund receives a proxy issued by the Offshore Fund, the TEI Fund will hold a meeting of its Partners at which the Partners will vote their Shares to instruct the TEI Fund to vote for or against the matter presented by the Offshore Fund. The TEI Fund will then calculate the proportion of Shares voted for to those voted against (ignoring for purposes of this calculation the Shares for which it receives no voting instructions) and will subsequently vote the TEI Fund’s interest in the Offshore Fund for or against the matter in the same proportion.

The Adviser has adopted its own proxy voting policies and procedures for this purpose. As a general principle, the Adviser will vote to maximize shareholder value, while considering all relevant factors, and vote without undue influence from individuals or groups who may have an economic interest in the outcome of the proxy vote. If it is determined that a proxy presents a material conflict of interest, then the Adviser shall vote the proxy in accordance with the recommendations of Institutional Shareholder Services (“ISS”) or another nationally recognized party, if available, or, if ISS or such party has disclosed that it has a conflict of interest with the vote, another independent third party.

The Master Fund is required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Master Fund’s Form N-PX filing when available: (i) may be provided without charge, upon request, by calling 1-800-725-9456, or (ii) found by visiting the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION AND SUMMARY OF THE LP AGREEMENT

An investor in a Fund will be a Partner of the Fund and his or her rights in the Fund will be established and governed by the LP Agreement, which shall be in substantially the form attached as Appendix C to this Memorandum. A prospective investor and his or her advisors should carefully review the LP Agreement as each Partner will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the LP Agreement that may not be described elsewhere in this Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the LP Agreement.

Partners; Additional Classes of Shares

Persons who purchase Shares will be Partners of the Fund. In addition, to the extent permitted by the Investment Company Act or any required exemptive relief, the Funds reserve the right to issue additional classes of Shares in the future subject to fees, charges, repurchase rights and other characteristics different from those of the Shares described in this Memorandum.

Liability of Partners

Under Delaware law and the LP Agreement, each Partner will be liable for the debts and obligations of the Fund only to the extent of the value of such Partner’s Shares. A Partner, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Partner in accordance with the LP Agreement in certain circumstances where, after giving effect to the distribution, certain liabilities of the Fund exceed the fair market value of the Fund’s assets.

Limitation of Liability; Indemnification

The LP Agreement provides that the members and former members of the Board and the Adviser (including certain of its affiliates, among others) shall not be liable to a Fund or any of the Partners for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law. The LP Agreement also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board and the Adviser (including certain of its affiliates, among others) by each Fund (but not by the Partners individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of a Fund. None of these persons shall be personally liable to any Partner for the repayment of any positive balance in the Partner’s capital account or for contributions by the Partner to the capital of a Fund or by reason of any change in the federal or state income tax laws applicable to such Fund or its investors. The rights of indemnification and exculpation provided under the LP Agreement shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board and the Adviser (including certain of its affiliates, among others) for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LP Agreement to the fullest extent permitted by law.

Power of Attorney

In subscribing for Shares, a Partner will appoint the General Partner as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Fund as a limited partnership under Delaware law or signing all instruments effecting authorized changes in the Fund or the LP Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of such Fund. This power of attorney, which will be contained in the Subscription Agreement, is a special power of attorney and is coupled with an interest in favor of the General Partner and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Partner granting the power of attorney. In addition, the power of attorney will survive the delivery of a transfer by a Partner of all or any portion of the Partner’s Shares, except that when the transferee of the Shares or portion of the Shares has been approved by a Fund for admission to such Fund as a substitute Partner, or upon the withdrawal of a Partner from the Funds pursuant to a repurchase of Shares or otherwise, the power of attorney given by the transferor will terminate.

Amendment of the LP Agreement

The LP Agreement may generally be amended, in whole or in part, with the approval of a majority of the Directors (including a majority of the Independent Directors, if required by the Investment Company Act) and without the approval of the Partners unless the approval of Partners is required under the Investment Company Act. However, certain amendments to the LP Agreement involving capital accounts and allocations thereto may not be made without the written consent of each Partner materially adversely affected thereby or unless each Partner has received written notice of the amendment and any Partner objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Shares repurchased by the relevant Fund.

Term, Dissolution and Liquidation

In light of the Funds’ objective and portfolio, the Funds will liquidate over time and have a limited lifespan. It is currently anticipated that after five years following the effective date of the Legacy Master Fund Division, the Master Fund will seek to liquidate any remaining Hedge Fund Assets. Furthermore, after ten years following the effective date of the Legacy Master Fund Division, the Master Fund will enter a formal dissolution process and will seek to liquidate all remaining assets. It is expected that the Funds will terminate upon the complete liquidation of the Master Fund’s investment portfolio or as otherwise terminated under the terms of the LP Agreement.

A Fund shall be dissolved: (1) if at any time it has no Limited Partners, (2) upon the dissolution of the Master Fund; (3) upon the withdrawal of the General Partner, unless (a) at such time there remains at least one general partner who elects to continue the business of the Fund or (b) both the Board and Partners holding not less than two-thirds of the total number of votes eligible to be cast by all Partners, within 60 days after the event, elect to continue the business of the Fund and appoint, effective as of the date of the General Partner’s withdrawal, at least one additional general partners; (4) upon the failure of Partners to approve successor Directors when no Director remains to continue the business of the Funds; or (5) as required by operation of law.

The Master Fund may be dissolved (i) if at any time it has no partners; (ii) at the ten-year anniversary of the effective date of the Legacy Master Fund Division; (iii) at such time as the net assets of the Master Fund are less than two percent (2%) of the net assets of the Master Fund immediately following the Legacy Master Fund Division; (iv) upon the withdrawal of the General Partner, unless (a) at such time there remains at least one general partner who elects to continue the business of the Master Fund or (b) both the Board and Partners holding not less than the Minimum Limited Partner Approval percentage, within 60 days after the event, elect to continue the business of the Master Fund and appoint, effective as of the date of the General Partner’s withdrawal, one or more additional general partners; (v) upon the failure of the Partners to approve successor Directors at a meeting called by the General Partner in accordance with the Master Fund’s limited partnership agreement, when no Director remains to continue the business of the Master Fund; or (vi) as otherwise required by law.

Upon the occurrence of any event of dissolution of a Fund, the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint the Adviser to act as liquidator or is unable to perform this function) is charged with winding up the affairs of such Fund and liquidating their assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled “CAPITAL ACCOUNTS AND ALLOCATIONS.”

Upon the liquidation of a Fund, its assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of such Fund (other than debts to Partners) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Partners; and (iii) finally to the Partners proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Partners in facilitating an orderly liquidation.

The Board may, in its sole discretion, and if determined to be in the best interests of the Partners, distribute the assets of a Fund into and through a liquidating trust to effect the liquidation of such Fund. The use of a liquidating trust would be subject to the regulatory requirements of the Investment Company Act and applicable Delaware law, and could result in additional expenses to the Partners.

REPORTS TO PARTNERS

Partners will receive annual tax information necessary for completion of federal, state and local tax returns. The Funds intend to furnish to Partners such information as soon as practicable after receipt of the necessary information from the Investment Funds. However, such annual tax information is provided by the Funds after April 15 of each year and, accordingly, Partners will need to file extensions for the completion of their federal, state and local tax returns.

The Funds anticipate sending Partners an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Partners also may be sent additional reports regarding the Funds’ operations, at the discretion of the Adviser.

The Funds also anticipate sending quarterly statements reporting the net asset value of Partners’ Shares.

In the event that the Investment Company Act or the SEC in the future requires more frequent reporting, the Funds will comply with such additional reporting requirements.

FISCAL YEAR

For accounting and tax purposes, each Fund’s fiscal and taxable year is the 12-month period ending on December 31.

ACCOUNTANTS AND LEGAL COUNSEL

The Board has selected KPMG, LLP as the independent public accountants of the Funds. KPMG, LLP’s principal business address is located at 191 W. Nationwide Blvd., Suite 500, Columbus, OH 43215.

K&L Gates LLP, located at One Lincoln Street, Boston, Massachusetts 02111, serves as legal counsel to the Funds and also serves as legal counsel to the Independent Directors.

INQUIRIES

Inquires concerning the Funds and the Shares should be directed to:

Endowment Advisers, L.P.

4265 San Felipe, Suite 800

Houston, Texas 77027

Attention: Fund Operations

Toll-Free 1-800-725-9456

FINANCIAL STATEMENTS

The Funds will issue semi-annual unaudited and annual audited financial statements once the Funds commence operations.

Appendix A

THE ENDOWMENT MASTER FUND L.P.

(A Limited Partnership)

Schedule of Investments in Investment Funds (unaudited)

December 31, 2013

The Funds, indirectly through the Master Fund, will hold interests in various Investment Funds, including private partnerships, limited liability companies, and other investment vehicles, which are managed by a group of Investment Managers previously identified by the Adviser within the Legacy Master Fund. The Master Fund’s anticipated portfolio holdings will reflect an approximately pro rata division of the Legacy Master Fund’s portfolio. The Legacy Master Fund’s portfolio holdings as of December 31, 2013 are listed below.

	Shares	Fair Value
Limited Partnerships, Exempted Limited Partnerships and Limited Liability Companies
Cayman Islands
Arbitrage Strategies (0.03% of Partners’ Capital)
Montrica Global Opportunities Fund, L.P.	25,428	$669,370
Natural Resources (1.49% of Partners’ Capital)
Sentient Global Resources Fund III, L.P.		21,944,417
Sentient Global Resources Fund IV, L.P.		8,212,383
Private Equity (13.97% of Partners’ Capital)
ABRY Advanced Securities Fund, L.P.		4,831,101
CX Partners Fund Limited		13,828,965
Gavea Investment Fund II A, L.P		1,916,000
Gavea Investment Fund III A, L.P.		37,715,000
Hillcrest Fund, L.P.		12,205,434
India Asset Recovery Fund, L.P.		228,169
J.C. Flowers III, L.P.		11,034,760
LC Fund IV, L.P.		22,891,455
New Horizon Capital III, L.P.		32,183,935
Northstar Equity Partners III Limited		6,997,547
Orchid Asia IV, L.P.		12,222,992
Reservoir Capital Partners (Cayman), L.P.		13,253,028
Tiger Global Private Investment Partners IV, L.P.		9,557,853
Tiger Global Private Investment Partners V, L.P.		22,913,165
Tiger Global Private Investment Partners VI, L.P.		8,892,810
Trustbridge Partners II, L.P.		22,000,000
Trustbridge Partners III, L.P.		41,000,000
Trustbridge Partners IV, L.P.		8,800,000
Real Estate (1.80% of Partners’ Capital)
Forum European Realty Income III, L.P.		16,592,843
Phoenix Asia Real Estate Investments II, L.P.		11,737,256
Phoenix Real Estate Fund (T), L.P.		8,010,872

Total Cayman Islands		349,639,355

Guernsey
Private Equity (0.44% of Partners’ Capital)
Mid Europa Fund III, L.P.		8,868,119

Total Guernsey		8,868,119

Republic of Mauritius
Real Estate (0.11% of Partners’ Capital)
Orbis Real Estate Fund I		2,180,645

Total Republic of Mauritius		2,180,645

United Kingdom
Private Equity (1.02% of Partners’ Capital)
Darwin Private Equity I, L.P.		6,699,409
Sovereign Capital Limited Partnership III		13,961,805
Real Estate (0.43% of Partners’ Capital)
Benson Elliott Real Estate Partners II, L.P.		2,151,595
Patron Capital, L.P. II		541,983
Patron Capital, L.P. III		5,912,292

Total United Kingdom		29,267,084

	Shares	Fair Value
Limited Partnerships, Exempted Limited Partnerships and Limited Liability Companies (continued)
United States
Arbitrage Strategies (11.68% of Partners’ Capital)
Blue Mountain Credit Alternatives Fund, L.P.		$79,092,477
Citadel Wellington, LLC		67,582,977
Eton Park Fund, L.P.		6,121,953
Kenmont Onshore Fund, L.P.		18,684
King Street Capital, L.P.		968,383
Magnetar Capital Fund, L.P.		7,086,451
Magnetar SPV, LLC (Series L)		2,046,734
Millennium USA, L.P.		29,411,715
OZ Asia Domestic Partners, L.P.		2,071,062
PIPE Equity Partners, LLC		12,411,446
PIPE Select Fund, LLC		27,883,086
Stark Investments Limited Partnership		116,996
Stark Select Asset Fund, LLC		1,265,639
Domestic Equity (1.37% of Partners’ Capital)
CCM Small Cap Value Qualified Fund, L.P.		5,210,242
Ithan Creek Partners, L.P.		19,989,632
Kior Shares Liquidating Capital Account		70,587
Samlyn Onshore Fund, L.P.		2,462,061
Energy (11.32% of Partners’ Capital)
ArcLight Energy Partners Fund IV, L.P.		3,283,235
ArcLight Energy Partners Fund V, L.P.		4,950,946
CamCap Resources, L.P.		222,446
EnCap Energy Capital Fund VII-B, L.P.		4,406,025
EnCap Energy Infrastructure TE Feeder, L.P.		5,722,401
Intervale Capital Fund, L.P.		15,288,846
Merit Energy Partners G, L.P.		11,644,715
NGP Energy Technology Partners II, L.P.		5,107,039
NGP IX Offshore Fund, L.P.		29,332,000
NGP Midstream & Resources, L.P.		51,206,034
Quantum Parallel Partners V, L.P.		29,590,634
Tenaska Power Fund II-A, L.P.		18,683,665
The Energy & Minerals Group Fund II		10,301,261
Velite Energy, L.P.		39,049,655
Enhanced Fixed Income (7.14% of Partners’ Capital)
BDCM Partners I, L.P.		39,147,964
Credit Distressed Blue Line Fund, L.P.		13,190,943
Fortelus Special Situations Fund, L.P.		5,704,329
Halcyon European Structured Opportunities Fund, L.P.		89,380
Harbinger Capital Partners Fund I, L.P.		25,240,685
Harbinger Capital Partners Fund II, L.P.		1,894,261
Harbinger Capital Partners Special Situations Fund, L.P.		1,790,932
Harbinger Class L Holdings (U.S.), LLC		161,786
Harbinger Class LS Holdings (U.S.) Trust	3,816	391,796
Harbinger Class PE Holdings (U.S.) Trust	10	1,620,152
Prospect Harbor Credit Partners, L.P.		2,518,673
Providence MBS Fund, L.P.		52,582,883
Global Opportunistic (10.49% of Partners’ Capital)
Blueshift Energy Fund, L.P.		33,372,298
Falcon Edge Global, L.P.		16,032,947
Hayman Capital Partners, L.P.		63,811,807
Kepos Alpha Fund, L.P.		78,659,225
Passport Global Strategies III, Ltd.	2,244	870,073
Senator Global Opportunity Fund, L.P.		5,179,906
Valiant Capital Partners, L.P.		6,550,787
Viking Global Equities, L.P.		7,644,288
International Equity (2.14% of Partners’ Capital)
Penta Asia Domestic Partners, L.P.		4,735,958
Steel Partners Japan Strategic Fund, L.P.		2,444,897
TAEF Fund, LLC		3,908,401
Tybourne Equity (U.S.) Fund		32,203,799
Natural Resources (0.00% of Partners’ Capital)
Tocqueville Gold Partners, L.P.		24,408
Private Equity (18.63% of Partners’ Capital)
Accel-KKR Capital Partners III, L.P.		14,914,167
Advent Latin American Private Equity Fund IV-F, L.P.		4,566,852
Advent Latin American Private Equity Fund V-F, L.P.		8,509,932
Audax Mezzanine Fund II, L.P.		1,404,911

	Shares	Fair Value
Limited Partnerships, Exempted Limited Partnerships and Limited Liability Companies (continued)
United States (continued)
Private Equity (18.63% of Partners’ Capital) (continued)
Audax Mezzanine Fund III, L.P.		$7,776,625
BDCM Opportunity Fund II, L.P.		9,723,831
Black River Commodity Multi-Strategy Fund, LLC		675,608
Capital Royalty Partners, L.P.		964,957
Catterton Growth Partners, L.P.		15,981,777
CEF-Safety Kleen Liquidating Account	4,810	142,881
Chrysalis Ventures III, L.P.		2,165,345
Crosslink Crossover Fund IV, L.P.		1,539,384
Crosslink Crossover Fund V, L.P.		6,304,207
Crosslink Crossover Fund VI, L.P.		16,577,771
Dace Ventures I, L.P.		1,509,963
Fairhaven Capital Partners, L.P.		7,607,946
Garrison Opportunity Fund II A, LLC		15,608,617
Garrison Opportunity Fund, LLC		20,554,861
HealthCor Partners Fund, L.P.		8,719,201
Highland Credit Strategies Liquidation Vehicle Onshore		2,222,131
Integral Capital Partners VIII, L.P.		2,872,000
L-R Global Partners, L.P		404,777
MatlinPatterson Global Opportunities Partners III, L.P.		10,805,832
Middle East North Africa Opportunities Fund, L.P.	5,089	1,315,734
Monomoy Capital Partners II, L.P.		4,252,442
Monomoy Capital Partners, L.P.		2,683,686
Monsoon India Inflection Fund 2, L.P.		230,000
Monsoon India Inflection Fund, L.P.		130,000
Pine Brook Capital Partners, L.P.		19,798,453
Pinto America Growth Fund, L.P.		1,560,110
Private Equity Investment Fund IV, L.P.		6,231,703
Private Equity Investment Fund V, L.P.		39,915,679
Saints Capital VI, L.P.		16,440,779
Sanderling Venture Partners VI Co-Investment Fund, L.P.		1,755,251
Sanderling Venture Partners VI, L.P.		1,268,451
Sterling Capital Partners II, L.P.		1,630,110
Sterling Group Partners II, L.P.		960,582
Sterling Group Partners III, L.P.		8,599,007
Strategic Value Global Opportunities Fund I-A, L.P.		2,046,887
Tenaya Capital V, L.P.		6,732,216
Tenaya Capital VI, L.P.		3,881,287
The Column Group, L.P.		8,451,768
The Founders Fund III, L.P.		15,359,354
The Founders Fund IV, L.P.		7,648,857
The Raptor Private Holdings, L.P.	1,833	936,975
Trivest Fund IV, L.P.		19,392,683
Tuckerbrook SB Global Distressed Fund I, L.P.		5,293,587
VCFA Private Equity Partners IV, L.P.		1,382,838
VCFA Venture Partners V, L.P.		5,310,105
Voyager Capital Fund III, L.P.		3,815,370
WestView Capital Partners II, L.P.		28,067,852
Real Estate (6.99% of Partners’ Capital)
Aslan Realty Partners III, L.L.C.		484,300
Cypress Realty VI, L.P.		5,604,852
Florida Real Estate Value Fund, L.P.		8,150,000
GTIS Brazil Real Estate Fund (Brazilian Real), L.P.		24,991,293
Lone Star Real Estate Fund II (U.S.), L.P.		5,831,654
Monsoon Infrastructure & Realty Co-Invest, L.P.		14,994,404
Northwood Real Estate Co-Investors, L.P.		7,033,803
Northwood Real Estate Partners, L.P.		13,357,102
Parmenter Realty Fund III, L.P.		5,230,480
Parmenter Realty Fund IV, L.P.		6,588,830
Pearlmark Mezzanine Realty Partners III, LLC		20,678,600
Pennybacker II, L.P.		7,726,279
SBC Latin America Housing US Fund, L.P.		7,641,872
Square Mile Partners III, L.P.		12,887,194

Total United States		1,410,217,610

Total Limited Partnerships, Exempted Limited Partnerships and Limited Liability Companies		1,800,172,813

	Shares	Fair Value
Passive Foreign Investment Companies
Cayman Companies Limited by Shares, Exempted Companies and Limited Liability Companies
Arbitrage Strategies (1.14% of Partners’ Capital)
CRC Credit Fund Ltd.	78,050	$22,220,329
Overseas CAP Partners, Inc.	92	755,517
International Equity (0.03% of Partners’ Capital)
Quorum Fund Limited	10,369	615,629
Natural Resources (0.20% of Partners’ Capital)
Ospraie Special Opportunities (Offshore), Ltd.		4,000,974

Total Cayman Companies Limited by Shares, Exempted Companies and Limited Liability Companies		27,592,449

Total Passive Foreign Investment Companies		27,592,449

Private Corporations
United States
Real Estate (0.57% of Partners’ Capital)
Legacy Partners Realty Fund II, Inc.		2,548,972
Legacy Partners Realty Fund III, Inc.		6,292,656
Net Lease Private REIT V, Inc.		137,708
Net Lease Private REIT VI, Inc.		770,918
Net Lease Private REIT VII, Inc.		847,110
Net Lease Private REIT VII-A, Inc.		847,110

Total Private Corporations		11,444,474

Total Investments in Investment Funds Cost ($1,656,659,136)		1,839,209,736

Appendix B

PMF FUND, L.P.

PMF TEI FUND, L.P.

Subscription Agreement

PMF Fund, L.P.

PMF TEI Fund, L.P.

4265 San Felipe

Suite 800

Houston, TX 77027

Phone: (800) 725-9456

Fax: (713) 583-1330

Attention: Fund Operations

Gentlemen:

The undersigned (the “Subscriber”) hereby acknowledges having received and read the current Private Placement Memorandum (the “Memorandum”) of:

The PMF Fund, L.P., a limited partnership organized under the laws of the State of Delaware (the “PMF Fund”, or a “Fund”), the Agreement of Limited Partnership of the Fund (the “Partnership Agreement”); or

The PMF TEI Fund, L.P., a limited partnership organized under the laws of the State of Delaware (the “TEI Fund”, or a “Fund”), the TEI Fund’s Partnership Agreement (the “Partnership Agreement”);

and the Privacy Policy of the relevant Fund, attached hereto as Exhibit A. Capitalized terms not herein defined are used as defined in the Memorandum.

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PARTNERSHIP AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. FURTHERMORE, THE SHARES ARE NOT TRANSFERABLE WITHOUT THE CONSENT OF THE RELEVANT FUND, WHICH CONSENT MAY BE GRANTED OR DENIED IN ITS DISCRETION. THERE WILL BE NO PUBLIC MARKET FOR THE SHARES. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

AN INVESTMENT IN THE SHARES IS SUBJECT TO SUBSTANTIAL RISKS. NO PERSON SHOULD INVEST IN THE SHARES WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. SEE “RISK FACTORS” IN THE ACCOMPANYING MEMORANDUM.

The Subscriber hereby agrees with the Fund as follows:

Subscription Commitment

The Subscriber hereby subscribes for shares of limited liability interest of a Fund (the “Shares”) and, as full payment therefore, has tendered interests of one of the legacy feeder funds of The Endowment Master Fund, L.P., for repurchase by such legacy feeder fund. The Subscriber hereby subscribes for Shares in the amount set forth in the accompanying Subscription Agreement Signature Pages completed and signed by the Subscriber (which shall be considered an integral part of this Subscription Agreement and hereinafter referred to as the “Subscription Agreement Signature Pages”).

The Subscriber understands that this subscription is not binding on the Fund until accepted by the Fund and may be rejected by the Fund in whole or in part in its absolute discretion. If so rejected, the Subscriber shall remain invested in the relevant legacy feeder fund, and the Fund and the Subscriber shall have no further obligation to each other hereunder. Unless and until rejected by the Fund, this subscription shall be irrevocable by the Subscriber.

Representations, Warranties and Covenants

To induce the Fund to accept this subscription, the Subscriber hereby makes the following representations, warranties and covenants to the Fund and to the Fund’s general and limited partners:

(a) The Subscriber certifies that it is an “accredited investor” for purposes of Regulation D under the Securities Act. Guidelines are as follows:

(A1)	For individual investors, grantors of revocable grantor trusts, and for individuals investing through an IRA, to meet the qualification as an “accredited investor” for purposes of Regulation D, one (or more) of the following must apply:

(a) A natural person whose net worth1 (or joint net worth with a spouse) at the time of purchase exceeds $1,000,000, excluding the value of the primary residence of such natural person; or

(b) A natural person who had an individual income in excess of $200,000 for each of the last two years (or joint income with a spouse in excess of $300,000 in each of those years) and who reasonably expects to reach the same income level in the current year.

1	As used herein, “net worth” means the excess of total assets at fair market value over total liabilities. For the purposes of determining “net worth”, the primary residence owned by an individual shall be excluded as an asset and the amount of indebtedness secured by the such primary residence shall be excluded as a liability except to the extent that: (1) such indebtedness exceeds the fair market value of the primary residence; and (2) such indebtedness was incurred within 60 days of the purchase of the Shares, unless such indebtedness was incurred as a result of the acquisition of the primary residence.

(A2)	For entities to meet the qualification as an “accredited investor” for purposes of Regulation D, one (or more) of the following must apply:

(a) A trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the Fund, and (iii) of which the person responsible for directing the investment of assets in the Fund has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

(b) An entity with total assets in excess of $5,000,000 that was not formed for the specific purpose of investing in the Fund and that is:

a corporation;	a Massachusetts or similar business trust; or
a partnership; a limited liability company;	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”);

(c) An entity licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank,” (as defined in Section 3(a)(2) of the Securities Act, a “savings and loan association,” (or other institution as described in Section 3(a)(5)(A) of the Securities Act), or an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

(d) An entity registered with the U.S. Securities and Exchange Commission as a broker or dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “insurance company” (as defined in Section 2(13) of the Securities Act) or an investment company registered under the Investment Company; or an entity that has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Company Act);

(e) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

(f) An employee benefit plan which (A) has total assets in excess of $5,000,000 or (B) is a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as defined in Regulation D under the Securities Act) or (C) investment decisions are made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser or (D) is not a participant-directed plan but is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, with total assets in excess of $5,000,000;

(g) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); or

(h) An entity which all of the unit owners and participants (i.e., all partners (including limited partners) of a partnership, shareholders of a corporation, or beneficiaries of an estate) are Accredited Investors. THIS OPTION IS NOT APPLICABLE FOR NON-GRANTOR TRUSTS.

(b) The information set forth in the accompanying Subscription Agreement Signature Pages, as well as any information regarding Subscriber’s identity, is accurate and complete as of the date hereof, and the Subscriber will promptly notify the Fund of any change in such information. The Subscriber consents to the disclosure of any such information, and any other information furnished to the Fund, to any governmental authority, self-regulatory organization or, to the extent required by law, to any other person, or as otherwise provided in the Fund’s Privacy Policy, in each case in accordance with the Fund’s Privacy Policy attached as Exhibit A (of which the Subscriber hereby acknowledges receipt).

(c) The undersigned has received and read and is familiar with the Memorandum, including the exhibits, attachments and annexes attached thereto, and he confirms that all documents, records, and books pertaining to this proposed investment in the Shares have been made available to him.

(d) The Subscriber is not acquiring the Shares of the Fund with a view to or for sale in connection with any distribution of the Shares. The Subscriber (i) will not transfer or deliver all or any part of its Share except in accordance with the restrictions set forth in the Partnership Agreement and the Memorandum and (ii) will notify the Fund immediately if it becomes a non-United States Person at any time during which it holds or owns any Shares.

(e) Other than the Memorandum, the Subscriber is not relying upon any representation or other information purported to be given on behalf of the Fund or the Fund in determining to invest in the Fund (it being understood that no person has been authorized by the Fund or the Fund to furnish any representations or other information).

(f) The Subscriber or an advisor or consultant relied upon by the Subscriber in reaching a decision to subscribe has such knowledge and experience in financial, tax and business matters as to enable the Subscriber or such advisor or consultant to evaluate the merits and risks of an investment in the Fund and to make an informed investment decision with respect thereto. The Subscriber understands the Fund’s compensation arrangements with the Adviser and understands the risks described in the Memorandum.

(g) The Subscriber acknowledges that an investment in the Shares of the Fund includes significant risks as described in the Memorandum, including without limitation those risks outlined in the sections of the Memorandum entitled “GENERAL RISKS,” “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE” and “INVESTMENT RELATED RISKS.”

(h) The Subscriber is satisfied that it has received adequate disclosure from the Fund to enable it to understand and evaluate the compensation arrangements of the Fund with the Adviser and other terms of the Partnership Agreement and the risks associated therewith.

(i) The Subscriber understands that the Shares have not been and will not be registered under the Securities Act of 1933, as amended, or any state law. No federal or state agency has made any finding or determination as to the fairness of the offering, or has recommended an investment in, or otherwise endorsed, the Fund. The Subscriber agrees to notify the Fund prior to any proposed sale, transfer, distribution or other disposition of any Shares or any beneficial interest therein, and will not sell, transfer, distribute or otherwise dispose of any Shares without the consent of the Fund, which may be granted or withheld in the Fund’s sole discretion, and unless the Shares are registered or such sale, transfer, distribution or other disposition is exempt from registration. The Subscriber understands that the Fund has no intention to register the Shares with the United States Securities and Exchange Commission or any State of the United States and is under no obligation to assist the Subscriber in obtaining or complying with any exemption from such registration requirements. The Fund may require that a proposed transferee meet appropriate financial suitability standards and that the transferor furnish a legal opinion satisfactory to the Fund and its counsel that the proposed transfer complies with applicable federal, state and any other applicable securities laws. An appropriate stop transfer instructions may be placed with respect to the Shares.

(j) Any document representing ownership of a Share by the Subscriber will bear a restrictive legend reflecting the restrictions on transferability set forth in sections (h).

(k) Illiquidity

(i) The Subscriber recognizes that there is not now any public market for Shares of the Fund and that such a market is not expected to develop; accordingly, it may not be possible for the Subscriber readily to liquidate the Subscriber’s investment in the Fund. The Subscriber’s overall commitment to the Fund and other investments which are not readily marketable are not disproportionate to the Subscriber’s net worth and the Subscriber has no need for immediate liquidity of the Subscriber’s interest in the Shares. As described in the Memorandum, the Subscriber acknowledges that the Shares are subject to significant restrictions on the right to withdraw capital, which means that the liquidity of the Shares will be limited.

(ii) The Subscriber understands the repurchase offer process described in the Memorandum is likely to be the sole means of liquidity for Subscriber’s investment in the Fund other than distributions of capital. The Funds will have a significant indirect investment in long-term investments, which ordinarily cannot be liquidated without significant discount, if at all, which may prevent the Fund from repurchasing Shares. Partners will receive the value of their Shares over time as the Fund liquidates its assets, which could require a significant period of time to realize certain illiquid assets.

(l) The Subscriber has carefully read the Memorandum, and specifically accepts, adopts and agrees to each and every provision described in such materials.

(m) If the Subscriber is a natural person, the Subscriber has the legal capacity to execute, deliver and perform this Subscription Agreement and the Partnership Agreement.

(n) The Subscriber represents and warrants that no party which either (i) has had any of its assets blocked under U.S. sanctions or laws, or (ii) has been identified by the U.S. Government as a person whose assets are to be blocked under such laws, has or will have any beneficial interest in the Shares subscribed for hereby.

(o) If the Subscriber is a corporation, partnership, trust or other entity, it is authorized and qualified to become a limited partner of, and authorized to make its Capital Contribution to, the Fund and otherwise to comply with its obligations under the Partnership Agreement; the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so; and this Subscription Agreement has been duly executed and delivered on behalf of the Subscriber and is the valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms. In addition, such Subscriber will, upon request of the Fund, deliver any documents, including an opinion of counsel to the Subscriber, evidencing the existence of the Subscriber, the legality of an investment in Shares of the Fund and the authority of the person executing this Subscription Agreement on behalf of the Subscriber.

(p) If the Subscriber is, or is acting on behalf of, an employee benefit plan (a “Plan”) which is subject to ERISA: (a) the investment by such Plan interest holder in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither the Adviser nor any of its affiliates (including, without limitation, any of the Related Parties) has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Adviser or any of its affiliates (including, without limitation, any of the Related Parties) has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any substantively similar provisions of other law for which an exemption is not available.

(q) Neither the Subscriber, nor any person controlling, controlled by, or under common control with, the Subscriber, nor any person having a beneficial interest in the Subscriber, or for whom the Subscriber is acting as agent or nominee in connection with this investment, is (i) a country, person, or entity named on an Office of Foreign Assets Control list, (ii) a person or entity that resides or has a place of business in a country or territory named on such list, or (iii) a senior foreign political figure3 , an immediate family member4 or close associate5 of a senior foreign political figure within the meaning of the USA PATRIOT Act of 20016 . The Subscriber agrees to promptly notify the relevant Fund of any change in information affecting this representation and covenant. The Subscriber is advised that, by law, the Fund may be required to disclose the Subscriber’s identity to OFAC.

(r) If subscribing for Shares of the PMF Fund, the Subscriber is not a Charitable Remainder Trust.

(s) If subscribing for Shares of the PMF Fund, the Subscriber is not a tax-exempt investor that, by the terms of its governing documents, investment guidelines or by choice, cannot receive any “Unrelated Business Taxable Income.”

(t) If the Subscriber is subject to Title 1 of ERISA, the subscriber represents that it has consulted its own counsel as to the legality of making an investment in the Fund and the appropriateness of such an investment under ERISA.

(u) If the Subscriber is a Plan7 fiduciary, the Subscriber certifies that (a) the investment by such Plan interest holder in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither The Endowment Fund GP, L.P. (the “General Partner of the Fund”), the Adviser nor any of their affiliates has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Adviser, the General Partner of the Fund, or any of their affiliates has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the Shares of the Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of other law for which an exemption is not available.

(v) The Subscriber (including anyone who has discretionary and/or voting authority with respect to the Shares to be acquired) is not subject to any “bad actor” disqualification (as used in Rule 506(d) under the Securities Act), and it will notify the Fund in writing promptly after first becoming aware that it is subject to, or is reasonably likely to become subject to, any such disqualification. Subscriber further understands, acknowledges, and agrees that a description of any such disqualification may be subject to disclosure in accordance with applicable law.

[3]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[4]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[5]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior political figure.
[6]	The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001).
[7]	For purposes of this question, a “Plan” is any employee benefit plan to which ERISA applies and certain other plans and accounts (such as individual retirement accounts and Keogh plans) that, although not subject to ERISA, are subject to certain similar rules of the Code.

Indemnification

The Subscriber understands the meaning and legal consequences of the representations, warranties, agreements, covenants and confirmations set out above and agrees that the subscription made hereby may be accepted in reliance thereon. The Subscriber agrees to indemnify and hold harmless the Fund, its general partner, and the Adviser (including for this purpose each of their directors, officers, shareholders, affiliates, partners, managers and employees, and each person who controls the Fund and each of such entities within the meaning of Section 20 of the Exchange Act) from and against any and all loss, damage, liability or expense, including reasonable costs and attorneys’ fees and disbursements, which the Fund may incur by reason of, or in connection with, any representation or warranty made herein (or in the accompanying Subscription Agreement Signature Pages) not having been true when made, any misrepresentation made by the Subscriber or any failure by the Subscriber to fulfill any of the covenants or agreements set forth herein, in the Subscription Agreement Signature Pages or in any other document provided by the Subscriber to the Fund.

Miscellaneous

(a) The Subscriber agrees that neither this Subscription Agreement nor any of the Subscriber’s rights or interest herein or hereunder is transferable or assignable by the Subscriber and further agrees that the transfer or assignment of any Shares acquired pursuant hereto shall be made only in accordance with the provisions hereof and all applicable laws.

(b) The Subscriber agrees that, except as permitted by applicable law, it may not cancel, terminate or revoke this Subscription Agreement or any agreement of the Subscriber made hereunder and that this Subscription Agreement shall survive the death or legal disability of the Subscriber and shall be binding upon the Subscriber’s heirs, executors, administrators, successors and assigns.

(c) All of the representations, warranties, covenants, agreements and confirmations set out above and in the Subscription Agreement Signature Pages shall survive the acceptance of the subscription made herein and the issuance of any Shares of the Fund.

(d) This Subscription Agreement together with the Subscription Agreement Signature Pages constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.

(e) The Subscriber acknowledges that due to anti-money laundering laws and regulations, the Fund may require further identification of the Subscriber before the subscription can be accepted and the Fund shall be held harmless and indemnified against any loss arising as a result of a failure to process the application if such has not been provided by the Subscriber or has been provided incompletely or after a delay.

(f) Within ten days after receipt of a written request therefor from the Fund, the Subscriber agrees to provide such information and to execute and deliver such documents as the Fund may deem reasonably necessary to comply with any and all laws and ordinances to which the Fund is or may be subject.

(g) The Subscriber hereby releases, remises and discharges the Fund, its general partner, the Adviser, The Endowment PMF Master Fund, L.P., The Endowment Master Fund, L.P., Endowment Registered Fund, L.P., Endowment TEI Fund, L.P., and any other feeder fund of The Endowment Master Fund, L.P. (including for this purpose each of their directors, officers, shareholders, affiliates, partners, managers and employees, and each person who controls the Fund and each of such entities within the meaning of Section 20 of the Exchange Act), from any and all actions or causes of action, suits, claims, complaints, liabilities, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights and demands, whether existing or contingent, known or unknown, that the Subscriber may have, including but not limited to (i) any and all claims arising out of or in connection with the approximately pro rata division of the assets held by The Endowment Master Fund, L.P. and transfer of such assets to The Endowment PMF Master Fund, L.P., or any action of any party listed above relating to, or arising from such division and transfer; and (ii) any and all claims based on any applicable federal, state or local law, constitution or regulation. This release is intended by the Subscriber to be all encompassing and to act as a full and total release of any claims, whether specifically enumerated herein or not.

Power of Attorney

Subject only to the acceptance of this Subscription Agreement by the Fund, the Subscriber hereby (a) requests to be admitted to the Fund as a limited partner and requests that the Fund reflect such admission in the Fund’s register of partners; (b) joins in and agrees to be bound by the Partnership Agreement as a limited partner; and (c) makes, constitutes and appoints The Endowment Fund GP, L.P., acting through any of its authorized members, directors, managers, partners and officers and with power of substitution, the Subscriber’s true and lawful agent and attorney, with full power and authority in such Subscriber’s name, place and stead, to make, execute, acknowledge, record and/or file (i) the Partnership Agreement, (ii) any certificate or other document required to effect the formation, continuation, qualification or dissolution of the Fund in accordance with the terms of the Partnership Agreement or which legal counsel to the Fund deems necessary or desirable to comply with any federal, state or other law applicable to the Fund, and (iii) any amendments to any of the foregoing adopted or otherwise made in accordance with the provisions of the Partnership Agreement. The power of attorney granted hereby is a special power of attorney coupled with an interest and shall be irrevocable to the fullest extent permitted by law.

Notices

Any notice required or permitted to be given to the Subscriber in relation to the Fund shall be sent to the address specified in Subscription Agreement Signature Pages accompanying this Subscription Agreement or to such other address as the Subscriber designates by written notice received by the Fund.

Governing Law

This Subscription Agreement shall be governed by the laws of the State of Delaware without regard to the conflicts of law principles thereof.

EXHIBIT A

Privacy Policy of the PMF Fund, L.P.

Privacy Policy of the PMF TEI Fund, L.P.

The PMF Fund, L.P. and the PMF TEI Fund, L.P. (each, the “Fund”) recognizes how important it is for you to feel confident in the knowledge that your personal financial information is secure. It is our policy to safeguard any personal and financial information that you may entrust to us. The following is a description of the Fund’s policy regarding disclosure of nonpublic personal information.

We collect nonpublic personal information as follows:

We collect information about you, including, but not limited to, your name, address, telephone number, e-mail address, social security number and date of birth. We collect that information from subscription agreements, other forms of correspondence that we receive from you, and from personal conversations.

We receive information about your transactions with us, including, but not limited to, your account number, account balance, investment amounts, withdrawal amounts and other financial information.

We are permitted by law to disclose nonpublic information we collect, as described above, to the Fund’s service providers, including the Fund’s general partner, investment adviser, sub-advisers, servicing agent, independent administrator, custodian, legal counsel, accountant and auditor. We do not disclose any nonpublic information about our current or former investors to nonaffiliated third parties, except as required or permitted by law. We restrict access to your nonpublic personal information to those persons who require such information to provide products or services to you. We maintain physical, electronic and procedural safeguards that comply with federal standards to guard your nonpublic personal information.

If your investment relationship with the Fund involves a financial intermediary, including, but not limited to, a broker-dealer, bank or trust company, the privacy policy of your financial intermediary would govern how your nonpublic personal information would be shared by them with nonaffiliated third parties.

Regards,

Paul A. Bachtold

Compliance Officer

Appendix C

THE PMF FUND, L.P.

THE PMF TEI FUND, L.P.

FORM OF

AGREEMENT OF LIMITED PARTNERSHIP

THE PMF FUND, L.P.

THE PMF TEI FUND, L.P.

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

8.4	AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS	29
8.5	CHOICE OF LAW; ARBITRATION	30
8.6	NOT FOR BENEFIT OF CREDITORS	31
8.7	CONSENTS	31
8.8	PRONOUNS	31
8.9	CONFIDENTIALITY	31
8.10	CERTIFICATION OF NON-FOREIGN STATUS	32
8.11	SEVERABILITY	32
8.12	ENTIRE AGREEMENT	32
8.13	DISCRETION	32
8.14	CONFLICTS	32
8.15	COUNTERPARTS	32
8.16	HEADINGS	33

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of THE PMF FUND, L.P. (the “PMF Fund”) and THE PMF TEI FUND, L.P. (the “TEI Fund”) (each of the PMF Fund and the TEI Fund separately, a “Partnership”), dated as of February 18, 2014, is entered into by and among THE ENDOWMENT FUND GP, L.P., as General Partner and those Persons who execute this Agreement and whose names are reflected on the books and records of each Partnership as Limited Partners.

RECITALS

WHEREAS each Partnership desires to register with the U.S. Securities and Exchange Commission under the 1940 Act (as defined herein) as a closed-end management investment company;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

For the avoidance of doubt, references to a Partnership refer to both the PMF Fund and TEI Fund, each as a separate entity. Rights, duties and obligations of a Limited Partner described herein relate only to the Partnership in which such Limited Partner is admitted.

For purposes of this Agreement:

“1933 Act” means the Securities Act of 1933 and the rules, regulations and orders under the 1933 Act, as amended from time to time, or any successor law.

“1940 Act” means the Investment Company Act of 1940 and the rules, regulations and orders under the 1940 Act, as amended from time to time, or any successor law.

“Advice and Management” means those services provided to each Partnership by the Adviser under Section 3.5(b) of this Agreement.

“Adviser” means Endowment Advisers, L.P., a limited partnership formed under the laws of the State of Delaware, and any other Person or Persons subsequently engaged to provide investment management services to each Partnership in a similar capacity.

“Advisers Act” means the Investment Advisers Act of 1940 and the rules, regulations and orders under the Advisers Act, as amended from time to time, or any successor law.

“Affiliate” means affiliated person as that term is defined in the 1940 Act.

“Agreement” means this Agreement of Limited Partnership, as amended and/or restated from time to time.

“Board of Directors” means the board of the Directors who have been delegated the authority described in this Agreement.

“Business Day” means any day when the New York Stock Exchange is open for business.

“Capital Account” means, with respect to each Partner, the capital account established and maintained on behalf of the Partner in accordance with Section 5.3 of this Agreement.

“Capital Contribution” means the contribution, if any, made, or to be made, as the context requires, to the capital of a Partnership by a Partner or former Partner, as the case may be.

“Cause” means, with respect to a Director, the commission of an act of fraud or willful malfeasance or a determination by a court of competent jurisdiction that such Director has breached a fiduciary duty or violated law or engaged in another criminal act.

1

“Certificate” means the Certificate of Limited Partnership of each Partnership as filed with the office of the Secretary of State of the State of Delaware and any amendments to the Certificate and/or restatements of the Certificate as filed with the office of the Secretary of State of the State of Delaware pursuant to this Agreement.

“Closing Date” means the date of the Partnership Division.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Commodity Exchange Act” means the Commodity Exchange Act and the rules, regulations and orders under the Commodity Exchange Act, as amended from time to time, or any successor law.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor law.

“Directors” means those natural Persons designated as “Directors” in accordance with this Agreement who are delegated the authority provided for in this Agreement and includes [            ] (the “Initial Directors”), or any other natural Persons who, from time to time after the date of this Agreement, become Directors in accordance with the terms and conditions of this Agreement.

“Distributable Cash” means the amount held by a Partnership in cash or cash equivalents in excess of the amount determined by the Adviser to be necessary or prudent for the Partnership to continue to hold for operational or regulatory purposes, including for purposes of funding expected capital calls with respect to the Partnership’s private equity investments or for other compliance purposes.

“Fiscal Period” means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending in each case at the close of business on the first to occur of the following dates:

(1) the last day of a Fiscal Year;

(2) the day on which a Partnership repurchases all or a portion of the Shares of any Partner in accordance with Section 4.5 of this Agreement

(3) the day as of which a Partnership admits a substituted Partner to whom or which Shares have been Transferred (unless the Transfer of the Shares results in no change of beneficial ownership of the Shares);

(4) the day as of which any amount is credited to or debited against the Capital Account of any Partner, other than an amount that is credited to or debited against the Capital Accounts of all Partners in accordance with their respective Investment Percentages; or

(5) December 31, or any other date that is the last day of the taxable year of a Partnership.

“Fiscal Year” means the period commencing on the Closing Date and ending on December 31, 2014, and thereafter each period commencing on January 1 of each year and ending on December 31 of that year (or on the date of a final distribution made in accordance with Section 6.2 of this Agreement), unless the Directors designate another fiscal year for each Partnership. The taxable year of each Partnership will end on December 31 of each year, or on any other date designated by the General Partner that is a permitted taxable year-end for tax purposes, and need not be the same as the Fiscal Year.

2

“Form N-2” means each Partnership’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

“General Partner” means The Endowment Fund GP, L.P., a limited partnership formed under the laws of the State of Delaware, and any other Person or Persons admitted to a Partnership as a general partner of such Partnership, collectively, in their capacities as general partners of a Partnership, and “General Partner” means any of the General Partners. When the term General Partner is used in this Agreement and a Partnership has more than one General Partner, the term “General Partner” will refer to each General Partner.

“Independent Directors” mean those Directors who are not “interested persons” of each Partnership as that term is defined in the 1940 Act.

“Interest” means the entire partnership interest in a Partnership reflected by the Shares owned by a Partner or, in the case of a General Partner, reflected in such General Partner’s Investment Percentage, at any particular time or such other Person to whom or which all or a portion of an Interest has been Transferred in accordance with Section 4.3 or 4.4 of this Agreement, including the rights and obligations of the Partner or other Person under this Agreement and the Delaware Act.

“Investment Advisory Agreement” has the meaning set out in Section 3.5(a) of this Agreement.

“Investment Fund” means an investment company, a general or limited partnership, a limited liability company or other pooled investment vehicle in which a Partnership has invested and that is advised by an Investment Manager; whether or not, in each case, the entity is registered under the 1940 Act, and includes the Master Partnership and Investment Funds that may be formed by each Partnership.

“Investment Manager” means any Person that manages an Investment Fund.

“Investment Percentage” means a percentage established for each Partner on each Partnership’s books as of the first day of each Fiscal Period. The Investment Percentage of a Partner for a Fiscal Period will be determined by dividing the balance of the Partner’s Capital Account as of the commencement of the Fiscal Period by the sum of the Capital Accounts of all of the Partners as of the commencement of the Fiscal Period. The sum of the Investment Percentages of all Partners for each Fiscal Period will equal 100%.

“Limited Partner” means any Person admitted to a Partnership as a limited Partner of a Partnership (including any Person who or that is a General Partner when acting in the Person’s capacity as a Limited Partner) until such Partnership either distributes the entire Net Asset Value of such Shares to, or repurchases all of the Shares of, the Person in accordance with Section 4.5 of this Agreement, or a substituted Limited Partner or Partners are admitted with respect to all of the Person’s Shares in accordance with Section 4.4 of this Agreement, in the Person’s capacity as a limited Partner of a Partnership. For purposes of the Delaware Act, the Limited Partners will constitute a single class or group.

“Master Partnership” means The Endowment PMF Master Fund, L.P., a limited partnership organized under the laws of the State of Delaware.

“Master Partnership Vote” means a vote made by a Partnership as a limited partner of the Master Partnership.

“Memorandum” means each Partnership’s private placement memorandum, as included in the Form N-2, as amended or supplemented from time to time.

“Net Assets” means the total value of all assets of each Partnership, less an amount equal to all accrued debts, liabilities and obligations of each Partnership, calculated before giving effect to any repurchases of Shares.

“Net Asset Value” means, with respect to a Share at any time, the Partnership’s Net Assets divided by the number of Shares then outstanding. The initial Net Asset Value of a Share, as of the closing of the Partnership Division, shall be $100.

3

“Net Profit” or “Net Loss” means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of each Partnership, at the close of business on the Closing Date), the amount of any Net Profit or Net Loss to be adjusted to exclude any items to be allocated among the Capital Accounts of the Partners on a basis that is not in accordance with the Investment Percentages of all Partners as of the commencement of the Fiscal Period in accordance with Section 5.4 of this Agreement.

“Offering Materials” means the Memorandum and subscription materials provided to prospective Limited Partners in connection with the Partnership Division.

“Offshore Fund” means The Endowment PMF Offshore TEI Fund, Ltd., a Cayman Islands exempted company limited by shares, of which the TEI Fund is the sole management member and which has the same investment objectives as the TEI Fund.

“Partners” means the General Partner(s) and the Limited Partners, collectively, and “Partner” means any General Partner or Limited Partner.

“Partnership Division” means the establishment of the Master Partnership by the contribution of assets in kind from The Endowment Master Fund, L.P., a Delaware limited partnership, and the corresponding establishment of (i) PMF Fund by the contribution of assets in kind from The Endowment Registered Fund, L.P., a Delaware limited partnership and (ii) TEI Fund by the contribution of assets in kind from The Endowment TEI Fund, L.P., a Delaware limited partnership.

“Person” means any individual, entity, corporation, partnership, limited liability company, joint stock company, trusts, estate, joint venture, or unincorporated organization.

“Predecessor Partnership” means (i) with respect to PMF Fund, The Endowment Registered Fund, L.P., a Delaware limited partnership and (ii) with respect to TEI Fund, The Endowment TEI Fund, L.P., a Delaware limited partnership.

“Securities” means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options on those contracts.

“Shares” means the shares of limited partnership interest, each representing an ownership interest in the applicable Partnership at any particular time of a Limited Partner or other person to whom Shares have been Transferred in accordance with Section 4.3 or 4.4 of this Agreement, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act. Upon the closing of the initial issuance of Shares, one Share shall be issued with respect to each $100 contributed or deemed to the capital of the applicable Partnership by a Limited Partner. Thereafter Shares shall be issued at the Net Asset Value as of the date of issuance.

“Subadviser” means an Investment Manager responsible either (1) for directly managing a portion of the assets of each Partnership in a managed account or (2) for managing a special purpose investment vehicle in which the Investment Manager and each Partnership are the sole limited Partners, members or other interest holders.

4

“Temporary Investment” shall mean investments in (i) cash or cash equivalents, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States, or issued by any agency thereof, maturing within one year from the date of acquisition thereof, (iii) money market instruments, commercial paper or other short-term debt obligations having at the date of purchase by the Partnership the highest or second highest rating obtainable from either Standard & Poor’s Ratings Services or Moody’s Investors Services, Inc., or their respective successors, (iv) interest bearing accounts at a registered broker-dealer, (v) money market mutual funds, (vi) certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia, or organized under the laws of a non-U.S. country, which banks have branches in the United States, each having at the date of acquisition by the Partnership combined capital and surplus of not less than $250 million, (vii) overnight repurchase agreements with primary Federal Reserve Bank dealers collateralized by direct U.S. Government obligations or (viii) pooled investment funds or accounts that invest only in Securities or instruments of the type described in (i) through (iv). For the avoidance of doubt, subject to the requirements of the 1940 Act, Temporary Investments may be held at, managed by, or purchased from, any Person that satisfies the foregoing requirements.

“Transfer” means the assignment, transfer, sale or other disposition of all or any portion of a Partner’s Shares, including any right to receive any allocations and distributions attributable to Shares. Verbs, adverbs or adjectives such as “Transfer,” “Transferred” and “Transferring” have correlative meanings.

Other capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Memorandum.

ARTICLE II.

ORGANIZATION, ADMISSION OF PARTNERS, DIRECTORS

2.1 FORMATION OF LIMITED PARTNERSHIP

(a) Each Partnership is formed as a limited partnership pursuant to the Certificate and this Agreement. The Partners agree that their rights, duties and liabilities will be as provided in the Delaware Act, except as otherwise provided in this Agreement. The General Partner will cause the Certificate to be executed and filed in accordance with the Delaware Act and will cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates that the General Partner concludes may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the General Partner determines that a Partnership should do business, or any political subdivision or agency of any such jurisdiction, or that the General Partner determines is necessary or appropriate to effectuate, implement and continue the valid existence and business of a Partnership.

(b) Each Partnership is formed for the object and purpose of (and the nature of the business to be conducted by each Partnership is) engaging in any lawful activity for which limited partnerships may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing.

2.2 NAME

The names of the Partnerships are “The Endowment PMF Fund, L.P.” and “The Endowment TEI Fund, L.P.” or any other name that the General Partner may adopt after the date of this Agreement upon (a) causing an appropriate amendment to this Agreement to be executed and to the Certificate to be filed in accordance with the Delaware Act and (b) sending notice of the amendment to each Limited Partner.

2.3 PRINCIPAL AND REGISTERED OFFICE

Each Partnership will have its principal office at the principal office of the General Partner or at any other place designated from time to time by the General Partner. Each Partnership’s registered agent in the State of Delaware shall be The Corporation Service Company, and each Partnership’s registered office in the State of Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 unless the General Partner designates a different registered agent or office from time to time in accordance with the Delaware Act.

5

2.4 DURATION

The term of a Partnership will continue until such Partnership is dissolved and wound up and the Certificate is canceled in accordance with Section 6.1 of this Agreement.

2.5 BUSINESS OF EACH PARTNERSHIP

(a) The principal business of each Partnership shall be to hold and liquidate the portfolio of interests in Investment Funds contributed to the Partnership in the Partnership Division, and neither Partnership shall make any new investments in Investment Funds. In furtherance of such business, a Partnership may fund the capital calls of such Investment Funds, engage in secondary transactions with respect to such Investment Funds (subject to the limitations contained in this Agreement), hold and manage assets distributed in-kind by Investment Funds and, for cash and liquidity management purposes, purchase, sell, invest and trade in Temporary Investments. Portions of each Partnership’s assets (which may constitute, in the aggregate, all of each Partnership’s assets) may be invested in Investment Funds that invest and trade in Securities or in separate managed accounts through which each Partnership may invest and trade in Securities, some or all of which may be advised by one or more Investment Managers or Subadvisers. The PMF Fund shall invest substantially all of its assets in the Master Partnership. The TEI Fund shall invest substantially all of its assets in the Offshore Fund, which the TEI Fund shall in turn cause to invest substantially all of its assets in the Master Partnership. Each Partnership may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as the General Partner, the Directors or the Adviser may deem necessary or advisable to carry out such business.

(b) Each Partnership will operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions described in the Form N-2.

(c) Each Partnership may designate from time to time persons to act as signatories for each Partnership, including, without limitation, persons authorized to execute and deliver any filings with the Securities and Exchange Commission or applicable federal or state regulatory authorities or self-regulatory organizations.

2.6 GENERAL PARTNER

(a) The Endowment Fund GP, L.P. is the General Partner. The General Partner may admit to each Partnership as an additional General Partner any Person who agrees in writing to be bound by all of the terms of this Agreement as a General Partner. The General Partner may admit to a Partnership as a substituted General Partner any Person to which it has Transferred its Interest as the General Partner in accordance with Section 4.3 of this Agreement. Any substituted General Partner will be admitted to such Partnership upon the Transferring General Partner’s consenting to such admission and is authorized to, and will, continue the business of such Partnership without dissolution. The name and mailing address of the General Partner and the Capital Contribution of the General Partner will be reflected on the books and records of such Partnership. If at any time such Partnership has more than one General Partner, unless otherwise provided in this Agreement, any action allowed to be taken, or required to be taken, by the General Partners may be taken only with the unanimous approval of all of the General Partners.

(b) Each General Partner will serve for the duration of the term of each Partnership, unless the General Partner ceases to be a General Partner in accordance with Section 4.1 of this Agreement.

6

2.7 LIMITED PARTNERS

The General Partner may, at any time and without advance notice to or consent from any other Partner admit to a Partnership any Person who purchases the Shares of one or more existing Limited Partners and who agrees to be bound by all of the terms of this Agreement as an additional Limited Partner. The admission of any Person as an additional or substitute Limited Partner will be effective upon the General Partner’s approval of such Person’s purchase of Shares and the execution and delivery by, or on behalf of, the additional Limited Partner of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. The General Partner will cause the books and records of the Partnership to reflect the name, Shares and Capital Account of the additional or substitute Limited Partner.

2.8 BOTH GENERAL AND LIMITED PARTNER

A Partner may be simultaneously a General Partner and a Limited Partner, in which event the Partner’s rights and obligations in each capacity will be determined separately in accordance with the terms and provisions of this Agreement and as provided in the Delaware Act.

2.9 LIMITED LIABILITY

Except for payment obligations under this Agreement, including Capital Contribution obligations, and as provided under applicable law, a Limited Partner will not be liable for a Partnership’s obligations in any amount in excess of the Limited Partner’s Capital Account balance, plus the Limited Partner’s share of undistributed profits and assets. Subject to applicable law, a Limited Partner may be obligated to return to such Partnership certain amounts distributed to the Limited Partner.

2.10 DIRECTORS

(a) The number of Directors at the date of this Agreement is fixed at not more than fourteen (14) Directors and no fewer than two (2). After the Closing Date, the number of Directors will be fixed from time to time by the Directors then in office, which number may be greater, or lesser, than fourteen (14), but no fewer than the minimum number of directors permitted to corporations organized under the laws of the State of Delaware, except that no reduction in the number of Directors will serve to effect the removal of any Director. Each Partner approves the delegation by the General Partner to the Directors, in accordance with Section 3.1 of this Agreement, of certain of the General Partner’s rights and powers.

(b) Each Director will serve for the duration of the term of each Partnership, unless his or her status as a Director is terminated sooner in accordance with Section 2.11(d) of this Agreement. Except to the extent the 1940 Act requires election by Limited Partners, if any vacancy in the position of a Director occurs, including by reason of an increase in the number of Directors as contemplated by Section 2.11(a) of this Agreement, the remaining Directors may appoint an individual to serve in that capacity in accordance with the provisions of the 1940 Act. Independent Directors will at all times constitute at least a majority of the Directors then serving. An Independent Director will be replaced by another Independent Director selected and nominated by the remaining Independent Directors, or in a manner otherwise permissible under the 1940 Act.

(c) If no Director remains, the General Partner will promptly call a meeting of the Partners, to be held within 120 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of a Partnership and, if the business is to be continued, approving the appointment of the requisite number of Directors. If the Partners determine at the meeting not to continue the business of a Partnership, or if the approval of the appointment of the requisite number of Directors is not approved within 120 days after the date on which the last Director ceased to act in that capacity, then such Partnership will be dissolved in accordance with Section 6.1 of this Agreement and the assets of such Partnership will be liquidated and distributed in accordance with Section 6.2 of this Agreement.

7

(d) The status of a Director will terminate (1) if the Director dies; (2) if the Director resigns as a Director; (3) if the Director is removed in accordance with Section 2.10(e) of this Agreement; or (4) on December 31 in the year in which the Director reaches 82 years of age, unless such termination due to age is waived by resolution of a majority of the Directors.

(e) Any Director may be removed only for Cause as determined by a majority of the other Directors.

(f) The Directors may establish and maintain committees of the Board of Directors, and the Directors may grant to such committees the authority to, among other things: value the assets of each Partnership; select and nominate the Independent Directors of each Partnership; recommend to the Board of Directors the compensation to be paid to the Independent Directors; and recommend to the Board of Directors the firm of certified public accountants that will conduct each Partnership’s audits.

(g) The Directors may establish or designate committees of the Board of Directors or each Partnership, whose members may include the Directors and/or other Persons who are not Directors, to provide advice and other services to each Partnership, which committees may include (but are not limited to) a committee that will value the assets of each Partnership.

(h) The Independent Directors will receive compensation for their services as Independent Directors, as determined by the Board of Directors.

ARTICLE III.

MANAGEMENT; ADVICE AND MANAGEMENT

3.1 MANAGEMENT AND CONTROL

(a) The General Partner delegates to the Directors those rights and powers of the General Partner necessary for the Directors to manage and control the business affairs of each Partnership and to carry out their oversight obligations with respect to each Partnership required under the 1940 Act, state law, and any other applicable laws or regulations. Rights and powers delegated to the Directors include, without limitation, the authority as Directors to oversee and to establish policies regarding the management, conduct and operation of each Partnership’s business, and to do all things necessary and proper as Directors to carry out the objective and business of each Partnership, including, without limitation, the power to engage the Adviser to provide Advice and Management and to remove the Adviser, as well as to exercise any other rights and powers expressly given to the Directors under this Agreement. The Partners intend that, to the fullest extent permitted by law, and except to the extent otherwise expressly provided in this Agreement, (1) each Director is vested with the same powers and authority on behalf of each Partnership as are customarily vested in each director of a Delaware corporation and (2) each Independent Director is vested with the same powers and authority on behalf of each Partnership as are customarily vested in each director who is not an “interested person” (as that term is defined in the 1940 Act) of a closed-end, management investment company registered under the 1940 Act that is organized as a Delaware corporation. During any period in which a Partnership has no Directors, the General Partner will manage and control such Partnership. Each Director will be the agent of each Partnership but will not, for any purpose, be a General Partner. Notwithstanding the delegation described in this Section 3.1(a), the General Partner will not cease to be the General Partner and will continue to be liable as such and in no event will a Director be considered a General Partner by agreement, estoppel or otherwise as a result of the performance of his or her duties under this Agreement or otherwise. The General Partner retains those rights, powers and duties that have not been delegated under this Agreement. Any Director may be admitted to a Partnership in accordance with Section 2.7 of this Agreement and make Capital Contributions and own Shares, in which case the Director will also become a Limited Partner.

(b) For each taxable year of a Partnership, each Partnership will file a tax return as a partnership for U.S. federal income tax purposes. Neither Partnership shall elect to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Section 301.7701-3(a) of the Treasury Regulations or under any corresponding provision of state or local law. Neither Partnership shall participate in the establishment of an “established securities market” (within the meaning of Section 1.7704-1(b) of the Treasury Regulations) or a “secondary market or the substantial

8

equivalent thereof” (within the meaning of Section 1.7704-1(c) of the Treasury Regulations) or, in either case, the inclusion of interests in such Partnership thereon. All decisions for each Partnership relating to tax matters including, without limitation, whether to make any tax elections (including the election under Section 754 of the Code), the positions to be made on each Partnership’s tax returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or any other taxing authority, will be made by the Directors. All actions (other than ministerial actions) taken by the tax matters Partner, as designated in Section 3.1(c) below, will be subject to the approval of the Directors.

(c) The General Partner will be the designated tax matters Partner for purposes of the Code. Each Partner agrees not to treat, on his, her or its personal income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of the item by each Partnership. The tax matters Partner will have the exclusive authority and discretion to make any elections required or permitted to be made by each Partnership under any provisions of the Code or any other revenue laws.

(d) No Limited Partner will have any right to participate in or take any part in the management or control of a Partnership’s business, and no Limited Partner will have any right, power or authority to act for or bind a Partnership. Limited Partners will have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act and will have no right to exercise any other vote granted to Limited Partners under the Delaware Act, any such rights being vested in the Directors (or the General Partner if there are no Directors) and may be exercised without requiring the approval of the Limited Partners.

(e) In the event that a Partnership is asked to make a Master Partnership Vote, the General Partner shall call a meeting of the Limited Partners for purposes of directing the General Partner on how to make such Master Partnership Vote. Following such meeting of Limited Partners, the General Partner shall make such Master Partnership Vote in the manner directed by the affirmative vote of Limited Partners holding a majority of the total number of votes eligible to be cast by those Limited Partners who are present in person or by proxy at the meeting.

3.2 POWERS RESERVED BY THE GENERAL PARTNER

Notwithstanding anything in this Agreement to the contrary, the General Partner retains all rights, duties and powers to manage the affairs of each Partnership that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Directors or assumed by the Adviser or any other Person under the terms of any agreement between each Partnership and the Adviser or any other Person. Specifically, and without limitation, the General Partner will retain full power and authority on behalf of and in the name of each Partnership:

(1) to issue to any Partner an instrument certifying that the Partner is the owner of Shares;

(2) to call and conduct meetings of Partners at each Partnership’s principal office or elsewhere as it may determine, and to assist the Directors in calling and conducting meetings of the Directors;

(3) to engage and terminate attorneys, accountants (subject to the provisions of the 1940 Act) and other professional advisers and consultants as the General Partner deems necessary or advisable in connection with the affairs of each Partnership or as may be directed by the Directors;

(4) to act as tax matters Partner in accordance with Section 3.1(c) of this Agreement, and to assist in the preparation and filing of any required tax or information returns to be made by each Partnership;

9

(5) as directed by the Directors, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to each Partnership or any assets of each Partnership;

(6) as directed by the Directors, to arrange for the purchase of any insurance covering the potential liabilities of each Partnership or relating to the performance of the Directors, the General Partner, the Adviser or any of their principals, Partners, directors, officers, members, employees and agents;

(7) to execute, deliver and perform any contracts, agreements and other undertakings, and to engage in activities and transactions that are necessary or appropriate for the conduct of the business of each Partnership and to bind each Partnership by those contracts, agreements, and other undertakings, provided that the officers of each Partnership, as directed by the Directors, may execute and deliver contracts and agreements on behalf of each Partnership and bind each Partnership to those contracts and agreements;

(8) to make determinations regarding subscriptions for and/or the Transfer of Shares, including, without limitation, determinations regarding the suspension of subscriptions, and to execute, deliver and perform subscription agreements, placement agency agreements relating to the placement of Shares, administration agreements appointing an administrator to perform various administrative action on behalf of each Partnership, escrow agreements and custodial agreements without the consent of or notice to any other Person, notwithstanding any other provision of this Agreement;

(9) to make determinations regarding appropriate reserves to be created for the contingent, conditional or unmatured liabilities of each Partnership;

(10) as provided in Section 7.2 of this Agreement, to make determinations regarding adjustments to the computation of Net Profit or Net Loss and allocations among the Partners under Article V of this Agreement;

(11) to manage or oversee the general administrative and operational aspects of each Partnership;

(12) as directed by the Directors, to create one or more subsidiaries for purposes of conducting all or a portion of the Partnership’s business provided that any such subsidiary shall not take any action that a Partnership would be prohibited by this Agreement from taking directly.

3.3 ACTIONS BY DIRECTORS

(a) Unless provided otherwise in this Agreement, the Directors will act only: (1) by the affirmative vote of a majority of the Directors (which majority will include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors is present either in person or, to the extent consistent with the provisions of the 1940 Act, by conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other; or (2) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b) The Directors may designate from time to time a Director or an officer of each Partnership or the General Partner who will preside at all meetings. Meetings of the Directors may be called by the General Partner, the Chairman of the Board of Directors, or any two Directors, and may be held on any date and at any time and place determined by the Directors. Each Director will be entitled to receive written notice of the date, time and place of a meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who attends a meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. A majority of the Directors then in office will constitute a quorum at any meeting of Directors.

10

(c) The Directors may appoint from time to time agents and employees of each Partnership who will have the same powers and duties on behalf of each Partnership as are customarily vested in officers of a corporation incorporated under Delaware law, or such other powers and duties as may be designated by the Directors, in their sole discretion, and designate them as officers or agents of each Partnership by resolution of the Directors specifying their titles or functions.

3.4 MEETINGS OF PARTNERS

(a) Actions requiring the vote of the Partners may be taken at any duly constituted meeting of the Partners at which a quorum is present or by means of a written consent. Meetings of the Partners may be called by the General Partner, by the affirmative vote of a majority of Directors then in office, or by Partners holding at least a majority of the total number of votes eligible to be cast by all Partners, and may be held at any time, date and place determined by the General Partner in the case of meetings called by the General Partner or the Partners and at any time, date and place determined by the Directors in the case of meetings called by the Directors. In each case, the General Partner will provide notice of the meeting, stating the date, time and place of the meeting and the record date for the meeting, to each Partner entitled to vote at the meeting within a reasonable time prior to the meeting. Failure to receive notice of a meeting on the part of any Partner will not affect the validity of any act or proceeding of the meeting, so long as a quorum is present at the meeting. Except as otherwise required by applicable law, only matters set out in the notice of a meeting may be voted on by the Partners at the meeting. The presence in person or by proxy of Partners holding a majority of the total number of votes eligible to be cast by all Partners as of the record date will constitute a quorum at any meeting of Partners. In the absence of a quorum, a meeting may be adjourned to the time or times as determined by the General Partner and communicated to the Directors in the manner described above in this Section 3.4(a). Except as otherwise required by any provision of this Agreement or of the 1940 Act, (1) those candidates receiving a plurality of the votes cast at any meeting of Partners called pursuant to Section 2.11(c) of this Agreement or elected pursuant to the requirement of Section 2.11(b) will be elected as Directors and (2) all other actions of the Partners taken at a meeting will require the affirmative vote of Partners holding a majority of the total number of votes eligible to be cast by those Partners who are present in person or by proxy at the meeting.

(b) Each Partner will be entitled to cast at any meeting of Partners or pursuant to written consent a number of votes equivalent to the Partner’s Investment Percentage as of the record date for the meeting or the date of the written consent. The General Partner will establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Partners or mailing (including by electronic transmission) to the Partners of any written consent, to determine eligibility to vote at the meeting and the number of votes that each Partner will be entitled to cast at the meeting, and will maintain for each record date a list setting out the name of each Partner and the number of votes that each Partner will be entitled to cast at the meeting.

(c) Partner may vote at any meeting of Partners by a properly executed proxy transmitted to a Partnership at any time at or before the time of the meeting by telegram, telecopier or other means of electronic communication or other readable reproduction as contemplated by the provisions relating to proxies applicable to corporations incorporated under the laws of Delaware now or in the future in effect. A proxy may be suspended or revoked, as the case may be, by the Partner executing the proxy by a later writing delivered to such Partnership at any time prior to exercise of the proxy or if the Partner executing the proxy is present at the meeting and votes in person. Any action of the Partners that is permitted to be taken at a meeting of the Partners may be taken without a meeting if consents in writing, setting out the action to be taken, are signed by Partners holding a majority of the total number of votes eligible to be cast or any greater percentage as may be required under this Agreement to approve the action.

3.5 ADVICE AND MANAGEMENT

(a) The Directors will, among their powers, have the authority to cause each Partnership to engage the Adviser to provide Advice and Management to each Partnership under their direction, subject to any approval of such engagement by the Partners that may be required under the 1940 Act. As directed by the Directors, each Partnership and the General Partner, on behalf of each Partnership, among its powers described in Section 3.2 of this Agreement, will have the authority to execute, deliver and monitor the performance of any contract or agreement to provide Advice and Management to each Partnership (each, an “Investment Advisory Agreement”). Any such Investment Advisory Agreement will require that the Adviser acknowledge its obligations under this Agreement.

11

(1) So long as the Adviser has been and continues to be authorized to provide Advice and Management pursuant to an Investment Advisory Agreement, it will have, subject to this Agreement and to any policies and restrictions adopted from time to time by the Directors and communicated in writing to the Adviser (in each case, as more fully described in such Investment Advisory Agreement), full discretion and authority on behalf of and in the name of each Partnership in Temporary Investments (1) to manage the assets and liabilities of each Partnership, and (2) to invest directly the assets of each Partnership to ensure the availability of cash as required by each Partnership in the ordinary course of its business. In no case may the Adviser make a new investment in an Investment Fund, except that the Adviser may, on behalf of each Partnership, fund capital calls of Investment Funds consistent with Section 2.5 hereof. In furtherance of, and subject to the provisions of this Section 3.5(b), the Adviser, except as otherwise provided in the applicable Investment Advisory Agreement (and at all times subject to the provisions of the 1940 Act), will have full discretion and authority on behalf of and in the name of each Partnership:

(2) to purchase, sell, exchange, trade and otherwise deal in and with Securities and other property of each Partnership, including, without limitation, interests in Investment Funds, and to loan Securities of each Partnership;

(3) to do any and all acts and exercise all rights with respect to each Partnership’s interest as an investor in any Person, including, without limitation, the voting of limited partnership interests or shares of Investment Funds;

(4) to enter into subscription or other agreements relating to investments in Investment Funds (subject to Section 3.5(b)(8) of this Agreement in the case of agreements with Subadvisers), including, without limitation, agreements irrevocably to forego each Partnership’s right to vote its limited partnership (or similar) interests or shares of Investment Funds;

(5) to negotiate the terms of and enter into agreements with Investment Managers and Investment Funds (subject to Section 3.5(b)(8) of this Agreement in the case of agreements with Subadvisers) that provide for, among other things, the payment of management fees, reimbursement of expenses and allocations of profits to Investment Managers and the indemnification by each Partnership of Investment Managers and Investment Funds to the same or different extent as provided for with respect to the Adviser, and to amend, modify, terminate or grant waivers in respect of those agreements;

(6) to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of Securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of each Partnership on those terms that the Adviser considers appropriate, and to grant limited discretionary authorization to brokers, dealers or other financial intermediaries with respect to price, time and other terms of investment and trading transactions;

(7) to borrow from banks or other financial institutions and to pledge the assets of each Partnership as collateral for those borrowings, to trade on margin, to exercise or refrain from exercising all rights regarding each Partnership’s investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to Partnership with respect to repurchases of Shares and the payment of Partnership expenses, including those relating to the organization and registration of each Partnership;

(8) subject to Section 3.5(b)(8) of this Agreement, to engage the services of Persons, including Affiliates of the Adviser, to assist the Adviser in providing, or to provide under the Adviser’s control and supervision, Advice and Management to each Partnership at the expense of the Adviser and to amend, modify or terminate or grant waivers in respect of these services;

12

(9) (A) to commit all or part of each Partnership’s assets to the discretionary management of one or more Subadvisers, the selection of which will be subject to the approval of a majority of each Partnership’s outstanding voting securities (as defined in the 1940 Act), unless each Partnership receives an exemption from the provisions of the 1940 Act requiring such approval, (B) to negotiate and enter into agreements with the Subadvisers that provide for, among other things, the indemnification by each Partnership of the Subadvisers to the same or different extent as provided for with respect to the Adviser, and to amend, modify, terminate or grant waivers in respect of those agreements (subject to the requirements of the 1940 Act and applicable and (C) to authorize the payment of fees, reimbursement of expenses and allocations of profits to Subadvisers in accordance with their respective governing documents; and

(10) subject to applicable law, to take all such other actions that the Adviser considers necessary or advisable in furtherance of its duties and powers under the applicable Investment Advisory Agreement.

(b) The Adviser, to the extent of its powers set out in this Agreement or otherwise vested in it by action of the Directors not inconsistent with this Agreement, is an agent of each Partnership, and the actions of the Adviser taken or refrained from being taken in accordance with such powers will bind each Partnership.

3.6 CUSTODY OF ASSETS OF EACH PARTNERSHIP

(a) Notwithstanding anything to the contrary in this Agreement, the General Partner will not have any authority to hold or have possession or custody of any funds, Securities or other property of a Partnership. The physical possession of all funds, Securities or other property of each Partnership will at all times be held, controlled and administered by one or more custodians retained by each Partnership. The General Partner will have no responsibility, other than that associated with the oversight and supervision of custodians retained by each Partnership, with respect to the collection of income or the physical acquisition or safekeeping of the funds, Securities or other property of each Partnership, all duties of collection, physical acquisition or safekeeping being the sole obligation of such custodians.

(b) With respect to any Investment Fund securities held by a Partnership as of the date on which such Partnership becomes registered with the U.S. Securities and Exchange Commission as an investment company under the 1940 Act, and during any period of time in which such Partnership remains so registered, such securities shall be under the control of one or more of such Partnership’s custodian(s), as may be engaged from time to time, pursuant to Section 17(f) of the 1940 Act and the rules thereunder, and no person shall be authorized or permitted to have access to such securities except in accordance with Section 17(f) of the 1940 Act and the rules thereunder, and consistent with the terms of such Partnership’s agreement with the relevant Partnership custodian.

3.7 BROKERAGE

In the course of selecting brokers, dealers and other financial intermediaries for the execution, clearance and settlement of transactions for each Partnership under Sections 3.5(b)(5) and (6) of this Agreement, the Adviser may, subject to policies adopted by each Partnership and to the provisions of applicable law, agree to commissions, fees and other charges on behalf of each Partnership as the Adviser deems reasonable in the circumstances, taking into account all such factors as it deems relevant, including the reliability of the broker, financial responsibility of the broker, strength of the broker, ability of the broker to efficiently execute transactions, the broker’s facilities, and the broker’s provision or payment of the costs of research and other services that are of benefit to each Partnership, the Adviser and other clients of and accounts managed by the Adviser, even if the cost of these services does not represent the lowest cost available. The Adviser will be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under the U.S. Federal securities laws. The Adviser, subject to procedures adopted by the Directors, may use Affiliates of the Adviser and the General Partner as brokers to effect each Partnership’s Securities transactions and each Partnership may pay commissions to these brokers in amounts as are permissible under applicable law.

13

3.8 OTHER ACTIVITIES

(a) None of the General Partner, the Adviser and their principals, Partners, directors, officers, members, employees and beneficial owners nor the Directors will be required to devote full time to the affairs of each Partnership, but each will devote such time as each may reasonably be required to perform its obligations under this Agreement and under the 1940 Act.

(b) The Adviser, the Directors, any Partner, and any Affiliate of any Partner may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, Partners of any Partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Partner will have any rights in or to such activities of any other Partner, the Adviser, the Directors or any Affiliate of any Partner or any profits derived from these activities.

(c) The General Partner, the Adviser and their principals, Partners, directors, officers, members, employees and beneficial owners and the Directors, from time to time may acquire, possess, manage, hypothecate and dispose of Securities or other investment assets, and engage in any other investment transaction for any account over which they exercise discretionary authority, including their own accounts, the accounts of their families, the account of any entity in which they have a beneficial interest or the accounts of others for whom or which they may provide investment advisory or other services.

(d) To the extent that at law or in equity the Directors, the Adviser or the General Partner has duties (including fiduciary duties) and liabilities relating to those duties to a Partnership or to any other Partner or other Person bound by this Agreement, any such Person acting under this Agreement will not be liable to a Partnership or to any other Partner or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner, the Adviser or the Directors otherwise existing at law or in equity, are agreed by the Partners to replace the other duties and liabilities of the General Partner, the Adviser or the Directors.

3.9 DUTY OF CARE

(a) The Directors, the Adviser and the General Partner, including any officer, director, Partner, member, principal, employee or agent of any of them, will not be liable to a Partnership or to any of its Partners for any loss or damage occasioned by any act or omission in the performance of the Person’s services under this Agreement, in the absence of a final judicial or arbitral decision on the merits from which no further right to appeal may be taken that the loss is due to an act or omission of the Person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the Person’s duties under this Agreement.

(b) No Director who has been designated an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto, and any rules issued thereunder by the Commission) in each Partnership’s registration statement or other reports required to be filed with the Commission shall be subject to any greater duty of care in discharging such Director’s duties and responsibilities by virtue of such designation than is any Director who has not been so designated.

(c) Limited Partners not in breach of any obligation under this Agreement or under any agreement pursuant to which the Limited Partner subscribed for Shares will be liable to the relevant Partnership, any Partner or third parties only as required by this Agreement or applicable law.

14

3.10 INDEMNIFICATION

(a) To the fullest extent permitted by law, each Partnership will, subject to Section 3.10(c) of this Agreement, indemnify each General Partner and Adviser (including for this purpose each officer, director, member, Partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, a General Partner or Adviser or Partner of a General Partner or Adviser, and their executors, heirs, assigns, successors or other legal representatives) and each Director (and his employer, executors, heirs, assigns, successors or other legal representatives) (each such Person being referred to as an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been a General Partner, Adviser or Director of each Partnership, or the past or present performance of services to each Partnership by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial or arbitral decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 3.10 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 3.10. Notwithstanding the foregoing, claims, actions, suits and proceedings relating to or arising out of the internal affairs of the General Partner or the Adviser (including any claim solely involving the owners, directors or employees of such Persons) shall not be covered by the indemnification provisions of this Section 3.10.

(b) Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by each Partnership in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to each Partnership amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 3.10(a) of this Agreement, so long as (1) the indemnitee provides security for the undertaking, (2) each Partnership is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to each Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification will be provided in accordance with Section 3.10(a) of this Agreement if (1) approved as in the best interests of each Partnership by a majority of the Independent Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of each Partnership and that the indemnitee is

15

not liable to each Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, or (2) the Directors secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that providing indemnification hereunder to such indemnitee would not result in protecting the indemnitee against any liability to each Partnership or its Partners to which the indemnitee would otherwise be subject by reason of the indemnitee’s willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d) Any indemnification or advancement of expenses made in accordance with this Section 3.10 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial or arbitral decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to a Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.10, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 3.10. In any suit in the name of a Partnership to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, such Partnership will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.10 will be on each Partnership (or any Partner acting derivatively or otherwise on behalf of each Partnership or its Partners).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.10 or to which he, she or it may otherwise be entitled except out of the assets of a Partnership, and no Partner will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided in this Section 3.10 will not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.10 will affect the power of each Partnership to purchase and maintain liability insurance on behalf of any General Partner, any Director, the Adviser or other Person.

(g) The Partnership may, with consent of the Directors, enter into agreements indemnifying Persons providing services to each Partnership to the same, lesser or greater extent as set out in this Section 3.10.

3.11 FEES, EXPENSES AND REIMBURSEMENT

(a) Each Partnership will compensate each Independent Director for his or her services rendered in connection with each Partnership as may be agreed to by the Directors and the General Partner, and as described in the Memorandum. In addition, each Partnership will reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties with respect to each Partnership.

(b) Each Partnership will bear all expenses incurred in connection with its business other than those specifically required to be borne by the Adviser under this Agreement or an Investment Advisory Agreement. Expenses to be borne by each Partnership include, but are not limited to, the following:

(1) all investment-related expenses, including, but not limited to, fees paid and expenses reimbursed, directly or indirectly, to Investment Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for each Partnership’s account, such as direct and indirect expenses associated with each Partnership’s investments, including its investments in Investment Funds or with Subadvisers (whether or not consummated), and

16

enforcing each Partnership’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable in the event each Partnership utilizes a Subadviser (or in connection with each Partnership’s temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold but not yet purchased and margin fees;

(2) all costs and expenses associated with the establishment of Investment Funds (whether or not consummated) managed by Subadvisers and with the establishment of any subsidiaries formed for the purposes of conducting all or a portion of the Partnership’s business;

(3) any non-investment-related interest expense;

(4) attorneys’ fees and disbursements associated with preparing and updating any Offering Materials and with reviewing subscription materials in connection with qualifying prospective investors or prospective holders of Transferred Shares;

(5) fees and disbursements of any accountants engaged by each Partnership, and expenses related to the annual audit of each Partnership and compliance with any applicable U.S. Federal or state laws;

(6) fees paid and out-of-pocket expenses reimbursed to each Partnership’s administrator;

(7) recordkeeping, custody and escrow fees and expenses;

(8) the costs of an errors and omissions/directors’ and officers’ liability insurance policy and a fidelity bond;

(9) the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Limited Partners;

(10) fees of Independent Directors and travel expenses of Directors relating to meetings of the Board of Directors and committees thereof;

(11) all costs and charges for equipment or services used in preparing or communicating information regarding each Partnership’s transactions or the valuation of its assets among the Adviser and any custodian, administrator or other agent engaged by each Partnership;

(12) any extraordinary expenses, including indemnification expenses as provided for in Section 3.10 of this Agreement;

(13) any other expenses as may be approved from time to time by the Directors, other than those required to be borne by the Adviser or the General Partner; and

(14) the organizational and offering expenses of each Partnership will be borne by its Predecessor Partnership.

(c) Each of the Adviser and the General Partner will be entitled to reimbursement from each Partnership for any of the above expenses that it pays on behalf of each Partnership, other than as provided in Section 3.11(b)(14) above.

17

ARTICLE IV.

TERMINATION OF STATUS OF GENERAL PARTNER REMOVAL OF GENERAL PARTNER;

TRANSFERS AND REPURCHASES

4.1 TERMINATION OF STATUS OF GENERAL PARTNER

A General Partner will cease to be a General Partner of a Partnership if the General Partner (a) is dissolved or otherwise terminates its existence; (b) voluntarily withdraws as General Partner (which it may do at any time in its sole discretion); (c) is removed; (d) Transfers its entire Interest as General Partner as permitted under Section 4.3 of this Agreement and the Person to which the Interest is Transferred is admitted as a substituted General Partner under Section 2.6(a) of this Agreement; or (e) otherwise ceases to be a General Partner under the Delaware Act.

4.2 REMOVAL OF GENERAL PARTNER

Any General Partner may be removed by the vote of Limited Partners holding not less than 80% of the total number of votes eligible to be cast by all Limited Partners.

4.3 TRANSFER OF INTEREST OF GENERAL PARTNER

A General Partner may not Transfer all or any portion of its Interest as the General Partner except to Persons who have agreed to be bound by all of the terms of this Agreement and applicable law. If a General Partner Transfers its entire Interest as General Partner, it will not cease to be a General Partner unless and until the transferee is admitted to each Partnership as a substituted General Partner pursuant to Section 2.6(a) of this Agreement. In executing this Agreement, each Partner is deemed to have consented to any Transfer contemplated by this Section 4.3.

4.4 TRANSFER OF SHARES OF LIMITED PARTNERS

(a) Any Shares held by a Limited Partner may be Transferred only (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Limited Partner; or (2) with the written consent of the General Partner. Unless the relevant Partnership consults with legal counsel to such Partnership and counsel confirms that the Transfer will not cause such Partnership to be treated as a “publicly traded Partnership” taxable as a corporation, however, the General Partner may not consent to a Transfer unless the following conditions are met: (i) the proposed Transfer is to be made on the effective date of an offer by such Partnership to repurchase Shares; and (ii) the Transfer is (A) one in which the tax basis of the Shares in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the Transferring Limited Partner (e.g., certain Transfers to affiliates, gifts and contributions to family entities), (B) to members of the Transferring Limited Partner’s immediate family (siblings, spouse, parents and children), or (C) a distribution from a qualified retirement plan or an individual retirement account. In addition, the General Partner may not consent to a Transfer unless the Person to whom or which Shares are Transferred (or each of the Person’s equity owners if the Person is a “private investment company” as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the 1940 Act, or a business development company as defined under the Advisers Act) is a Person whom or which the General Partner believes is an “accredited investor” as defined in Regulation D under the 1933 Act and meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor provision of any of those rules, or is otherwise exempt from the requirements of those rules. In the event that other investor eligibility requirements are established by a Partnership, the Person to whom or which Shares are Transferred must satisfy these other requirements. If any transferee does not meet the investor eligibility requirements described in this Section 4.4(a), the General Partner may not consent to the Transfer. Any permitted transferee will be entitled to the allocations and distributions allocable to the Shares so acquired and to Transfer the Shares in accordance with the terms of this Agreement, but will not be entitled to the other rights of a Limited Partner unless and until the transferee becomes a substituted Limited Partner. If a Limited Partner Transfers Shares with the approval of the General Partner, the General Partner will promptly take all necessary actions so that each transferee or successor to whom or to which the Shares are Transferred is admitted to a Partnership as a Limited Partner. The admission of any transferee as a substituted Limited

18

Partner will be effective upon the execution and delivery by, or on behalf of, the substituted Limited Partner of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. Each Limited Partner and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the relevant Partnership in connection with any Transfer. In connection with any request to Transfer Shares, a Partnership may require the Limited Partner requesting the Transfer to obtain, at the Limited Partner’s expense, an opinion of counsel selected by the General Partner as to such matters as the General Partner may reasonably request. If a Limited Partner Transfers all of its Shares, it will not cease to be a Limited Partner unless and until the transferee is admitted to the relevant Partnership as a substituted Limited Partner in accordance with this Section 4.4(a).

(b) Each Limited Partner will indemnify and hold harmless the relevant Partnership, the General Partner, the Adviser, the Directors, each other Limited Partner and any Affiliate of the relevant Partnership, the General Partner, the Adviser, the Director and each of the other Limited Partners against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of or arising from (1) any Transfer made by the Limited Partner in violation of this Section 4.4 and (2) any misrepresentation by the Transferring Limited Partner or substituted Limited Partner in connection with the Transfer. A Limited Partner Transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the relevant Partnership in connection with the Transfer.

4.5 REPURCHASE OF SHARES

(a) Except as otherwise provided in this Agreement, no Partner or other Person holding Shares will have the right to withdraw or tender Shares to a Partnership for repurchase. The Directors may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause each Partnership to repurchase Shares in accordance with written tenders. Each Partnership will not offer, however, to repurchase Shares on more than four occasions during any one Fiscal Year, unless each Partnership has been advised by its legal counsel that more frequent offers would not cause any adverse tax consequences to each Partnership or the Partners. In determining whether to cause each Partnership to repurchase Shares, pursuant to written tenders, the Directors will consider the following factors, among others:

(1) whether any Partners have requested to tender Shares;

(2) the liquidity of a Partnership’s assets (including fees and costs associated with withdrawing from Investment Funds, if withdrawal is permitted, and/or disposing of assets managed by Subadvisers);

(3) the investment plans and working capital and reserve requirements of a Partnership;

(4) the relative economies of scale with respect to the size of a Partnership;

(5) the history of a Partnership in repurchasing Shares;

(6) the availability of information as to the value of a Partnership’s interests in the Investment Funds;

(7) existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

(8) the anticipated tax consequences to a Partnership of any proposed repurchases of Shares; and

19

(9) the recommendations of the General Partner and/or the Adviser.

The Directors may cause each Partnership to repurchase Shares in accordance with written tenders at values less than the then Net Asset Values of such Shares.

(b) Except as provided in Section 4.5(c) of this Agreement, a General Partner may tender its Interest or portion of an Interest under Section 4.5(a) of this Agreement only if and to the extent that (1) the repurchase would not cause the value of the Capital Account of the General Partner to be less than the value required to be maintained under Section 5.1(c) of this Agreement or (2) in the view of legal counsel to each Partnership, the repurchase would not jeopardize the classification of each Partnership as a Partnership for U.S. Federal income tax purposes.

(c) If a General Partner ceases to serve in that capacity under Section 4.1 of this Agreement (other than pursuant to Section 4.1(d)) and the business of each Partnership is continued in accordance with Section 6.1(a)(2)(B) of this Agreement, the former General Partner (or its trustee or other legal representative) may, by written notice to the Directors within 60 days of the action resulting in the continuation of a Partnership under Section 6.1(a)(2)(B), tender to a Partnership all or any portion of its Interest. Within 30 days after the receipt of notice, the Directors will cause the Interest or portion of an Interest to be repurchased by such Partnership for cash in an amount equal to the balance of the former General Partner’s Capital Account or applicable portion of the Capital Account. If the former General Partner does not tender to such Partnership all of its Interest as permitted by this Section 4.5(c), the Interest will automatically convert to and will be treated in all respects as the Interest of a Limited Partner. If the General Partner ceases to serve in this capacity under Section 4.1 of this Agreement (other than pursuant Section 4.1(d)) and a Partnership is not continued under Section 6.1(a)(2)(B) of this Agreement, the liquidation and distribution provisions of Article VI of this Agreement will apply to the General Partner’s Interest.

(d) The General Partner, upon the direction of the Directors, may cause each Partnership to repurchase Shares of a Limited Partner or any Person acquiring Shares from or through a Limited Partner, on terms fair to each Partnership and to the Limited Partner or Person acquiring Shares from or through such Limited Partner, in the event that the General Partner, in its sole discretion, determines or has reason to believe that:

(1) the Shares have been Transferred in violation of Section 4.4 of this Agreement, or the Shares have vested in any Person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Limited Partner;

(2) ownership of the Shares by a Partner or other Person is likely to (A) cause a Partnership to be in violation of, or (B) (x) require registration of any Shares under, or (y) subject a Partnership to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(3) continued ownership of the Shares may be harmful or injurious to the business or reputation of a Partnership, the Directors, the General Partner or the Adviser or any of their Affiliates, or may subject a Partnership or any of the Partners to an undue risk of adverse tax or other fiscal or regulatory consequences;

(4) any of the representations and warranties made by a Partner or other Person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

(5) with respect to a Limited Partner subject to special regulatory or compliance requirements, such as those imposed by ERISA, the Bank Holding Company Act or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), such Limited Partner will likely be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Shares; or

20

(6) it would be in the best interests of a Partnership, as determined by the General Partner or the Directors, for a Partnership to repurchase the Shares.

(e) Repurchases of Shares by a Partnership will be payable promptly after the date of each repurchase or, in the case of an offer by a Partnership to repurchase Shares, promptly after the expiration date of the repurchase offer in accordance with the terms of the repurchase offer. Payment of the purchase price for Shares will consist of: (1) cash or a promissory note, which will be non-transferable and need not bear interest, in an amount equal to the percentage, as may be determined by the Directors, of the purchase price of the Shares repurchased by the Partnership (the “Initial Payment”); and (2) if determined to be appropriate by the Directors or if the Initial Payment is less than 100% of the purchase price, a promissory note, which may or may not be incorporated into the note applicable to the Initial Payment entitling its holder to a contingent payment (the “Final Payment”) equal to the excess, if any, of (A) the purchase price, over (B) the Initial Payment. Notwithstanding anything to the contrary in this Section 4.5(e), the Directors, in their discretion, may cause a Partnership to pay all or any portion of the repurchase price in Securities (or any combination of Securities and cash) having a value, determined as of the date of repurchase, equal to the purchase price. All repurchases of Shares will be subject to any and all conditions as the Directors may impose in their sole discretion. If all of a Limited Partner’s Shares are repurchased, that Limited Partner will cease to be a Limited Partner.

(f) The General Partner may, in its discretion, cause a Partnership to repurchase all of a Limited Partner’s Shares, if the Limited Partner’s Capital Account balance in the Partnership, as a result of repurchase or Transfer requests by the Limited Partner, is less than such minimum amount established by the General Partner from time to time at the direction of the Directors. Subject to the procedures of Section 4.5(e), the amount due to any Partner whose Shares repurchased pursuant to this Section 4.5(f) will be equal to the value of the Partner’s Capital Account or portion of such Capital Account, as of the effective date of repurchase, after giving effect to all allocation to be made to the Partner’s Capital Account as of that date. If all of a Limited Partner’s Shares are repurchased, that Limited Partner will cease to be a Limited Partner.

ARTICLE V.

CAPITAL

5.1 CONTRIBUTIONS TO CAPITAL

(a) The initial Capital Contribution of each Partner in a Partnership will be that portion of the assets contributed to the Partnership in the Partnership Division corresponding to such Partner’s interest in the applicable Predecessor Partnership immediately prior to the Partnership Division.

(b) A General Partner may be required to make additional Capital Contributions from time to time to the extent necessary to maintain the balance of its Capital Account at an amount, if any, necessary to ensure that each Partnership will be treated as a Partnership for U.S. Federal income tax purposes. Except as provided in this Section 5.1 or in the Delaware Act, no General Partner will be required or obligated to make any additional contributions to the capital of a Partnership.

(c) Subject to the provisions of the 1940 Act, other than the initial Capital Contribution, Capital Contributions by any Partner will be payable in cash in readily available funds at the date of the proposed acceptance of the contribution.

(d) An Adviser may own Shares in a Partnership and, in so doing, will become a Limited Partner with respect to such Shares.

5.2 RIGHTS OF PARTNERS TO CAPITAL

No Partner will be entitled to interest on the Partner’s Capital Contribution, nor will any Partner be entitled to the return of any capital of a Partnership except (a) upon the repurchase by such Partnership of all or a portion of the Partner’s Shares in accordance with Section 4.5 of this Agreement, (b) in accordance with

21

the provisions of Section 5.6(b) or Section 5.7 of this Agreement or (c) upon the liquidation of such Partnership’s assets in accordance with Section 6.2 of this Agreement. Except as specified in the Delaware Act, or with respect to distributions or similar disbursements made in error, no Partner will be liable for the return of any such amounts.

To the fullest extent permitted by applicable law, no Partner will have the right to require partition of a Partnership’s property or to compel any sale or appraisal of a Partnership’s assets.

5.3 CAPITAL ACCOUNTS

(a) Each Partnership will maintain a separate Capital Account for each Partner. The aggregate Net Asset Value of each Limited Partner’s Shares shall reflect the value of such Limited Partner’s Capital Account.

(b) Each Partner’s Capital Account will have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting the Partner’s initial Capital Contribution.

(c) Each Partner’s Capital Account will be increased by the sum of (1) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting additional Capital Contributions by the Partner permitted under Section 5.1 of this Agreement, plus (2) any amount credited to the Partner’s Capital Account under Sections 5.4 through 5.7 of this Agreement.

(d) Each Partner’s Capital Account will be reduced by the sum of (1) the amount of any repurchase of the Partner’s Shares or distributions to the Partner under Section 4.5, 5.9 or 6.2 of this Agreement that are not reinvested, plus (2) any amounts debited against the Partner’s Capital Account under Sections 5.4 through 5.7 of this Agreement.

(e) In the event a Partner’s Shares are Transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent of the Transferred Shares.

(f) Subject to Section 5.6(b) and Section 5.7 of this Agreement, no Partner will be required to pay to a Partnership or any other Partner any deficit in such Partner’s Capital Account upon dissolution of a Partnership or otherwise.

5.4 ALLOCATION OF NET PROFIT AND LOSS

Subject to Section 5.8 of this Agreement, as of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period will be allocated among and credited to or debited against the Capital Accounts of the Partners in accordance with their respective Investment Percentages for the Fiscal Period.

5.5 ALLOCATION OF CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES

(a) If a Partnership incurs a withholding tax or other tax obligation with respect to the share of Partnership income allocable to any Partner, then the General Partner, without limitation of any other rights of such Partnership or the General Partner, will cause the amount of the obligation to be debited against the Capital Account of the Partner when such Partnership pays the obligation, and any amounts then or in the future distributable to the Partner will be reduced by the amount of the taxes. If the amount of the taxes is greater than any distributable amounts, then the Partner and any successor to the Partner’s Shares (or portion of the Partner’s Shares) will pay to a Partnership as a Capital Contribution, upon demand by the General Partner, the amount of the excess. Neither the General Partner nor the Directors will be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for the reduction or exemption, except that, in the event that the General Partner determines that a Partner is

22

eligible for a refund of any withholding tax, the General Partner may, at the request and expense of the Partner, assist the Partner in applying for such refund. For purposes of this Agreement, any taxes so withheld by a Partnership with respect to any amount distributed by such Partnership to any Partner will be deemed to be a distribution or payment to the Partner, reducing the amount otherwise distributable to the Partner under this Agreement and reducing the Capital Account of the Partner. Neither the General Partner nor the Directors will be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for reduction or exemption. To the extent that a Partner claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Partner will furnish the relevant Partnership with any information and forms that the Partner may be required to complete if necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Partner represents and warrants that any information and forms furnished by the Partner will be true and accurate and agrees to indemnify the relevant Partnership and each of the Partners from any and all losses, claims, damages, liabilities costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to the withholding taxes (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses).

(b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by a Partnership, to the extent determined by the General Partner to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, will be charged to only those Partners on whose behalf the payments are made or whose particular circumstances gave rise to such payments. The charges will be debited from the Capital Accounts of the Partners as of the close of the Fiscal Period during which the items were paid or accrued by such Partnership.

5.6 RESERVES

(a) The General Partner may cause appropriate reserves to be created, accrued and charged by a Partnership against Net Assets and proportionately against the Capital Accounts of the Partners for contingent liabilities, if any, as of the date any contingent liability becomes known to the General Partner, the reserves to be in the amounts that the General Partner in its sole discretion deems necessary or appropriate. The General Partner may increase or reduce any reserves from time to time by amounts as it in its sole discretion deems necessary or appropriate. The amount of any reserve, or any increase or decrease in a reserve, will be proportionately charged or credited to the Capital Accounts of those Persons who or that are Partners at the time the reserve is created, or increased or decreased, except that if any individual reserve item, adjusted by any increase in the item, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all of those Partners, then the amount of the reserve, increase or decrease may instead, at the discretion of the General Partner, be charged or credited to those Persons who or that were Partners at the time, as determined by the General Partner in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts.

(b) If any amount is required by Section 5.6(a) of this Agreement to be charged or credited to a Person who or that is no longer a Partner, the amount will be paid by or to the party, in cash, with interest from the date on which the General Partner determines that the charge or credit is required. In the case of a charge, the former Partner will be obligated to pay as a Capital Contribution the amount of the charge, plus interest as provided in this Section 5.6(b), to the relevant Partnership on demand, except that (1) in no event will a former Partner be obligated to make a payment exceeding the amount of the Partner’s Capital Account at the time to which the charge relates and (2) no demand will be made after the expiration of three years from the date on which the Person ceased to be a Partner. To the extent that a former Partner fails to pay to a Partnership, in full, any amount required to be charged to the former Partner under Section 5.6(a) of this Agreement, the deficiency will be charged proportionately to the Capital Accounts of the Partners at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Partners.

23

5.7 ALLOCATION TO AVOID CAPITAL ACCOUNT DEFICITS

To the extent that any debits under Sections 5.4 through 5.6 of this Agreement would reduce the balance of the Capital Account of any Limited Partner below zero, that portion of any such debits will be allocated instead to the Capital Account of the General Partner. Any credits in any subsequent Fiscal Period that otherwise would be allocable under Sections 5.4 through 5.6 of this Agreement to the Capital Account of any Limited Partner previously affected by the application of this Section 5.8 will instead be allocated to the Capital Account of the General Partner in amounts necessary to offset all previous debits attributable to the Limited Partner, made in accordance with this Section 5.8, that have not been recovered.

5.8 TAX ALLOCATIONS

For each taxable year of each Partnership, items of income, deduction, gain, loss or credit will be allocated for income tax purposes among the Partners in a manner so as to reflect equitably amounts credited or debited to each Partner’s Capital Account for the current and prior taxable years (or relevant portions of those years). Allocations under this Section 5.8 will be made in accordance with the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations promulgated under these Sections, or the successor provisions to such Sections and Regulations. Notwithstanding anything to the contrary in this Agreement, each Partnership will allocate to the Partners those gains or income necessary to satisfy the “qualified income offset” requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d). If a Partnership realizes net capital gains for U.S. Federal income tax purposes for any taxable year during or as of the end of which one or more Positive Basis Partners (as defined in this Section 5.8) withdraw from such Partnership under Article IV or VI of this Agreement, the General Partner may elect to allocate net gains as follows: (a) to allocate net gains among Positive Basis Partners, in proportion to the Positive Basis (as defined in this Section 5.8) of each Positive Basis Partner, until either the full amount of the net gains has been so allocated or the Positive Basis of each Positive Basis Partner has been eliminated, and (b) to allocate any net gains not so allocated to Positive Basis Partners to the other Partners in a manner that reflects equitably the amounts credited to the Partners’ Capital Accounts. If a Partnership realizes capital losses for U.S. federal income tax purposes for any fiscal year during or as of the end of which one or more Negative Basis Partners (as defined in this Section 5.8) withdraw from such Partnership under Article IV or VI of this Agreement, the General Partner may elect to allocate net losses as follows: (i) to allocate net losses among Negative Basis Partners, in proportion to the Negative Basis (as defined in this Section 5.8) of each Negative Basis Partner, until either the full amount of net losses will have been so allocated or the Negative Basis of each Negative Basis Partner has been eliminated, and (ii) to allocate any net losses not so allocated to Negative Basis Partners, to the other Partners in a manner that reflects equitably the amounts credited to the Partners’ Capital Accounts. As used in this Section 5.8, the term “Positive Basis” means, with respect to any Partner and as of any time of calculation, the amount by which the total of the Partners’ Capital Accounts as of that time exceeds the Partner’s “adjusted tax basis,” for U.S. Federal income tax purposes, in the Partner’s Shares as of that time (determined without regard to any adjustments made to the “adjusted tax basis” by reason of any Transfer or assignment of Shares, including by reason of death). As used in this Section 5.8, the term “Positive Basis Partner” means any Partner who or that withdraws from a Partnership and who or that has a Positive Basis as of the effective date of the Partner’s withdrawal. As used in this Section 5.8, the term “Negative Basis” means, with respect to any Partner and as of any time of calculation, the amount by which the Partner’s “adjusted tax basis,” for U.S. federal income tax purposes, in the Partner’s Shares as of that time (determined without regard to any adjustments made to the “adjusted tax basis” by reason of any Transfer or assignment of Shares, including by reason of death, and without regard to such Partner’s share of the liabilities of such Partnership under section 752 of the Code) exceeds the Partner’s Capital Account as of such time. As used in this Section 5.8, the term “Negative Basis Partner” means any Partner who or that withdraws from such Partnership and who or that has a Negative Basis as of the effective date of the Partner’s withdrawal.

5.9 DISTRIBUTIONS

(a) The General Partner may cause each Partnership to make distributions in cash or in kind at any time to all of the Partners on a proportionate basis in accordance with the Partners’ Investment Percentages. The Directors may cause the Partnership to make distributions in cash at the end of any quarter from the Partnership’s Distributable Cash, in such amount as the Directors may determine. Such distributions shall be made to all of the Partners on a proportionate basis in accordance with the Partners’ Investment Percentages.

24

(b) As provided in Section 5.5, the General Partner may withhold taxes from any distribution to any Partner to the extent required by the Code or any other applicable law.

(c) Notwithstanding any provision to the contrary contained in this Agreement, each Partnership and the General Partner on behalf of each Partnership will not repurchase any Shares or make a distribution to any Partner on account of the Partner’s Shares, if such repurchase or distribution would violate the Delaware Act or other applicable law.

ARTICLE VI.

DISSOLUTION AND LIQUIDATION

6.1 DISSOLUTION

(a) Each Partnership will be dissolved if at any time it has no Limited Partners or upon the occurrence of any of the following events:

(1) upon the dissolution of the Master Partnership;

(2) upon a General Partner’s ceasing to be a General Partner in accordance with Section 4.1 of this Agreement (other than in conjunction with a Transfer of the Interest of a General Partner in accordance with Section 4.3 of this Agreement to a Person who or that is admitted as a substituted General Partner under Section 2.6(a) of this Agreement), unless (i) the Partnership has at least one other General Partner who or that is authorized to and does carry on the business of the Partnership, or (ii) both the Directors and Partners holding not less than two-thirds of the total number of votes eligible to be cast by all Partners elect within 60 days after the event to continue the business of the Partnership and a Person to be admitted to the Partnership, effective as of the date of the event, as an additional General Partner who has agreed to make the contributions to the capital of the Partnership required to be made under Section 5.1(c) of this Agreement;

(3) upon the failure of Partners to approve successor Directors at a meeting called by the General Partner in accordance with Section 2.10(c) of this Agreement when no Director remains to continue the business of such Partnership; or as otherwise required by operation of law.

(4) Dissolution of such Partnership will be effective on the later of the day on which the event giving rise to the dissolution occurs or, to the extent permitted by the Delaware Act, the conclusion of any applicable 60-day period during which the Directors and Partners elect to continue the business of such Partnership as provided in Section 6.1(a)(2), but such Partnership will not terminate until the assets of such Partnership have been liquidated in accordance with Section 6.2 of this Agreement and the Certificate has been canceled.

(b) Except as provided in Section 6.1(a) of this Agreement or in the Delaware Act, the death, adjudicated incompetence, dissolution, termination, liquidation, bankruptcy, reorganization, merger, sale of substantially all of the stock or assets of, or other change in the ownership or nature of a Partner, the admission to such Partnership of a new Partner, the withdrawal of a Partner from such Partnership, or the Transfer by a Partner of all or a portion of the Partner’s Shares to a third party will not cause such Partnership to dissolve.

25

6.2 LIQUIDATION OF ASSETS

(a) Upon the dissolution of a Partnership as provided in Section 6.1 of this Agreement, the General Partner will promptly liquidate the business and administrative affairs of such Partnership, except that if the General Partner is unable to perform this function, a liquidator appointed by Board of Directors and whose fees and expenses will be paid by such Partnership will promptly liquidate the business and administrative affairs of such Partnership. Net Profit and Net Loss during the period of liquidation will be allocated in accordance with Article V of this Agreement. Subject to the Delaware Act, the proceeds from liquidation (after establishment of appropriate reserves for all claims and obligations, including all contingent, conditional or unmatured claims and obligations, as well as amounts expected to be needed to satisfy capital calls with respect to a Partnership’s private equity investments, in an amount that the General Partner or liquidator deems appropriate in its sole discretion as applicable) will be distributed in the following manner:

(1) the debts of a Partnership, other than debts, liabilities or obligations to Limited Partners, and the expenses of liquidation (including legal and accounting fees and expenses incurred in connection with the liquidation), up to and including the date on which distribution of a Partnership’s assets to the Partners has been completed, will first be paid on a proportionate basis;

(2) any debts, liabilities or obligations owing to the Limited Partners will be paid next in their order of seniority and on a proportionate basis; and

(3) the Partners are paid next on a proportionate basis the positive balances of their Capital Accounts after giving effect to all allocations to be made to the Partners’ Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

(b) Notwithstanding the provisions of this Section 6.2, upon dissolution of a Partnership, subject to the Delaware Act and the priorities set out in Section 6.2(a) of this Agreement, the General Partner or liquidator may distribute ratably in kind any assets of such Partnership. If any in-kind distribution is to be made under this Section 6.2(b), (1) the assets distributed in kind will be valued in accordance with Section 7.3 of this Agreement as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) of this Agreement, and (2) any profit or loss attributable to property distributed in kind will be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of the distribution. Notwithstanding any provision of this Agreement to the contrary, the General Partner may compel a Partner to accept a distribution of any asset in kind from such Partnership even if the percentage of the asset distributed to the Partner exceeds a percentage of the asset that is equal to the percentage in which the Partner shares in distributions from such Partnership.

ARTICLE VII.

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

7.1 ACCOUNTING AND REPORTS

(a) Each Partnership will adopt for tax accounting purposes any accounting method that the General Partner decides in its sole discretion is in the best interests of each Partnership. Each Partnership’s accounts will be maintained in U.S. currency.

(b) After the end of each taxable year of each Partnership, each Partnership will furnish to Partners information regarding the operation of each Partnership and the Partners’ Shares as is necessary for Partners to complete U.S. Federal and state income tax or information returns and any other tax information required by U.S. Federal or state law.

(c) Except as otherwise required by the 1940 Act, or as may otherwise be permissible under other applicable law, within 60 days after the close of the period for which a report required under this Section 7.1 is being made, a Partnership will furnish to each Limited Partner a semiannual report and an annual report containing the information required by the 1940 Act, as well as quarterly reports containing similar information. Each Partnership will cause financial statements contained in each annual report furnished under this Section 7.1 to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. A Partnership may furnish to each Partner any other periodic reports the General Partner deems necessary or appropriate in its discretion.

26

(d) The General Partner will notify the Directors of any change in the holders of interests of the General Partner within a reasonable time after the change.

7.2 DETERMINATIONS BY GENERAL PARTNER

(a) All matters concerning the determination and allocation among the Partners of the amounts to be determined and allocated pursuant to Article V of this Agreement, including any taxes on those amounts and accounting procedures applicable with respect to those amounts, will be determined by the General Partner unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law. Any such determinations and allocations will be final and binding on all of the Partners.

(b) The General Partner may make any adjustments to the computation of Net Profit and/or Net Loss, or any components (withholding any items of income, gain, loss or deduction) constituting Net Profit and/or Net Loss as the General Partner deems appropriate to reflect fairly and accurately the financial results of each Partnership and the intended allocation of Net Profit and/or Net Loss among the Partners.

7.3 VALUATION OF ASSETS

(a) Except as may be required by the 1940 Act, the Directors will value or cause to have valued any Securities or other assets and liabilities of each Partnership as of the close of business on the last day of each Fiscal Period and at such other times as the Directors may determine, in their discretion, in accordance with valuation procedures as established from time to time by the Directors. Assets of each Partnership that are invested in an Investment Fund managed by a Subadviser will be valued in accordance with the terms and conditions of the agreement or other document governing the operation of the Investment Fund. Assets of each Partnership invested in an Investment Fund not managed by a Subadviser will be valued at fair value, which ordinarily will be the net redemption value determined by the Investment Fund’s Investment Manager in accordance with the policies established by the Investment Manager. In determining the value of the assets of each Partnership, no value will be placed on the goodwill or name of such Partnership, or the office records, files, statistical data or any similar intangible assets of such Partnership not normally reflected in such Partnership’s accounting records. Any items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to the valuation date will, however, be taken into account in determining the value of each Partnership’s assets.

(b) Subject to the provisions of the 1940 Act, the value of Securities and other assets of each Partnership and the net asset value of each Partnership as a whole determined pursuant to this Section 7.3 will be conclusive and binding on all of the Partners and all Persons claiming through or under them.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

8.1 AMENDMENT OF PARTNERSHIP AGREEMENT

(a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with respect to either or both Partnerships, with the approval of a majority of the Directors (including the vote of a majority of the Independent Directors, but only if such vote is required by the 1940 Act), except that any amendment also must be approved by a majority (as defined in the 1940 Act) of the outstanding voting securities of the relevant Partnership if such vote is required by the 1940 Act.

27

(b) Any amendment that would:

(1) establish an obligation for a Partner to make any Capital Contribution,

(2) reduce the Capital Account of a Partner other than in accordance with Article V of this Agreement, or

(3) modify the events causing the dissolution of a Partnership, may be made only if the written consent of each Partner adversely affected by the proposed action is obtained prior to the effectiveness of the action. Notwithstanding the preceding sentence or the provisions of Subsection 8.1(c), any amendment that would alter the provisions of Section 8.1 relating to the material amendment of this Agreement or the provisions of Section 3.10 of this Agreement relating to indemnification may be made only with the unanimous consent of the Partners and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).

(c) Notwithstanding the provisions of Sections 8.1(a) and 8.1(b) of this Agreement, the General Partner, at any time without the consent of any other Partner, may:

(1) restate this Agreement, together with any amendments to this Agreement that have been duly adopted in accordance with the provisions of this Agreement to incorporate the amendments in a single, integrated document;

(2) amend this Agreement (other than with respect to the matters described in Section 8.1(b) of this Agreement) to change the name of a Partnership in accordance with Section 2.2 hereof or to effect compliance with any applicable law or regulation, including, but not limited to, to satisfy the requirements of applicable U.S. banking law or regulation, or to cure any ambiguity or to correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, so long as the action does not adversely affect the rights of any Partner in any material respect; and

(3) amend this Agreement to make any changes necessary or desirable, based on advice of legal counsel to a Partnership, to assure such Partnership’s continuing eligibility to be classified for U.S. Federal income tax purposes as a Partnership that is not treated as a corporation for tax purposes under the Code; subject, however, to the limitation that any material amendment to this Agreement under Section 8.1(c)(2) or (3) of this Agreement will be valid only if approved by a majority of the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act).

(d) The General Partner will give prior written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by Section 8.1(c) (1) of this Agreement) to each Partner, which notice sets out (1) the text of the proposed amendment or (2) a summary of the amendment and a statement that the text of the amendment will be furnished to any Partner upon request.

8.2 SPECIAL POWER OF ATTORNEY

(a) Each Partner irrevocably makes, constitutes and appoints the General Partner and each of the Directors, acting severally, and any liquidator of each Partnership’s assets appointed pursuant to Section 6.2 of this Agreement with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, the Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(1) any amendment to this Agreement;

(2) any amendment to the Certificate, including, without limitation, any such amendment required to reflect any amendments to this Agreement, and including, without limitation, an amendment to effectuate any change in the membership of each Partnership; and

28

(3) all other such instruments, documents and certificates that, in the view of legal counsel to each Partnership, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the General Partner determines that each Partnership should do business, or any political subdivision or agency of any such jurisdiction, or that legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of each Partnership as a limited partnership under the Delaware Act.

(b) Each Partner is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to each Partnership without the Partner’s consent. Each Partner agrees that if an amendment to the Certificate or this Agreement or any action by or with respect to the relevant Partnership is taken in the manner contemplated by this Agreement, notwithstanding any objection that the Partner may assert with respect to the action, the attorneys-in-fact appointed under this Agreement are authorized and empowered, with full power of substitution, to exercise the authority granted in this Section 8.2 in any manner that may be necessary or appropriate to permit the amendment to be made or action lawfully taken or omitted. Each Partner is fully aware that each Partner will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the relevant Partnership.

(c) The power of attorney contemplated by this Section 8.2 is a special power of attorney and is coupled with an interest in favor of the General Partner and each of the Directors, acting severally, and any liquidator of a Partnership’s assets appointed under Section 6.2 of this Agreement, and as such the power of attorney:

(1) will be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any Person granting the power of attorney, regardless of whether a Partnership, the General Partner, the Directors or any liquidator has had notice of the death or incapacity; and

(2) will survive the delivery of a Transfer by a Partner of all or any portion of the Partner’s Shares, except that, when the transferee of Shares has been approved by the General Partner for admission to a Partnership as a substituted Partner, the power of attorney given by the transferor will survive the delivery of the assignment for the sole purpose of enabling the General Partner, the Directors or any liquidator to execute, acknowledge and file any instrument necessary to effect the substitution.

8.3 NOTICES

Notices that may or are required to be provided under this Agreement will be made to a Partner by hand delivery, regular mail (registered or certified mail return receipt requested in the case of notice to the General Partner), commercial courier service, telecopier, or electronic mail (with a confirmation copy by registered or certified mail in the case of notices to the General Partner by telecopier or electronic mail), and will be addressed to the Partner at his, her or its address as set out in the books and records of a Partnership (or to any other address as may be designated by any Partner by notice addressed to the General Partner in the case of notice given to any Partner, and to each of the Partners in the case of notice given to the General Partner). Notices will be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telecopier or by electronic mail. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4 AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS

This Agreement will be binding upon and inure to the benefit of the Partners and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the Partners may not be Transferred or delegated except as provided in this Agreement, and any attempted Transfer or delegation of those rights and obligations that is not made in accordance with the terms of this Agreement will be void.

29

8.5 CHOICE OF LAW; ARBITRATION

(a) Notwithstanding the location at which this Agreement is executed by any of the Partners, the Partners expressly agree that all the terms and provisions of this Agreement are governed by and will be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of the State of Delaware.

(b) To the extent such action is consistent with the provisions of the 1940 Act and other applicable law, any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement, or the breach, termination, or validity thereof, or any dispute, controversy, or claim arising out of, relating to, or in connection with a Partnership, including any claims of arbitrability, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the American Arbitration Association (“AAA”) Commercial Arbitration Rules (the “Rules”) in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Partners. The seat of the arbitration shall be Houston, Texas. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. The Partners submit to the non-exclusive jurisdiction of the State or Federal courts located in the Southern District of New York or the Southern District of Texas for the limited purpose of enforcing this agreement to arbitrate.

(c) The arbitration shall be conducted by three arbitrators. The Partner or Partners, initiating the arbitration, who shall be treated for purposes of this section as a single party, shall appoint one arbitrator in their demand for arbitration. The Partner or Partners named as respondents in the Demand for Arbitration, who shall be treated for purposes of this section as a single party, shall appoint one arbitrator within 30 Business Days after notice of the filing of the Demand for Arbitration is sent by the AAA. The arbitrators appointed by the parties shall, within 30 Business Days of the second appointed arbitrator, select the third arbitrator, and who shall chair the Tribunal. If any of the three arbitrators is not appointed within the time prescribed above, then the AAA shall appoint that arbitrator.

(d) The arbitration award shall be final and binding on the parties to the arbitration, and there shall be no appeal from the arbitrators’ decision except as provided by applicable law. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding. The right to arbitrate shall survive the termination of this Agreement. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. The Partners submit to the non-exclusive jurisdiction of the State or Federal courts located in the Southern District of New York or the Southern District of Texas for purposes of enforcing the arbitration award.

(e) Without prejudice to any right to obtain emergency measures of protection as provided under the Rules, a request by a party to a court of competent jurisdiction for interim measures necessary to preserve the party’s rights, including pre-arbitration attachments or injunctions, shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

(f) In order to facilitate the comprehensive resolution of related disputes, and upon request of any part to the arbitration proceeding, the arbitration tribunal may consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto relating to this Agreement or a Partnership. The arbitration tribunal shall not consolidate such arbitrations unless it determines that (i) there are issues of fact or law common to the two proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party would be prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by the arbitration tribunal constituted hereunder and the tribunal constituted under any related agreement or another arbitration tribunal constituted under this Agreement, the ruling of the earliest constituted panel under this Agreement shall control.

(g) EACH PARTNER UNDERSTANDS THAT ARBITRATION IS FINAL AND BINDING ON THE PARTNERS AND THAT THE PARTNERS IN EXECUTING THIS AGREEMENT ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

30

8.6 NOT FOR BENEFIT OF CREDITORS

The provisions of this Agreement are intended only for the regulation of relations among past, existing and future Partners, their assignees and each Partnership. This Agreement is not intended for the benefit of non-Partner creditors and, except to the extent provided in Section 3.10 of this Agreement, no rights are granted to non-Partner creditors under this Agreement.

8.7 CONSENTS

Any and all consents, agreements or approvals provided for or permitted by this Agreement (including minutes of any meeting) must be in writing and a signed copy of any such consent, agreement or approval will be filed and kept with the books of each Partnership.

8.8 PRONOUNS

All pronouns used in this Agreement will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons, firm or entity may require in the context in which they are used.

8.9 CONFIDENTIALITY

(a) A Limited Partner may obtain from the General Partner, upon reasonable demand for any purpose reasonably related to the Limited Partner’s Shares in the relevant Partnership, information regarding the affairs of such Partnership as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing the information and documents to be furnished, at what time and location and at whose expense) established by the General Partner in its sole discretion.

(b) Each Limited Partner agrees in executing this Agreement that, except as required by applicable law or any regulatory body, the Limited Partner will not divulge, furnish or make accessible to any other Person the name or address (whether business, residence or mailing) of any Limited Partner (collectively, “Confidential Information”) without the prior written consent of the General Partner, which consent may be withheld in its sole discretion.

(c) Each Partner recognizes that in the event that this Section 8.10 is breached by any Partner or any of its principals, Partners, members, directors, officers, employees or agents or any of the Partner’s Affiliates, including any of the Affiliate’s principals, Partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Partners and each Partnership. In recognition of that irreparable injury, any non-breaching Partner may have, in addition to any and all other remedies at law or in equity to which the non-breaching Partner and a Partnership may be entitled, the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection with obtaining the equitable relief. If any non-breaching Partner or a Partnership (“Initiating Non-Breaching Party”) determines that any other Partner or any of that Partner’s principals, Partners, members, directors, officers, employees or agents or any of the Partner’s Affiliates, including any of the Affiliates’ principals, Partners, members, directors, officers, employees or agents, should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Partners agrees to join the non-breaching Initiating Non-Breaching Party in pursuing injunctive relief in a court of appropriate jurisdiction.

(d) The General Partner will have the right to keep confidential from the Limited Partners, for any period of time as the General Partner deems reasonable in its sole discretion, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of a Partnership or could damage a Partnership or its business or that a Partnership is required by law or by agreement with a third party to keep confidential.

31

8.10 CERTIFICATION OF NON-FOREIGN STATUS

Each Limited Partner or transferee of Shares from a Limited Partner who or that is admitted to each Partnership in accordance with this Agreement will certify, upon admission to a Partnership and at any other time as the General Partner may request, whether the Limited Partner or transferee is a “United States Person” within the meaning of the Code on forms to be provided by each Partnership, and will notify each Partnership within 30 days of any change in the status of the Limited Partner or transferee. Any Limited Partner or transferee who or that fails to provide certification when requested to do so by the General Partner may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

8.11 SEVERABILITY

Each Partner agrees that the Partner intends that, if any provision of this Agreement is determined by a court of competent jurisdiction or regulatory authority with jurisdiction over each Partnership, the General Partner or the Adviser not to be enforceable in the manner set out in this Agreement, then the provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Agreement is held to be invalid or unenforceable, the invalidation or unenforceability will not affect the validity or enforceability of any other provision of this Agreement (or portion of the provision).

8.12 ENTIRE AGREEMENT

This Agreement constitutes the entire agreement among the Partners pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining to that subject matter.

Notwithstanding any other provision of this Agreement, including Section 8.1, each Partner, in executing this Agreement, acknowledges and agrees that the General Partner, on its own behalf or on behalf of the relevant Partnership, without the approval of the Limited Partners or any other Person, may enter into a written agreement or agreements with any other Partner, executed contemporaneously with the admission of the other Partner to the relevant Partnership, affecting or modifying the terms of, or establishing rights under, this Agreement or any subscription agreement. Each Partner agrees that any terms contained in any such other agreement with another Partner will govern with respect to the other Partner notwithstanding the provisions of this Agreement or any subscription agreement, and that the Partner will have no rights in respect of those granted in favor of such other Partner.

8.13 DISCRETION

To the fullest extent permitted by law, whenever in this Agreement a Person is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Person will be entitled to consider only those interests and factors as he, she or it desires, including his, her or its own interests, and, to the fullest extent permitted by law, will have no duty or obligation to give any consideration to any interest of or factors affecting a Partnership or the Limited Partners, or (b) in its “good faith” or under another express standard, then the Person will act under the express standard and will not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated by this Agreement or by relevant provisions of law or in equity or otherwise.

8.14 CONFLICTS

The Partners acknowledge and agree that the General Partner and its Affiliates may engage in activities in which their respective interests or the interests of their clients may conflict with the interests of each Partnership or the Limited Partners, and that the resolution of such conflicts may not always be resolved by the General Partner or its Affiliates in favor of a Partnership or the Limited Partners.

8.15 COUNTERPARTS

This Agreement may be executed in several counterparts, all of which together will constitute one agreement binding on all Partners, notwithstanding that all the Partners have not signed the same counterpart.

32

8.16 HEADINGS

The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions of this Agreement or otherwise affect their construction or effect.

[Remainder of Page Intentionally Left Blank]

33

IN EXECUTING THIS AGREEMENT, EACH PARTNER ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSES SET OUT IN SECTION 8.5 AND THE CONFIDENTIALITY CLAUSES SET OUT IN SECTION 8.10.

The Partners have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:

THE ENDOWMENT FUND GP, L.P.

By:	THE ENDOWMENT FUND MANAGEMENT, LLC, as its General Partner

By:
John A. Blaisdell, Managing Director

LIMITED PARTNERS:

Each Person who or that has signed, or has had signed on the Person’s behalf, a Limited Partner Signature Page, which will constitute a counterpart of this Agreement.

PART C:

OTHER INFORMATION

PMF Fund, L.P. (the “Fund”)

ITEM 25.	FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements:

Included in Part A: Not Applicable

Included in Part B: Not Applicable

(2)	Exhibits

	(a)(1)	Limited Partnership Agreement of the Fund, incorporated herein by reference from the Registrant’s initial Registration Statement on Form N-2, as filed with the SEC via Edgar on February 20, 2014 (the “Initial Registration Statement”).

	(a)(2)	Certificate of Limited Partnership of the Fund, incorporated herein by reference from the Initial Registration Statement.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Refer to Exhibit (a)(1).

	(e)	Not applicable.

	(f)	Not applicable.

	(g)	Investment Management Agreement between the Fund and Endowment Advisers, L.P., incorporated herein by reference from the Initial Registration Statement.

	(h)	Not applicable

	(i)	Not applicable

	(j)	Custodian Agreement between the Fund and Citibank N.A., incorporated herein by reference from the Initial Registration Statement.

	(k)(1)	Administration Agreement between each of the Fund, The Endowment PMF Master Fund, L.P. and PMF TEI Fund, L.P. with Citi Fund Services, Inc., filed herewith.

	(k)(2)	Investor Servicing Agreement between each of the Fund and PMF TEI Fund, L.P. with Endowment Advisers, L.P., incorporated herein by reference from the Initial Registration Statement.

	(l)	Not applicable

	(m)	Not applicable

	(n)	Not applicable

	(o)	Not applicable

	(p)	Not applicable

	(q)	Not applicable

	(r)(1)	Rule 17j-1 Code of Ethics of the Fund, incorporated herein by reference from the Initial Registration Statement.

1

(r)(2)	Rule 17j-1 Code of Ethics of Salient Capital, L.P., incorporated herein by reference from the Initial Registration Statement.

(r)(3)	Rule 17j-1 Code of Ethics of Endowment Advisers, L.P., incorporated herein by reference from the Initial Registration Statement.

ITEM 26.	MARKETING ARRANGEMENTS

Not applicable.

ITEM 27.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION OF SECURITIES BEING REGISTERED

Not Applicable

ITEM 28.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The Endowment PMF Master Fund, L.P., PMF TEI Fund, L.P., and PMF TEI (Offshore) Fund, Ltd. may be considered to be under common control with Registrant. Initially, The Endowment Master Fund, L.P. may be deemed to control the Registrant.

ITEM 29.	NUMBER OF HOLDERS OF SECURITIES

Record holders of limited partnership interests: 2149 as of April 22, 2014.

ITEM 30.	INDEMNIFICATION

Section 3.10 of the Limited Partnership Agreement states as follows:

(a)	To the fullest extent permitted by law, each Partnership will, subject to Section 3.10(c) of this Agreement, indemnify each General Partner and Adviser (including for this purpose each officer, director, member, Partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, a General Partner or Adviser or Partner of a General Partner or Adviser, and their executors, heirs, assigns, successors or other legal representatives) and each Director (and his employer, executors, heirs, assigns, successors or other legal representatives) (each such Person being referred to as an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been a General Partner, Adviser or Director of each Partnership, or the past or present performance of services to each Partnership by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial or arbitral decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 3.10 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 3.10. Notwithstanding the foregoing, claims, actions, suits and proceedings relating to or arising out of the internal affairs of the General Partner or the Adviser (including any claim solely involving the owners, directors or employees of such Persons) shall not be covered by the indemnification provisions of this Section 3.10.

(b)

Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by each Partnership in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to each Partnership amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 3.10(a) of this Agreement, so long as (1) the indemnitee provides security for the undertaking, (2) each Partnership is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other

2

action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

(c)	As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to each Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification will be provided in accordance with Section 3.10(a) of this Agreement if (1) approved as in the best interests of each Partnership by a majority of the Independent Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of each Partnership and that the indemnitee is not liable to each Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, or (2) the Directors secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that providing indemnification hereunder to such indemnitee would not result in protecting the indemnitee against any liability to each Partnership or its Partners to which the indemnitee would otherwise be subject by reason of the indemnitee’s willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d)	Any indemnification or advancement of expenses made in accordance with this Section 3.10 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial or arbitral decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to a Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.10, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 3.10. In any suit in the name of a Partnership to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, such Partnership will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.10 will be on each Partnership (or any Partner acting derivatively or otherwise on behalf of each Partnership or its Partners).

(e)	An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.10 or to which he, she or it may otherwise be entitled except out of the assets of a Partnership, and no Partner will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)	The rights of indemnification provided in this Section 3.10 will not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.10 will affect the power of each Partnership to purchase and maintain liability insurance on behalf of any General Partner, any Director, the Adviser or other Person.

(g)	The Partnership may, with consent of the Directors, enter into agreements indemnifying Persons providing services to each Partnership to the same, lesser or greater extent as set out in this Section 3.10.

Section 13 of the Investment Management Agreement between the Fund and Endowment Advisers, L.P. states as follows:

The provisions of Section 3.10 of the Partnership Agreement shall apply mutatis mutandis to provide for indemnification by the Fund of the Adviser and any Adviser Affiliate, and each of their partners, members, directors, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each of which or whom shall be an “indemnitee” under such Section 3.10), in accordance with the terms and conditions of such Section 3.10.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Information as to the directors and officers of the Endowment Advisers, L.P., together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is incorporated herein by reference to the Form ADV filed by the Adviser with the SEC under the Investment Advisers Act of 1940, as amended (SEC File No. 801-62618).

3

ITEM 32.	LOCATION OF ACCOUNTS AND RECORDS

All accounts, books, and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules promulgated thereunder are maintained at the offices of (1) the Fund, (2) the Fund’s Investment Adviser and Servicing Agent, (3) the Fund’s Custodian, and (4) the Fund’s Independent Administrator. The address of each is as follows:

1.	PMF Fund, L.P.

4265 San Felipe, Suite 800

Houston, TX 77024

2.	Endowment Advisers, L.P.

4265 San Felipe, Suite 800

Houston, TX 77024

3.	Citibank N.A.

388 Greenwich Street

New York, NY 10013

4.	Citi Fund Services, Inc.

3435 Stelzer Road

Columbus, Ohio 43219

ITEM 33.	MANAGEMENT SERVICES

Not applicable.

ITEM 34.	UNDERTAKINGS

Not Applicable.

4

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston in the State of Texas on the 29th day of April, 2014.

PMF FUND, L.P.

By:	/s/ John A. Blaisdell
Name:	John A. Blaisdell
Title:	Principal Executive Officer

5

Exhibit Index

(k)(1)	Administration Agreement between each of The Endowment PMF Master Fund, L.P. and PMF Fund, L.P., PMF TEI Fund, L.P. with Citi Fund Services, Inc.

6